UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a‐12

Boston Scientific Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Boston Scientific
Advancing science for life™

2025 Notice of Annual Meeting of Stockholders and Proxy Statement

Boston Scientific

A Letter from our CEO Michael F. Mahoney

March 19, 2025
Dear Boston Scientific Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (Annual Meeting) of Boston Scientific Corporation (the Company or Boston Scientific) to be held on May 1, 2025, at 8:00 a.m. Eastern Time. The Annual Meeting will be held in a virtual format only, via live webcast over the internet. You will be able to join the Annual Meeting and vote and submit your questions online by visiting www.virtualshareholdermeeting.com/BSX2025. We have designed the virtual Annual Meeting to ensure that stockholders are afforded the same opportunity to participate as they would have at an in‐person meeting, including the right to vote and ask questions through the virtual meeting platform. Reference to “in person” attendance or voting in our proxy materials refers, therefore, to attending or voting at the Annual Meeting virtually.
On or about March 19, 2025, we will mail to our stockholders of record at the close of business on Friday, March 7, 2025, the record date for our Annual Meeting, an Important Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2024 (Annual Report) on the internet and how to vote their shares via the internet. If you received a Notice by mail, you will not receive printed proxy materials unless you specifically request them. Both the Notice and the Proxy Statement contain instructions on how you can request a paper copy of our Proxy Statement and Annual Report.
The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to vote your shares. Accordingly, we request that as soon as possible, you vote via the internet or, if you have received printed proxy materials, you vote via the internet, by telephone or by mailing your completed proxy card or voter instruction form.
Our growth strategy at Boston Scientific over the past decade has focused on category leadership: to become the go-to company in the medical specialties we serve. Thanks to the unparalleled talent and commitment of our global teams, in 2024 we continued to see the results of that long-term strategy as we achieved one of the strongest years in our company’s 45-year history.
Working together, we moved from consistently outperforming our peers to becoming one of the highest-performing large cap companies in medtech. We fueled our pipeline with acquisitions that add innovative high-growth products to our portfolio, launched approximately 100 products, generated new evidence through clinical trials, expanded our manufacturing and supply chain capacity to meet growing demand, and enhanced our digital and AI capabilities. Most important, we helped improve the lives of more than 44 million patients around the world.
While the Company’s biggest news of 2024 was our groundbreaking advancements for cardiology patients – accomplishments I could not be prouder of – there’s so much more to report. When you look across our entire company, you’ll find key growth drivers in all our businesses. The depth and breadth of our portfolio is the result of years of focus and discipline and puts Boston Scientific in a strong position for continued growth. These successes are possible because of the skills and values-driven efforts of our employees—approximately 53,000 around the world. I am incredibly grateful for their dedication.
Looking forward, we continue to focus on our long-range financial goals of above market revenue growth, expanded operating margins, double-digit adjusted EPS growth and strong cash flow generation. We aim to consistently be the highest-performing large cap company in medtech, and we are making investments today to drive growth over the long term. Boston Scientific is in an excellent position to continue increasing value for customers, employees and stockholders.

2025 Proxy Statement	i

A Letter from our CEO
Focused on Growth
Boston Scientific devices and therapies help physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. Our category leadership strategy involves deepening our focus in those areas, as well as expanding into high-growth markets and adjacencies that complement our existing offerings. Our strategy also guides our venture capital investments –often allowing us to invest early in promising technologies – and increases our ability to take smart risks.
In 2024, we made the following business development announcements: our completed acquisition of Axonics, Inc. adds differentiated devices that treat urinary and bowel dysfunction to our robust urology portfolio and enables our expansion into sacral neuromodulation; the close of our Silk Road Medical, Inc. acquisition brings a new approach for stroke prevention and the treatment of carotid artery disease through a procedure called transcarotid artery revascularization (TCAR); and our acquisition of Cortex, Inc., completed in January 2025, complements our electrophysiology portfolio with a differentiated cardiac mapping solution to assist with complex atrial fibrillation cases. With the acquisition of SoundCath, Inc., we are developing an intracardiac echocardiography product that has the potential to simplify visualization during ablation and other cardiac procedures.
We also announced our entry into a definitive agreement to acquire Intera Oncology, Inc., whose hepatic artery infusion pump and chemotherapy drug will add to our treatments for liver cancer. And in early 2025 we announced our entry into a definitive agreement to acquire Bolt Medical, Inc., a company in which we are already a strategic investor. Upon U.S. Food and Drug Administration (FDA) approval, the addition of their intravascular lithotripsy platform can help us better serve physicians and their patients with coronary and peripheral artery disease and provides a platform for future innovation. Both acquisitions are expected to close in the first half of 2025, subject to customary closing conditions.
Leading a Global Transformation in AFIB
Atrial fibrillation (AF, often called “AFib”) is the most common form of abnormal heart rhythm. It is conservatively estimated to affect 38 million people worldwide, a number that’s expected to nearly triple by 2030. In treatment for AF, we are a leader in left atrial appendage closure (LAAC) devices; at the same time, we have disrupted the fastest-growing segment of AF treatment with our explosive entry into pulsed field ablation (PFA). We are committed to our category leadership strategy in both areas, driven by smart investments, clinical evidence and commercial excellence.
Leading an expansion in LAAC
Ten years ago, we introduced to physicians in the United States our WATCHMAN™ LAAC technology for patients with non-valvular AF (NVAF). This year we celebrated the milestone of having helped physicians treat more than 500,000 patients globally.
In 2024 we continued expanding our reach with our newest-generation WATCHMAN FLX™ Pro LAAC Device, as well as with the FDA clearance and U.S. launch of the WATCHMAN TruSteer™ Access System, a steerable sheath designed to improve implant success. We also announced the results of the global OPTION clinical trial for our WATCHMAN technology. Patients with AF who are at high to moderate stroke risk are typically prescribed long-term anticoagulation medications after an ablation. The OPTION clinical trial found that for high-risk patients with NVAF who have undergone an ablation, receiving the WATCHMAN FLX device reduced their stroke risk just as effectively as oral anticoagulants, and with significantly less bleeding risk. Our goal is to make the WATCHMAN device a frontline therapy for this subset of patients and ultimately, a frontline therapy for a broader number of patients with AF who are at risk of stroke.
Innovation in high-growth AF procedures
The January 2024 FDA approval of our FARAPULSE™ Pulsed Field Ablation (PFA) System kicked off one of our most exciting years at Boston Scientific. In under a year, we have transformed the fast-growing AF ablation market with our unique PFA technology. Its rapid adoption in Europe and the United States, plus launches in China and Japan, have swiftly positioned us as a leading player in PFA with more than 200,000 patients already treated with the FARAPULSE PFA System. This success drew upon our global teams’ talents for scientific innovation, manufacturing logistics and commercial excellence, and is a testament to their incredible skill.
As part of our plan to continue our category leadership strategy in AF ablation, we also launched a next-generation of cardiac mapping for visualization during FARAPULSE procedures: the FARAWAVE™ NAV Ablation Catheter, our new FARAVIEW™ Software Module, and the OPAL™ HDx Mapping System. Meanwhile, phase one of the ADVANTAGE AF clinical trial further confirmed the safety and efficacy of the FARAPULSE PFA System and is intended

ii	2025 Proxy Statement

A Letter from our CEO
to support an indication expansion for patients with persistent AF. We recently completed enrollment in another trial, AVANT GUARD, to evaluate the FARAPULSE PFA System as a first-line treatment for persistent AF.
Two technologies, one efficient procedure
Our ability to serve patients with AF expanded when the U.S. Centers for Medicare and Medicaid Services (CMS) approved a new payment for concomitant cardiac ablation and LAAC procedures. This new payment makes it possible for more patients in the U.S. to undergo and receive coverage for cardiac ablation and LAAC procedures simultaneously and avoid multiple procedures, when physicians feel this is the best course of action. With this approach, patients may be able to be taken off oral anticoagulation therapy earlier, and hospitals can optimize their workflow.
Addressing Unmet Needs to Improve Patient Care
Across the specialties we serve, we are always collaborating with customers to identify clinical challenges in need of solutions. This year we worked to address those unmet needs in a variety of ways:
•Devising meaningful solutions: In patients with coronary artery disease, coronary stenting is commonly used to restore blood flow to the heart, but in some cases those stented vessels become blocked or narrowed again. We received FDA approval for our AGENT™ Drug-Coated Balloon (DCB), which we designed to reopen those vessels, then transfer a therapeutic drug to the vessel wall to help prevent reoccurrence. Already in use in Europe and Japan, the AGENT DCB is the first coronary drug-coated balloon in the U.S.
•Expanding therapy indications to treat more patients: Based on clinical trial data, the FDA approved an expanded indication for our WaveWriter™ Spinal Cord Stimulator Systems for the treatment of chronic low back and leg pain in people who have not had back surgery, commonly referred to as non-surgical back pain. This will provide physicians more choices to help their patients find relief.
•Delivering actionable insights with AI: We are harnessing the power of AI and digital technologies to improve diagnostics and provide decision support. For example, our AI-powered BeatLogic™ Cardiac Algorithm analyzes data from wearable cardiac devices to detect variations in heart rhythms so doctors can take preventive action quickly. Our AVVIGO+™ Multi-Modality System is the first AI-enabled intravascular imaging system. It helps spot, measure and assess lesions faster, increasing procedural efficiency and simplifying complex procedures so that more patients can have access to specialty care.
•Promoting high-quality care supported by reimbursement: Our dedicated Health Economics Market Access team performs analytics and research to support commercial coverage and reimbursements. This year, our results included the announcement of a category 1 CPT code to support reimbursement of endobariatric procedures with our Overstitch™ Endoscopic Suturing System.
Further details about our work to increase patient access to care, as well as our efforts to improve the health of people and the planet, will be available in our 2024 Performance Report.
Looking Forward
Our 2024 results are a testament to the many ways Boston Scientific continues to bring shared value to customers, employees, communities and stockholders. They also reflect a long-term category leadership strategy to establish us as an extraordinary company for years to come—we are nowhere near finished! I am grateful to our high-performing global teams, whose winning spirit and passion for patient care enable Boston Scientific to perform at such a high level. I also extend my sincere gratitude to the patients and customers who place their trust in our devices and therapies every day.
On behalf of all of us at Boston Scientific, I would like to thank our Board of Directors for their commitment as well as you, our stockholders, for your continued support. Together, we are working to advance science and transform lives.
Michael F. Mahoney
Chairman of the Board of Directors
President and Chief Executive Officer

2025 Proxy Statement	iii

Notice of Annual Meeting of Stockholders

	Date and Time Thursday, May 1, 2025, at 8:00 a.m. Eastern Time	Who Can Vote Only stockholders of record at the close of business on Friday, March 7, 2025, are entitled to notice of and to vote at the meeting or any adjournments

Location Online only at www.virtualshareholdermeeting.com/BSX2025

Voting Items
PROPOSAL		BOARD VOTING RECOMMENDATION
1	Elect to the Board of Directors ten nominees for director;	FOR each director nominee

2	Approve, on a non-binding, advisory basis, the compensation of our named executive officers;	FOR

3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year; and	FOR

4	Stockholder proposal titled “Support Simple Majority Vote,” if properly presented	NO RECOMMENDATION

Voting Methods Your vote is important. We encourage you to vote by proxy, even if you plan to attend the virtual meeting.

By Internet www.proxyvote.com	By Mail Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717

By QR Code Scan with your smartphone	Online at Annual Meeting www.virtualshareholdermeeting.com/BSX2025

By Phone 1-800-690-6903

iv	2025 Proxy Statement

Notice of Annual Meeting of Stockholders
Marlborough, Massachusetts
March 19, 2025
The 2025 Annual Meeting of Stockholders of Boston Scientific Corporation (Annual Meeting) will be held on Thursday, May 1, 2025, at 8:00 a.m. Eastern Time. To maximize stockholder participation and provide a consistent experience regardless of location, our 2025 Annual Meeting will be held in a virtual format via live webcast over the internet. You will be able to join the Annual Meeting and vote and submit your questions online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BSX2025. We have designed the virtual Annual Meeting to ensure stockholders are afforded the same opportunity to participate as they would have at an in-person meeting, including the right to vote and ask questions on the virtual meeting platform. The Annual Meeting will take place for the following purposes:

1	to elect to the Board of Directors ten nominees for director;

2	to approve, on a non-binding, advisory basis, the compensation of our named executive officers;

3	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year;

4	consider and vote on a stockholder proposal titled “Support Simple Majority Vote,” if properly presented; and

5	to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on Friday, March 7, 2025, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting, we encourage you to submit your proxy as soon as possible. For specific instructions, please refer to your Important Notice of Internet Availability of Proxy Materials or to the question on page 3 of the accompanying Proxy Statement entitled “How do I vote by proxy?”

At the direction of the Board of Directors,
Vance R. Brown
Corporate Secretary

2025 Proxy Statement	v

vi	2025 Proxy Statement

Information About the Annual Meeting and Voting
The Annual Meeting
The 2025 Annual Meeting of Stockholders (Annual Meeting) of Boston Scientific Corporation (the Company) will be held on Thursday, May 1, 2025, at 8:00 a.m. Eastern Time. To maximize stockholder participation and provide a consistent experience regardless of location, our Annual Meeting will be held in a virtual format via live webcast over the internet. You will be able to join the Annual Meeting and vote and submit your questions online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BSX2025. We have designed the virtual Annual Meeting to ensure stockholders are afforded the same opportunity to participate as they would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
At this meeting, stockholders will be asked to elect ten nominees for director; approve, on a non-binding, advisory basis, the compensation of our named executive officers; ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year; and consider and vote on a stockholder proposal titled “Support Simple Majority Vote,” if properly presented. Management will also respond to questions from stockholders.
Our principal executive offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752, and our telephone number is (508) 683-4000. When used in this Proxy Statement, the terms “we,” “us,” “our,” “Boston Scientific” and “the Company” mean Boston Scientific Corporation and its businesses and subsidiaries.

Why am I receiving these materials?
In connection with its solicitation of proxies for use at our Annual Meeting, our Board of Directors (Board) (i) has made these materials available to you via the internet or, upon your request, via email; or (ii) upon your request, has delivered or will deliver printed versions of these materials to you by mail. As a stockholder of record of our common stock at the close of business on March 7, 2025, the record date for our Annual Meeting, you are invited to attend the virtual Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (SEC), we are making this Proxy Statement and our Annual Report for the year ended December 31, 2024 (Annual Report and, together with this Proxy Statement, the proxy materials) available to stockholders electronically via the internet. Stockholders will be able to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials (Notice) or request to receive printed copies of the proxy materials and a proxy card. Instructions on how to access the proxy materials via the internet or to request a printed copy may be found in the Notice and in this Proxy Statement. We believe this electronic process expedites your receipt of the proxy materials and reduces the cost and environmental impact of printing proxy materials for our Annual Meeting. On or about March 19, 2025, stockholders of record and beneficial owners of our common stock at the close of business on March 7, 2025 will be sent a Notice instructing them as to how to receive their proxy materials via the internet. The proxy materials will be available on the internet as of March 19, 2025.

2025 Proxy Statement	1

Information About the Annual Meeting and Voting

Why is the meeting being held virtually again this year?
We believe a virtual meeting facilitates expanded stockholder access and participation and provides a consistent experience to stockholders, regardless of location. You will be able to join the Annual Meeting and vote and submit questions online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BSX2025 and using the 16-digit control number included on the Notice, on your proxy card, or on your voting instruction form provided by your broker, bank or other nominee. Online check-in will be available at the virtual meeting site approximately 15 minutes prior to the beginning of the Annual Meeting.

How can I electronically access the proxy materials?
Beginning March 19, 2025, you can access the proxy materials and vote your shares online at www.proxyvote.com. The proxy materials are also available on our own website at https://investors.bostonscientific.com/financials-and-filings/annual-results-and-proxy-statements.

How can I obtain a full set of printed proxy materials?
You may request a free full set of printed proxy materials by (i) visiting www.proxyvote.com; (ii) calling (800) 579-1639 or (iii) sending an email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line. In order to receive the proxy materials prior to the Annual Meeting, you should request a copy prior to April 17, 2025.

Who is entitled to vote at the Annual Meeting?
Stockholders who held shares of our common stock at the close of business on Friday, March 7, 2025, are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

How many shares are eligible to be voted and how many shares are required to hold the Annual Meeting?
A quorum is required to hold the Annual Meeting and conduct business. The presence at the Annual Meeting, virtually or by proxy, of stockholders holding a majority of our common stock outstanding as of the close of business on Friday, March 7, 2025, the record date, will constitute a quorum for purposes of holding and conducting business at the Annual Meeting. As of March 7, 2025, we had 1,479,070,196 shares of our common stock outstanding — each entitled to one vote at the Annual Meeting — meaning that 739,535,099 shares of common stock must be represented virtually or by proxy to have a quorum. Our common stock is our only outstanding class of voting securities. For purposes of determining whether a quorum exists, broker non-votes (as described further below) and proxies received but marked “ABSTAIN” will be counted.

What am I voting on?
You are voting on the following proposals:
1.the election of ten director nominees to the Board;
2.the approval, on a non-binding, advisory basis, the compensation of our named executive officers;
3.the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year;
4.a stockholder proposal titled ”Support Simple Majority Vote,” if properly presented; and
5.any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

2	2025 Proxy Statement

Information About the Annual Meeting and Voting

How does the Board recommend that I vote?
The Board recommends that you vote:
1.FOR the election of each of the ten director nominees;
2.FOR the compensation of our named executive officers;
3.FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year; and
4.The Board is not making a recommendation FOR or AGAINST the stockholder proposal titled “Support Simple Majority Vote.”

How do I vote by proxy?
Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, you may give a proxy to be voted at the Annual Meeting either:
•via the internet pursuant to the instructions provided in the Notice; or
•if you received printed proxy materials, via the internet, telephone or mail pursuant to the instructions provided on the proxy card.
If you vote by mail, no postage is required if your proxy card is mailed in the United States. If you properly vote pursuant to the instructions provided in the Notice or properly complete and deliver your proxy card (whether electronically, by mail or telephone) and our Inspector of Election receives your instructions in time to vote at the Annual Meeting, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign and return your proxy card, but do not make specific selections, your proxy will vote your shares as recommended by the Board. If any other matter is properly presented at the Annual Meeting, including a proposal to postpone or adjourn the meeting, your proxy will vote your shares in accordance with his or her discretion. At present, the Board knows of no other business that is intended to be brought before or acted upon at the Annual Meeting.

What if I need assistance with voting or have questions regarding the Annual Meeting?
If you need assistance with the voting of your shares or have questions regarding the Annual Meeting, please contact our proxy solicitation advisor:
Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
(844) 866-9429 (Toll Free in the United States)
Stockholders are encouraged to login to the virtual meeting prior to the start time in order to leave ample time to confirm the internet connection is sufficient to access the virtual meeting site and to allow sufficient time to login and familiarize themselves with the virtual meeting features. If you have technical difficulties accessing or using the virtual meeting site during the Annual Meeting, you should call the technical support number on the virtual meeting site. The virtual meeting site is supported on web browsers (e.g., Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plug-ins.

2025 Proxy Statement	3

Information About the Annual Meeting and Voting

How are votes counted?
In the election of directors, for each of the nominees, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN” with respect to any nominee, it will not count as a share actually voted and will have no effect on the determination as to that nominee. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.
In the advisory vote to approve the compensation of our named executive officers, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it will not count as a share actually voted and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.
In the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it will not count as a share actually voted and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.
In the advisory vote on the stockholder proposal titled “Support Simple Majority Vote,” your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it will not count as a share actually voted and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be counted as an “ABSTAIN.”

How many votes are required to approve each proposal?
1.Under our By-Laws, except as otherwise required by law, each nominee for director shall be elected to the Board by the affirmative vote of the majority of votes cast, virtually at the meeting or by proxy, by the holders of shares entitled to vote at a meeting at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected at any such meeting, as determined by the Corporate Secretary of the Company as of the record date for such meeting, the directors shall be elected by a plurality of the votes cast, virtually at the meeting or by proxy. The number of nominees does not exceed the number of directors to be elected at the Annual Meeting. The affirmative vote of the majority of votes cast means that the number of shares voted “FOR” exceeds the number of votes cast “AGAINST” with respect to a given nominee. For each nominee, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted and will have no effect on the determination of the nominee’s election. In the event that a director nominee fails to receive an affirmative majority of the votes cast in an election where the number of nominees is less than or equal to the number of directors to be elected, the Board, within its powers, may decrease the number of directors, fill the vacancy, or take other appropriate action.
2.The affirmative vote of a majority of shares with voting power present virtually or represented by proxy and which have actually voted on the proposal is required to approve, on an advisory basis, the compensation of our named executive officers. The vote is advisory and non-binding in nature, but the Executive Compensation and Human Resources Committee of our Board (Compensation Committee) will take into consideration the outcome of the vote when considering future executive compensation arrangements. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted and will have no effect on the determination of this proposal.
3.The affirmative vote of a majority of shares with voting power present virtually or represented by proxy and which have actually voted on the proposal is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted and will have no effect on the determination of this proposal.

4	2025 Proxy Statement

Information About the Annual Meeting and Voting
4.The affirmative vote of a majority of shares with voting power present virtually or represented by proxy and which have actually voted on the proposal is required to approve, on an advisory basis, the stockholder proposal regarding simple majority voting. The vote is advisory and non-binding in nature, but the Board will take into consideration the outcome of the vote. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted and will have no effect on the determination of this proposal.
At present, the Board knows of no other matters to be presented for stockholder action at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a broker, trustee, bank, other financial intermediary or other nominee rather than directly in their own name. As summarized below, there are some differences between stockholders of record and beneficial owners.
Stockholders of Record
If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, as of the close of business on Friday, March 7, 2025, you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being made available, electronically or otherwise, directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or a third party, or to vote virtually at the Annual Meeting. The Company has made available a proxy card or electronic voting means for you to use for voting purposes.
Beneficial Owners
If your shares are held through a brokerage firm, trustee, bank, other financial intermediary or other nominee, as of the close of business on Friday, March 7, 2025, you are considered the beneficial owner of those shares held in “street name”, and the Notice or proxy materials are being made available, electronically or otherwise, by the Company to your broker, trustee, bank, other financial intermediary or other nominee (the intermediary) and they will forward these materials to you, together with a voting instruction form if furnished via paper copy to your intermediary. As the beneficial owner, you have the right to direct your intermediary on how to vote and are also invited to virtually attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote these shares virtually at the Annual Meeting, unless you request, complete and deliver a legal proxy from your intermediary. If you requested printed proxy materials, your intermediary will enclose a voting instruction form for you to use in directing the intermediary regarding how to vote your shares.

What discretion does my broker have to vote my shares held in “street name?”
The NYSE rules allow your broker to vote your shares in its discretion on “routine” proposals when it has not received instructions from you at least ten days prior to the Annual Meeting. The proposal regarding the ratification of the appointment of our independent registered public accounting firm is a matter considered routine under applicable rules and, therefore, your broker may vote on your behalf for this matter if you do not otherwise provide instructions. The election of directors, the advisory vote on the compensation of our named executive officers and the stockholder proposal titled “Support Simple Majority Vote” are not considered routine matters. If you do not instruct your broker how to vote your shares on the non-routine matters, your broker will not be permitted to vote your shares on such matters. This is referred to as a “broker non-vote.”
Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and that have not received voting instructions from their clients) are counted for purposes of determining whether a quorum is present, but are not counted or deemed to be present, represented or voted for the purpose of determining whether stockholders have approved a proposal. A broker non-vote will have no effect on the outcome of the election of directors, the advisory vote on the compensation of our named executive officers and the stockholder proposal regarding simple majority vote.

2025 Proxy Statement	5

Information About the Annual Meeting and Voting

How do I vote my 401(k) shares?
If you participate in our 401(k) Retirement Savings Plan, as amended and restated (401(k) Plan), you will receive a single proxy card (together with the proxy materials) or Notice that covers all shares credited to your plan account(s) and shares that you own of record that are registered in the same name. If your plan account(s) are registered in different names, you will receive separate proxy cards or Notices for your record and plan holdings. You may vote your shares by following the instructions provided in your proxy card or Notice and utilizing the credentials provided therein. Your vote will serve to instruct the trustees and fiduciaries of our 401(k) Plan how to vote any shares of our common stock held in our 401(k) Plan on your behalf. Shares of our common stock held in our 401(k) Plan must be voted on or before 11:59 p.m. Eastern Time on April 28, 2025. The trustee and fiduciaries of our 401(k) Plan will vote shares for which timely instructions are not received in the same proportion as other plan shares that were voted.

What happens if I don’t specify how I want my shares voted on one or all of the proposals?
If you are the stockholder of record and you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” the compensation of our named executive officers, “FOR” the ratification of our independent registered public accounting firm, Ernst & Young, and as an “ABSTAIN” for the stockholder proposal titled “Support Simple Majority Vote.” If you hold your shares in “street name,” please see the discussion above on “What discretion does my broker have to vote my shares held in ‘street name?’”

Can I change my vote or revoke my proxy after I have already voted or given my proxy?
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the proxy is voted at the Annual Meeting. To revoke a previously submitted proxy and change your vote, you may:
•mail a written notice “revoking” your earlier vote to Broadridge Financial Solutions, Inc. (Broadridge), 51 Mercedes Way, Edgewood, NY 11717;
•submit to Broadridge a properly completed and signed proxy card with a later date;
•vote again telephonically at 1-800-690-6903 or electronically at www.proxyvote.com or using our QR code (available until 11:59 p.m. Eastern Time on April 30, 2025); or
•vote virtually while logged in and participating at the Annual Meeting; however, your virtual attendance at the Annual Meeting alone will not revoke your proxy.
Your last dated proxy, properly completed and timely received prior to, or vote cast at, the Annual Meeting will be counted. If you own your shares in street name, please contact your broker or other intermediary for instructions on changing your vote or revoking your proxy.

Can I vote at the virtual meeting?
Yes. If you are the stockholder of record of the shares, you will have the opportunity to vote virtually when you attend the virtual Annual Meeting online by visiting www.virtualshareholdermeeting.com/BSX2025. In order to vote during the Annual Meeting, you will use the 16-digit control number included on the Notice, on your proxy card, or on your voting instruction form provided by your broker, bank or other nominee. However, since a beneficial owner holding shares in street name is not the stockholder of record, if you are such a beneficial owner of shares, you may not vote your shares virtually at the virtual Annual Meeting unless you obtain a legal proxy from the broker or other intermediary that holds your shares giving you the right to vote the shares at the Annual Meeting. Please provide the legal proxy information once you log into the Annual Meeting.

Who will count the votes?
Broadridge has been engaged as our independent agent to tabulate stockholder votes and has separately engaged Carl T. Hagberg and Associates on our behalf to act as Inspector of Election for the meeting.

6	2025 Proxy Statement

Information About the Annual Meeting and Voting

Is voting confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:
•as necessary to meet applicable legal requirements;
•to allow for the tabulation and certification of votes; and
•to facilitate a successful proxy solicitation.
Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

How can I participate and ask questions at the Annual Meeting?
We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. To submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the Notice or proxy card that you received in the mail, or via email if you have elected to receive material electronically. You may log in 15 minutes before the start of the Annual Meeting and submit questions online. You will also be able to submit questions during the Annual Meeting. We encourage you to submit any question that is relevant to the business of the Annual Meeting. Appropriate questions asked during the Annual Meeting will be read and addressed during the Annual Meeting, as time permits. Questions and answers may be grouped by topic, and we will group substantially similar questions together and answer them once. Questions regarding personal matters or general economic or political questions that are not directly related to the business of our Company are not pertinent to Annual Meeting matters and, therefore, will not be answered. We will limit each stockholder to one question to allow us to answer questions from as many stockholders as possible. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we encourage stockholders to contact us separately after the Annual Meeting. We encourage stockholders to log into the webcast at least 15 minutes prior to the start of the Annual Meeting to test their internet connectivity. We want to be sure that all our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, so all members of our Board and certain executive officers are expected to join the Annual Meeting and be available for questions.

What do I do if I have technical problems during the Annual Meeting?
If you encounter any difficulties accessing the Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting website login page.

What happens if the Annual Meeting is adjourned or postponed?
Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted, provided such new proxy or revocation is properly completed and timely received.

Will any other business be considered or presented at the Annual Meeting?
Our By-Laws provide that a stockholder may present business to be considered at the Annual Meeting only if proper prior written notice was timely received by us. Other than the items of business described in this Proxy Statement, our Board is not aware of any other business to be acted upon at the Annual Meeting; however, if any other business does properly come before the Annual Meeting, the persons named as proxies on the proxy card will vote your shares in accordance with their discretion.

2025 Proxy Statement	7

Information About the Annual Meeting and Voting

How can I find the results of the Annual Meeting?
We will report the final voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. The Form 8-K will be available on the SEC’s website, www.sec.gov, as well as on our own website at https://investors.bostonscientific.com/financials-and-filings/sec-filings.

Who is soliciting my vote pursuant to this Proxy Statement?
Our Board is soliciting your vote.

Is there a list of stockholders entitled to vote at the Annual Meeting?
A list of stockholders entitled to vote at the Annual Meeting will be available for the period of ten days prior to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m. Eastern Time, at our Corporate Headquarters located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752. If you would like to view the stockholder list, please contact our Corporate Secretary to schedule an appointment by calling (508) 683-4000 or writing to our Corporate Secretary at 300 Boston Scientific Way, Marlborough, Massachusetts 01752.

8	2025 Proxy Statement

Internet Availability of Proxy Materials
Under rules adopted by the SEC, we are furnishing our proxy materials to our stockholders primarily via the internet instead of mailing printed copies of those materials to each stockholder. On or about March 19, 2025, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) an Important Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. The Notice also instructs stockholders on how to vote via the internet.
This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources; however, if you would prefer to receive printed proxy materials and a proxy card, please follow the instructions included in the Notice and in this Proxy Statement. If you have previously elected to receive our proxy materials electronically, these materials will continue to be made available to you via email until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials and a proxy card in paper format until you elect otherwise.
Cautionary Statement Regarding
Forward-Looking and Other Statements
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend” and other similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in the Quarterly Reports on Form 10-Q that we have filed or will file hereafter under the heading “Risk Factors” and “Safe Harbor for Forward-Looking Statements.” The forward-looking statements speak only as of the date of this Proxy Statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements, except as required by law. This cautionary statement is applicable to all forward-looking statements contained in this document.
This Proxy Statement contains statements regarding individual and Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation plans and programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

2025 Proxy Statement	9

Proposal 1: Election of Directors

Our Board of Directors unanimously recommends that you vote “FOR” the election of all ten of these nominees for director. Vote Required: Majority of votes cast

Summary
Our entire Board is elected annually by our stockholders and currently consists of eleven members.
On February 9, 2025, Charles J. Dockendorff, a director of the Company since 2015, informed the Company that he would not be standing for re-election to the Board at the Annual Meeting and until then will continue to serve as a director of the Company and remain in his committee roles with the Board. We are deeply grateful for the immense contributions Mr. Dockendorff has made to our Company, our Board, and our stockholders.
Our remaining ten directors have been nominated by our Board, upon the recommendation of our Nominating and Governance Committee, to stand for election at the Annual Meeting for a one-year term, to hold office until the 2026 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. The nominees for election at the Annual Meeting are: Yoshiaki Fujimori, David C. Habiger, Edward J. Ludwig, Michael F. Mahoney, Jessica L. Mega, Susan E. Morano, Cheryl Pegus, John E. Sununu, David S. Wichmann and Ellen M. Zane.
Each of the director nominees is willing and able to stand for election at the Annual Meeting, and we know of no reason why any of the nominees would be unable to serve as a director. Should such a situation arise, however, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

10	2025 Proxy Statement

Proposal 1: Election of Directors
Director Nominees at a Glance
Diverse Range of Experience, Skills and Qualifications Represented by our 2025 Director Nominees

	Fujimori	Habiger	Ludwig	Mahoney	Mega	Morano	Pegus	Sununu	Wichmann	Zane

Academia		✓	✓		✓	✓	✓			✓
Business Strategy	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓		✓		✓	✓	✓
Environmental, Health, Safety & Sustainability		✓	✓				✓		✓
Executive Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance / Capital Allocation		✓	✓	✓		✓	✓	✓	✓	✓
Financial Literacy / Accounting		✓	✓			✓	✓	✓	✓	✓
Government / Public Policy		✓	✓		✓		✓	✓	✓	✓
Human Capital Management / Compensation		✓	✓	✓			✓		✓	✓
International	✓	✓	✓	✓	✓				✓
Manufacturing	✓	✓		✓				✓	✓
Marketing / Sales	✓	✓		✓			✓
Medical Device Industry	✓	✓	✓	✓		✓	✓
Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓		✓
Operations		✓		✓			✓	✓	✓	✓
Public Company Board	✓	✓	✓	✓	✓		✓	✓	✓	✓
Risk Management	✓	✓					✓	✓	✓
Technology / Systems / Cybersecurity		✓			✓		✓		✓

2025 Proxy Statement	11

Proposal 1: Election of Directors
Board of Director Nominees at a Glance

S&P* Average for Independent Directors: 63.4
*per 2024 Spencer Stuart Board Index
S&P* Average for Independent Directors: 7.8
*per 2024 Spencer Stuart Board Index

12	2025 Proxy Statement

Proposal 1: Election of Directors
Director Nominees
The biography of each of the nominees is listed below and contains information regarding the person’s service as a director, business experience, public company director positions currently held or held at any time during the last five years, information regarding involvement in certain legal or administrative proceedings (if applicable), and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director. Each of the director nominees listed below exemplifies how our Board values professional experience in business, education, policy and governmental fields, as well as diversity. Our Board believes these strong backgrounds and sets of skills provide the Board, as a whole, with a strong foundation of technical expertise and a wealth of diverse experience in a wide variety of areas to address the current and anticipated needs of the Company as its opportunities and challenges evolve.

Yoshiaki Fujimori Independent	Age: 73

Senior Executive Advisor, Japan to CVC Capital Partners Director since: July 2016 Board Committees: Risk (Chair)
Experience Highlights:
Mr. Fujimori currently serves as Senior Executive Advisor of Japan to CVC Capital Partners, a position he has held since February 2017. He was an advisor to the LIXIL Group Corporation from June 2016 to December 2019 and was the President and Chief Executive Officer of the LIXIL Group Corporation from August 2011 to June 2016. Prior to joining LIXIL, he was Chairman, President and Chief Executive Officer of General Electric Japan from January 2008 to June 2011. In his 25 years at General Electric Company, beginning in October 1986, he held a variety of positions including Senior Vice President and Chief Executive Officer of a number of Asian and global business divisions, including Medical Systems, Plastics, and Capital. Mr. Fujimori also served as a member of the General Electric’s Corporate Executive Council from 2001 to 2010. He formerly served as a director of Shiseido Company Limited, Toshiba Corporation, Japan Construction Material & Housing Equipment Industries Federation and Tokyo Electric Power Company Holdings. Mr. Fujimori is currently a director of Blaize, Inc., Oracle Corporation, Japan and Takeda Pharmaceutical Company Limited. Mr. Fujimori received an MBA from Carnegie Mellon Graduate School of Business and a BA in petroleum engineering from the Tokyo University of Science.
Select Skills and Qualifications:
Mr. Fujimori’s qualifications to serve on our Board include his expertise in international business, including developing markets, with a particular emphasis on operations and manufacturing in Japan and Asia, technology, and his service on other public company boards.

2025 Proxy Statement	13

Proposal 1: Election of Directors

David C. Habiger Independent	Age: 56

President and Chief Executive Officer of J.D. Power Director since: July 2024 Board Committees: Audit (Financial Expert) Executive Compensation and Human Resources
Experience Highlights:
Mr. Habiger is the President and Chief Executive Officer of J.D. Power, a market research and data analytics company. Prior to joining J.D. Power as its CEO in March 2018, he founded and was partner of Silicon Media Partners beginning in January 2016, served as a senior advisor at Silver Lake Partners, a private equity firm, from October 2013 to October 2020, and was a venture partner at Prizker Group, a venture capital firm, from January 2013 to October 2019. Mr. Habiger served as Chief Executive Officer of Textura Corporation through its sale to Oracle in June of 2016 and served as the Chief Executive Officer of NDS through its sale to Cisco in July 2012. Earlier in his career, he held positions of increasing responsibility at Sonic Solutions, including serving as its Chief Executive Officer through its sale to Rovi Corporation in early 2011. Mr. Habiger is a director on the Chicago Federal Reserve Board where he serves on the Governance, Human Resources and SABOR (Systems Activities, Bank Operations and Risk) Committees. He is also a director of several public and private boards, including EnerSys, a global industrial battery manufacturing company, Reddit, Inc., a social media and software company, and Xperi Inc., a consumer and entertainment licensing company, and a member of the board of trustees at Rush University Medical Center. Mr. Habiger received an MBA from The University of Chicago and a BA in business administration from St. Norbert College.
Select Skills and Qualifications:
Mr. Habiger’s qualifications to serve on our Board include his executive leadership experience in technology and data analytics, along with deep expertise in governance, risk management, and corporate strategy.

Edward J. Ludwig Independent	Age: 73

Former Chairman of the Board and Chief Executive Officer, Becton, Dickinson and Company
Director since:
March 2014; Lead Independent Director since May 2016
Board Committees:
Executive Compensation and Human Resources
Nominating and Governance

Experience Highlights:
Mr. Ludwig is the former Chairman of the Board of Becton, Dickinson and Company (BDX), a global medical technology company, having served in that position from February 2002 through June 2012. He also served as BDX’s Chief Executive Officer from January 2000 to September 2011 and as its President from May 1999 to December 2008. Mr. Ludwig joined BDX as a senior financial analyst in 1979. Prior to joining BDX, Mr. Ludwig served as a senior auditor with Coopers and Lybrand (now PricewaterhouseCoopers), where he earned his CPA, and as a financial and strategic analyst at Kidde, Inc. Mr. Ludwig was a member of the board of directors of POCARED Diagnostics Ltd, a privately held company focused on infectious disease diagnostics from 2013 to 2022. He formerly served as a director of CVS Health Corporation, Aetna, Inc., Xylem, Inc. and as Vice Chair of the board of trustees of the Hackensack University Medical Center Network. Mr. Ludwig received an MBA from Columbia University and a BA in economics and accounting from The College of Holy Cross.
Select Skills and Qualifications:
Mr. Ludwig’s qualifications to serve on our Board include his executive leadership experience, specifically his service as a director and executive of a public medical technology company, along with his extensive expertise in business strategy, finance, management and manufacturing.

14	2025 Proxy Statement

Proposal 1: Election of Directors

Michael F. Mahoney CEO, Chairman of the Board	Age: 60

President and Chief Executive Officer, Boston Scientific Corporation Director since: November 2012; Chairman since May 2016
Experience Highlights:
Michael F. Mahoney joined the Company as our President in October 2011 and became our President, Chief Executive Officer and a Director in November 2012. Mr. Mahoney became our Chairman of the Board in May 2016. Prior to joining the Company, he was Worldwide Chairman of the Medical Devices and Diagnostics division of Johnson & Johnson from January 2011 to September 2011, overseeing 50,000 employees and seven franchises. Prior to assuming this position, Mr. Mahoney served as Worldwide Group Chairman of Johnson & Johnson’s DePuy franchise, an orthopedics and neurosciences business, from April 2007 through January 2011. From January 2001 through March 2007, Mr. Mahoney served as President and Chief Executive Officer of Global Healthcare Exchange, a provider of supply chain solutions and services that brings together hospitals, manufacturers, distributors and group purchasing organizations. From 2015 to 2023, Mr. Mahoney served as a member of the board of directors of Baxter International Inc., a multinational health care company, and is currently a director of CVS Health Corporation. Mr. Mahoney began his career at General Electric Medical Systems, where he spent 12 years, culminating in the role of General Manager of the Healthcare Information Technology business. Mr. Mahoney also serves on the board of the Boys & Girls Club of Boston, is the Chair of the board of governors of Boston College CEO Club, and a member of the American Heart Association CEO roundtable. Mr. Mahoney received an MBA from Wake Forest University and a BA in finance from the University of Iowa.
Select Skills and Qualifications:
In addition to serving as our President and Chief Executive Officer, Mr. Mahoney’s qualifications to serve on our Board, include his management experience leading complex global organizations in medical device and other healthcare-related businesses, expertise in building strong leadership teams, developing international markets, and a proven ability to execute successful business strategies and drive operational excellence.

2025 Proxy Statement	15

Proposal 1: Election of Directors

Jessica L. Mega, M.D. Independent	Age: 50

Co-Founder and Former Chief Medical and Scientific Officer, Verily Life Sciences, LLC Director since: June 2023 Board Committees: Executive Compensation and Human Resources Risk
Experience Highlights:
Dr. Mega is a leader at the intersection of technology, life sciences and healthcare. She co-founded Verily Life Sciences, LLC, a subsidiary of Alphabet Inc. focused on life sciences and healthcare, and served as Chief Medical and Scientific Officer from 2015 to January 2023. At Verily, Dr. Mega oversaw Verily’s clinical and science efforts, focusing on translating technological innovations and scientific insights into partnerships and programs that improve patient outcomes. Prior to Verily, she served as a Cardiologist and Senior Investigator at Brigham and Women’s Hospital from 2008 to 2015. Dr. Mega has also served as a faculty member at Harvard Medical School and with the TIMI Study Group, where she led large-scale international clinical trials evaluating novel cardiovascular therapies and directed the genetics program. Dr. Mega is currently a director of Danaher Corporation and is on the Board of Advisors at the Duke-Margolis Center for Health Policy, Stanford’s Center for Digital Health and Research!America. Dr. Mega received an MD from Yale University School of Medicine, an MPH from Harvard School of Public Health and a BA from Stanford University.
Select Skills and Qualifications:
Dr. Mega’s qualifications to serve on the Board include her clinical background and executive experience in life sciences, technology, and global business strategy, specifically her service as a director and executive and her background in academia and public policy.

Susan E. Morano Independent	Age: 60

Former Vice President Business Development and Strategic Operations, Johnson & Johnson Medtech Director since: June 2023 Board Committees: Audit (Financial Expert) Nominating and Governance
Experience Highlights:
Ms. Morano is the former Vice President Business Development and Strategic Operations, Johnson & Johnson Medtech, having served in that position from 2020 through February 2023. Prior to this role, she served as Vice President Business Development, Johnson & Johnson Medical Devices, beginning in 2012, with responsibility for licensing, acquisitions and divestitures for its Medical Devices Group. In addition, during her time at Johnson & Johnson, Ms. Morano held a number of positions with increasing responsibility through six operating companies, primarily within Finance and Business Development, and is a former member of its MedTech Leadership Team. Ms. Morano received an MBA from Columbia University and a BA from Villanova University.
Select Skills and Qualifications:
Ms. Morano’s qualifications to serve on the Board include her executive experience in the medtech industry, specifically extensive experience in global mergers and acquisitions, management and business strategy, in addition to her financial expertise.

16	2025 Proxy Statement

Proposal 1: Election of Directors

Cheryl Pegus Independent	Age: 61

Former Partner, Morgan Health Director since: May 2024 Board Committees: Executive Compensation and Human Resources Risk
Experience Highlights:
Dr. Pegus recently served as a partner at Morgan Health, where, from November 2022 to May 2024, she supported the organization’s strategic investments and broader efforts to improve the quality and affordability of employer-sponsored health care. Dr. Pegus is president of Caluent, LLC, a healthcare analytics and advisory company she has owned since 2012. Dr. Pegus previously served as executive vice president of Health & Wellness for Walmart from December 2020 through March 2023, where she led the company’s health care businesses and served as a senior advisor. Prior to that, Dr. Pegus served as chief medical officer and president of Consumer Health Solutions for Cambia Health Solutions from September 2018 to December 2020. Dr. Pegus also served as the first chief medical officer of Walgreens from 2010 to 2013, and from 2007 to 2010, as general manager and chief medical officer of SymCare Personalized Health Solutions, Inc., a diabetes-focused division of Johnson & Johnson. Prior to that, Dr. Pegus served as a medical director at Aetna and Pfizer. She began her career in private practice as a cardiologist. Dr. Pegus is currently a member of the board of directors of Concentra, a provider of occupational health services. Dr. Pegus is co-founder of A New Beat, an organization focused on advancing cardiovascular health and supporting the career growth of emerging leaders in the field of cardiology, and currently serves on the boards of private organizations, including the American Heart Association. Dr. Pegus previously served as a director of several public companies, including Phreesia, Inc., Tactile Systems Technology, Inc. and Cogentix Medical, Inc. Dr. Pegus received an MD from Weill Cornell Medical College, an MPH from Columbia University Mailman School of Public Health, and a BA from Brandeis University.
Select Skills and Qualifications:
Dr. Pegus’s qualifications to serve on the Board include her executive leadership experience in healthcare, extensive expertise in public health policy, clinical care and business strategy, along with a proven track record of advancing healthcare quality and affordability across diverse organizations.

2025 Proxy Statement	17

Proposal 1: Election of Directors

John E. Sununu Independent	Age: 60

Former United States Senator from New Hampshire Director since: April 2009 Board Committees: Nominating and Governance (Chair) Audit (Financial Expert)
Experience Highlights:
Senator Sununu served as a U.S. Senator from New Hampshire from 2003 to 2009. He was a member of the Committees on Banking, Commerce, Finance and Foreign Relations, and he was appointed the Congressional Representative to the United Nations General Assembly. Before his election to the Senate, Senator Sununu served three terms as a member of the U.S. House of Representatives from New Hampshire’s 1st District from 1996 to 2002, where he was Vice Chairman of the Budget Committee and a member of the Appropriations Committee. During his twelve years in Congress, he drafted and helped pass several important pieces of legislation, including the Internet Tax Freedom Act, the Survivors Benefit Act and the New England Wilderness Act. Prior to serving in Congress, Senator Sununu served as Chief Financial Officer for Teletrol Systems, a manufacturer of building control systems. Senator Sununu formerly served as a Council Member of Lloyds of London and as a director of Time Warner Cable Inc. and several private and charitable entities. Senator Sununu is a director of BlueRiver Acquisition Corp. Senator Sununu received an MBA from Harvard University and an MS and a BA in mechanical engineering from Massachusetts Institute of Technology.
Select Skills and Qualifications:
Senator Sununu complements our Board with his experience in government and corporate leadership. Senator Sununu provides important insights on government relations, public policy and other matters relevant to our Company due to his extensive experience in both the public and private industry sectors.

18	2025 Proxy Statement

Proposal 1: Election of Directors

David S. Wichmann Independent	Age: 62

Former CEO, UnitedHealth Group Incorporated Director since: June 2021 Board Committees: Audit (Chair, Financial Expert) Risk
Experience Highlights:
Mr. Wichmann is the Co-Founder of Jory Capital and former Chief Executive Officer of UnitedHealth Group Incorporated, having served in that position from September 2017 through March 2021. Prior to this role, he served as President, UnitedHealth Group, beginning in November 2014, with oversight responsibility for all of UnitedHealthcare’s domestic and international businesses, and for overall UnitedHealth Group performance, and as Chief Financial Officer of the UnitedHealth Group from 2011 until 2016. In addition, during his time at UnitedHealth Group, he held positions as President, UnitedHealthcare; President and Chief Executive Officer, Specialized Care Services (now OptumHealth); and Senior Vice President, Corporate Development. Prior to joining UnitedHealth Group, Mr. Wichmann was a partner at Arthur Andersen & Co. and Chief Financial Officer of Advanced Machine Company. He is currently a director of Privia Health Group, Inc. and serves on the boards of certain privately held companies where Jory Capital currently maintains an investment. Mr. Wichmann previously served on the board of directors of UnitedHealth Group Incorporated and Tennant Company. Mr. Wichmann received a BS in accounting from Illinois State University.
Select Skills and Qualifications:
Mr. Wichmann’s qualifications to serve on our Board include his executive experience in the healthcare industry as the chief executive officer of a large public health and well-being company and a current and former board member of other public companies, as well as his financial expertise and background in business strategy, operations, manufacturing, technology and environmental, health, safety and sustainability matters.

2025 Proxy Statement	19

Proposal 1: Election of Directors

Ellen M. Zane Independent	Age: 73

CEO Emeritus, Tufts Medical Center Director since: April 2016 Board Committees: Executive Compensation and Human Resources (Chair) Nominating and Governance
Experience Highlights:
Ms. Zane is CEO Emeritus at Tufts Medical Center and Founding Chair at Tufts Medicine. Ms. Zane previously served as President and Chief Executive Officer of Tufts Medical Center from 2004 to 2011 when she retired from this role. Prior to this, Ms. Zane served as Network President for Mass General Brigham (formerly Partners Healthcare System), a physician/hospital network sponsored by the Harvard-affiliated Massachusetts General Hospital and Brigham and Women’s Hospital. Ms. Zane also previously served as Chief Executive Officer of Quincy Hospital in Quincy, Massachusetts. Ms. Zane currently is a director of Savista, a Georgia-based private company involved with healthcare revenue cycle management; Fiduciary Trust Company, a privately owned wealth management company; and AgNovos Healthcare, LLC, a privately held medical device company, focused on bone health. Ms. Zane is currently a director of Haemonetics Corporation and Synchrony Financial and previously served as a director of Azenta, Inc., Century Capital Management, Parexel International Corporation, Lincare Holdings Inc. and Press Ganey Holdings. Ms. Zane has received Honorary Degrees from Curry College, Stonehill College, Bentley University and University of Massachusetts-Dartmouth. Ms. Zane received an MA in audiology and speech-language pathology from Catholic University of America and a BA from George Washington University.
Select Skills and Qualifications:
Ms. Zane’s qualifications to serve on our Board include her executive experience in the healthcare industry, specifically as the chief executive officer of a large urban academic (teaching and research) medical center, in addition to her experience as a director at several other public companies.

20	2025 Proxy Statement

Corporate Governance
Overview
To guide the operation and direction of the Board and its committees, our Board has established our Corporate Governance Guidelines, charters for its standing committees and our Code of Conduct to reflect our commitment to good corporate governance and to comply with Delaware law, the rules and listing standards of the NYSE, the rules and regulations of the SEC and other legal requirements. These materials are available on our website at https://investors.bostonscientific.com/environmental-social-governance/governance-overview. These materials are also available in print, free of charge to stockholders, upon written request to Boston Scientific Corporation, Investor Relations, 300 Boston Scientific Way, Marlborough, Massachusetts 01752.
Our Board believes good corporate governance is fundamental to the success of our business. To that end, our Board regularly evaluates our corporate governance practices in light of applicable changes in Delaware law, the rules and listing standards of the NYSE and the rules and regulations of the SEC, as well as best practices suggested by recognized governance authorities and through stockholder engagement and makes modifications to our corporate governance practices that it determines are warranted.
Director Independence
Under the NYSE’s Corporate Governance Standards, a majority of the Board must qualify as independent directors. Our Corporate Governance Guidelines require a significant majority of the Board to qualify as independent directors. The NYSE Corporate Governance Standards define specific relationships that disqualify directors from being independent and further require that for a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our Company (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with our Company).
In making determinations regarding independence, the Board applies the NYSE standards and broadly considers all relevant facts and circumstances known to it. For directors who will serve on the Executive Compensation and Human Resources Committee (Compensation Committee), the Board considers all factors specifically relevant to determining whether a director has a relationship with our Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by our Company to such director; and (ii) whether such director is affiliated with our Company, a subsidiary of our Company or an affiliate of a subsidiary of our Company — as required by the NYSE independence standards for Compensation Committee members.
The Board has determined that, other than Mr. Mahoney, our President and Chief Executive Officer, all of our directors are independent under the independence standards set forth in the NYSE Corporate Governance Standards.
The Board monitors its compliance with the NYSE requirements for director independence on an ongoing basis, including through an annual review of director questionnaires and consideration of transactions and relationships between each director or any member of his or her immediate family and the Company, as well as other relevant facts and circumstances. The Board and the Nominating and Governance Committee considered the directors’ responses to a questionnaire asking about their and their immediate family members’ relationships with the Company and other potential conflicts of interest, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors or parties related to the directors. The Board made its determination as to whether any relationship between a director and our Company is a material relationship based on the facts and circumstances of the relationship, the amounts involved in the relationship, the director’s interest in such relationship, if any, and such other factors as the Board, in its judgment, deemed appropriate.

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Corporate Governance
Director Nomination Process
The Nominating and Governance Committee routinely evaluates the current composition of the Board to ensure it has the appropriate mix of skills and experiences to effectively perform its oversight functions and has primary responsibility for determining the appropriate skills and characteristics required of new Board members. The Nominating and Governance Committee considers, with input from the Board, those factors it deems appropriate, such as independence, experience, strength of character, judgment, technical skills, diversity and the extent to which the individual would fill a present need on the Board. The Board also considers the business of the Company, including strategy, risks, and opportunities, and the extent to which these create a need for particular skills on the Board. The aim is to assemble a Board that is strong in its collective knowledge and that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee the Company’s business. The Nominating and Governance Committee considers diversity as one of a number of important factors in identifying nominees for director. The Nominating and Governance Committee reviews the Company’s Corporate Governance Guidelines on at least an annual basis to ensure the effectiveness of such policies and procedures.
Director nominees must, at a minimum, meet the general criteria outlined in our Corporate Governance Guidelines. Generally, directors should be individuals who have succeeded in their particular field and who demonstrate integrity, reliability, knowledge of corporate affairs and an ability to work well with others, and should also satisfy at least one of the following criteria:
•demonstrated management ability at senior levels in successful organizations;
•current or recent employment in positions of significant responsibility and decision-making;
•expertise in leading rapidly growing multi-national organizations; or
•current or prior experience related to anticipated Board and committee responsibilities in other areas of importance to the Company.
The Nominating and Governance Committee receives suggestions for new directors from a number of sources, including independent Board members and our Chairman and Chief Executive Officer. The Nominating and Governance Committee may also, at its discretion, employ a third-party search firm to assist in identifying candidates for director.
The Nominating and Governance Committee will also consider recommendations for Board membership submitted by our stockholders and other independent sources. The qualifications of candidates recommended by stockholders will be reviewed and considered by the Nominating and Governance Committee with the same degree of care and consideration as candidates for nomination to the Board submitted by independent Board members and our Chairman and Chief Executive Officer.
The Nominating and Governance Committee considers director nominees for election so submitted if the submission is made in accordance with the advance notice provisions of the Amended and Restated By-Laws of the Company (By-Laws) and applicable law, including, without limitation Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act). Our By-Laws also contain proxy access provisions that permit a stockholder, or group of up to 20 stockholders, meeting certain ownership and other requirements, to include a nominee for director election in the Company’s annual Proxy Statement. The Board believes that the inclusion of proxy access in our By-Laws enhances stockholder rights and provides increased accountability of the Company and our Board to our stockholders.
The full Board is responsible for final approval of new director candidates, as well as the nomination of existing directors for re-election. With respect to existing directors, prior to making its recommendation to the full Board, the Nominating and Governance Committee, in consultation with the Chairman of the Board, reviews each director’s continuation on the Board as a regular part of the annual nominating process.
Under the advance notice provisions of our By-Laws, director nominations and proposals by our stockholders to bring any other business before the 2026 Annual Meeting of Stockholders must be received by our Corporate Secretary at our principal executive offices no earlier than January 1, 2026, and no later than January 31, 2026. Also, under the proxy access provisions of our By-Laws, director nominations submitted by our stockholders for inclusion in our 2026 Annual Proxy Statement must be received no earlier than October 20, 2025 and no later than November 19, 2025. Director nominations and business proposals by our stockholders must also satisfy the other procedures and requirements set forth in the advance notice and proxy access provisions of our By-Laws. In addition

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to satisfying the advance notice provisions of our By-Laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with any additional requirements of Rule 14a-19(b) under the Exchange Act. Should you wish to submit a director nomination or recommendation, please have it addressed to our Corporate Secretary at Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752.
Board Refreshment
The Company believes, through regular evaluation of performance and the Company’s needs, it will continue to achieve the appropriate balance between directors’ experience and fresh ideas and perspectives. The Nominating and Governance Committee, as part of its annual assessment of the composition of the Board, reviews each director’s tenure and continued service on the Board. The Board has not established any term or age limits to an individual’s membership on the Board. While these limits could help ensure that there are fresh ideas and viewpoints available to the Board, they have the disadvantage of causing the Company to lose the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.
Chief Executive Officer Succession
Pursuant to our Corporate Governance Guidelines, the Nominating and Governance Committee reports to the full Board at least annually on succession planning for our Chief Executive Officer (and other executive officers, as appropriate). Our Chief Executive Officer discusses with the Board and the Nominating and Governance Committee, at least once per year, his recommendations and evaluations of potential successors to his position, including in the event of an unexpected temporary absence, and reviews development plans, if any, recommended for such individuals who are current employees of the Company. Additionally, the Nominating and Governance Committee conducts an annual review of the CEO Succession Plan framework, which delineates key planning procedures, notification protocols, and other necessary actions, designed to minimize disruption in the event of a temporary or permanent absence of the Chief Executive Officer.
Board Leadership Structure
Our Board believes it is important to retain flexibility to determine whether the interests of the Company and our stockholders are best served by having the same individual serve as both Chief Executive Officer and Chairman of the Board, or whether the roles should be separated, based on the circumstances at any given time. Under our Corporate Governance Guidelines, the Board will appoint a Lead Independent Director when the Chief Executive Officer and Chairman of the Board roles are combined, or if the Chairman is not otherwise independent. Pursuant to our Corporate Governance Guidelines, the Lead Independent Director is appointed annually, though is generally expected to serve for a renewable term of three years, subject to the Lead Independent Director’s annual re-election to the Board. The Lead Independent Director will preside over meetings of our non-management directors, serve as liaison between our Chairman and the independent directors, work with the Chairman to establish agendas for Board and committee meetings, raise issues with management on behalf of the independent directors, consult with committee leadership, and carry out other duties as requested by the Board. The Lead Independent Director also has the authority to call special meetings of independent or non-management directors, as needed.
Mr. Mahoney has been our President and Chief Executive Officer since November 2012, and in May 2016, the Board concluded that combining the functions of Chairman and Chief Executive Officer was the most effective leadership structure for the Company and appointed Mr. Mahoney as Chairman of our Board. In light of the combined Chief Executive Officer and Chairman of the Board roles, in May 2016 the Board also appointed Mr. Ludwig to serve as Lead Independent Director and has re-appointed him annually, most recently in February 2025. Mr. Ludwig’s qualifications to serve as our Lead Independent Director include his strong leadership experience as the former Chief Executive Officer and Chairman of the Board of Becton, Dickinson and Company, as well as his extensive experience serving on public and private company boards, including his former service on the board of CVS Health Corporation and as the Chair of that board’s Audit Committee. Our Board believes this leadership structure, coupled with a commitment to Board independence, provides effective, independent oversight of management, while fostering a constructive and

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Corporate Governance
cooperative relationship between the Board and management and allowing both the Board and management to benefit from Mr. Mahoney’s expertise and familiarity with our day-to-day business operations and yielding a board structure that is 90% independent. In addition, combined Chairman and Chief Executive Officer roles allows the Company to communicate its business, strategy and value to stockholders, employees, and other stakeholders with a single voice. The Board routinely reviews its leadership structure to evaluate whether it remains appropriate for the Company.
Annual Board and Committee Self-Evaluations
In accordance with its charter, our Nominating and Governance Committee oversees an annual self-evaluation process for the Board and each of its committees to assess their performance. As part of the self-evaluation process, each director provides their assessment of the effectiveness of the Board and its committees, including individual contributions and the effectiveness of the Lead Independent Director. The Nominating and Governance Committee selects the format and method of the evaluation each year, alternating between anonymous surveys and in-depth interviews conducted by a third-party facilitator. In 2024, the Nominating and Governance Committee engaged a third-party facilitator to interview each member of the Board, as well as key members of the management team. At the conclusion of the process, the facilitator reviewed the results with Board leadership, provided a written report on findings and recommendations and held individual feedback sessions with each director. The evaluation process encourages candid feedback and helps to ensure the effectiveness and continual improvement of the Board and its committees.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, to improve long-term organizational performance and to enhance stockholder value.
A fundamental part of the Board’s risk oversight is understanding the individual risks our Company faces, the steps management is taking to mitigate those risks, including the framework used by management for the coordinated oversight, control and continuous improvement of processes used to manage risk, and to assess management’s appetite for risk.
While the Board has the ultimate responsibility for risk oversight, each committee of the Board also oversees risk to the extent it relates to the committee’s responsibilities, as outlined below. Each committee provides reports in its respective area of responsibility to the Board at the next regularly scheduled Board meeting immediately following the committee meeting.

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Board of Directors

Our Board receives regular reports from management on matters relating to strategic and operational initiatives, business continuity and resiliency, cybersecurity, financial performance and legal developments, which are each integrated with enterprise-risk exposures. The involvement of the Board in approving our strategic plan is a key part of its assessment of the risks inherent in our corporate strategy. The Board also receives annual updates from the Chief Information Security Officer and the Chief Information and Digital Officer on, among other things, the Company's cyber risks and threats, assessments of the Company's security program and the evolving threat landscape.

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The Audit Committee focuses on financial risk, including internal controls, legal and regulatory risks, as well as compliance risks of a financial nature, including those related to federal healthcare programs and healthcare providers, and receives an annual risk assessment report from our internal auditors. Along with the Risk Committee, it also assists the Board in fulfilling its oversight responsibility with respect to compliance risks of a non-financial nature, including those related to federal healthcare programs and healthcare providers, and regulatory, quality and product safety issues that affect the company. The Audit Committee also exercises oversight responsibility over the Company's guidelines, processes and policies to monitor, assess, evaluate and manage risk.

The Risk Committee focuses on the enterprise wide approach to risk management, regulatory compliance, the quality and safety of our products and our insurance program. The Risk Committee has primary oversight responsibility for areas of quality and non-financial compliance issues, including cybersecurity risks, while the Audit Committee has general oversight of our financial compliance, including financial reporting, internal controls and financial risk exposure resulting from legal and regulatory compliance matters. The Risk Committee reviews, at least annually, the significant nonfinancial risks facing the Company and coordinates and consults with the Audit Committee for the purpose of sharing information pertinent to the Audit Committee's consideration and oversight of our risk and risk management programs and policies.

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The Executive Compensation and Human Resources Committee (also known as the Compensation Committee) evaluates and sets compensation programs that encourage decision making predicated upon a level of risk consistent with our business strategy. The Compensation Committee reviews, at least annually, our compensation programs and policies to determine if the provisions and operations of our programs create undesired or unintentional risk of a material nature. The Compensation Committee also reviews compensation and benefit plans affecting employees in addition to those applicable to executive officers. In addition, the Compensation Committee oversees workforce-related risks, including talent management initiatives.

The Nominating and Governance Committee oversees governance and succession risk, including Board and Chief Executive Officer succession, and evaluates director skills and qualifications to ensure the appropriate appointment of particular directors to our standing committees based upon the needs of that committee and the Board as a whole. The Nominating and Governance Committee is also responsible for oversight of risks related to environmental, social and corporate citizenship and public policy matters that may impact the Company, including the Company's initiatives related to sustainability.

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Management

It is management's responsibility to identify, assess and manage risk and bring material risks facing our Company to the Board's attention.

Given the Board’s role in risk oversight, it believes the leadership structure it adopts must allow it to effectively oversee the management of the risks relating to our operations. Although there are different leadership structures that could allow our Board to oversee risk management effectively, and while our Board believes our current leadership structure will enable it to manage such risks effectively, it was one factor among many considered by our Board in selecting this leadership structure over other alternatives. For a discussion of the reasons why our Board has determined that its leadership structure is appropriate, please see Board Leadership Structure on page 23.

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Corporate Governance
Communications with the Board
Stockholders and other interested parties who wish to communicate directly with any member of our Board, our Board as a group, or our non-management directors as a group, may do so by writing to the Board or Non-Management Directors, at Boston Scientific Corporation, c/o General Counsel, 300 Boston Scientific Way, Marlborough, Massachusetts 01752 or by contacting the Board via email at BSCboardofdirectors@bsci.com or non-management directors at non-managementdirectors@bsci.com. The Board has authorized the office of our General Counsel to review and organize, but not screen, communications from stockholders and other interested parties and deliver them to the Board or non-management directors, as applicable. The office of General Counsel screens commercial solicitations for appropriateness.
The Company is committed to stockholder engagement. In addition to the communication process detailed above, stockholders also have the opportunity to speak at our Annual Meeting of Stockholders, participate in the annual “say-on-pay” advisory vote and, when applicable, the “say-on-frequency” advisory vote, and communicate with our active Investor Relations department, among other avenues for engagement. The Board seriously considers the views of stockholders in its decision-making process and will continue to engage stockholders to ensure robust corporate governance practices.
Board and Committee Service Limitation
Without the approval of the Nominating and Governance Committee, no director may sit on more than four public company boards (including our Board) and our Chief Executive Officer may not sit on more than two public company boards (including our Board). No director may serve simultaneously on the audit committees of more than three public companies (including our Company), unless the Board has determined that such service would not impair the ability of the member to effectively serve on our Company’s Audit Committee, with such determination to be disclosed in accordance with the applicable NYSE and SEC rules. Each of our Board members has complied with these limitations or procedures. At the May 2017 Board meeting, the Board determined the then-proposed service of Mr. Dockendorff on the audit committee of a fourth public company (including our Company) would not impair his ability to effectively serve on our Company’s Audit Committee. The Board reviewed this service on an annual basis thereafter, and each time determined that it did not impair Mr. Dockendorff’s ability to serve on our Company’s Audit Committee.
Related Party Transactions
Our Board has adopted a written related party transaction policy to monitor transactions, arrangements or relationships in which the Company and any of the following have an interest: (i) any person who is or was (since the beginning of 2024, even if they do not presently serve in that role) an executive officer, director or director nominee; (ii) any person or entity who holds more than a 5% beneficial ownership of our common stock; (iii) any immediate family member of any of the foregoing; or (iv) any entity in which any of the foregoing persons is employed or is a general partner or principal or acts in any similar position in which such person or persons collectively have a 10% or greater beneficial ownership interest. The policy covers any related party transaction that meets the minimum threshold for disclosure under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).
Related party transaction oversight is the responsibility of our Nominating and Governance Committee. Our General Counsel is responsible for identifying any potential related party transactions and, if he determines that an existing or proposed transaction constitutes a related party transaction under the policy, he will provide relevant details and an analysis of the related party transaction to the Nominating and Governance Committee. The General Counsel provides an annual summary to the Nominating and Governance Committee of all transactions or relationships that he considered under this policy, including those that he determined do not constitute a reportable related party transaction. If the General Counsel has an interest in a potential related party transaction, he will provide all relevant information to the Chair of the Nominating and Governance Committee, who will provide the information to the other members of such Committee. The Nominating and Governance Committee reviews relevant information concerning any existing or proposed transaction contemplated by the Company with an entity that is the subject of a disclosed relationship, and approves or rejects the transaction, with or without conditions or additional protections

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for the Company. Our related party transactions policy can be found in our Corporate Governance Guidelines available on our website at https://investors.bostonscientific.com/environmental-social-governance/governance-overview.
In 2024, the Company’s Nominating and Governance Committee reviewed and pre-approved related party transactions with Joseph Barrett Fitzgerald and Robert Blaise Fitzgerald, the sons of Joseph Fitzgerald, our Executive Vice President and Group President, Cardiology. Joseph Barrett Fitzgerald and Robert Blaise Fitzgerald are both employed as AF Solutions Territory Managers within our Electrophysiology business. During 2024, Joseph Barrett Fitzgerald and Robert Blaise Fitzgerald each earned total compensation, including base salary and commissions, of approximately $674,731 and $896,129, respectively. Most of this compensation was comprised of commissions earned under the Company’s sales compensation plans. The base salary and commissions payments for Joseph Barrett Fitzgerald and Robert Blaise Fitzgerald were commensurate with those of other employees in similar positions with comparable sales results and targets.
Code of Conduct
We maintain a Code of Conduct, which has been approved by our Board, to ensure our directors, employees and officers, including our Chief Executive Officer and Chief Financial Officer, understand the basic principles that govern our corporate conduct. The Code of Conduct is available on our website at https://investors.bostonscientific.com/environmental-social-governance/governance-overview. A stockholder may request a copy of the Code of Conduct by contacting our Corporate Secretary at Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752. Any waivers or substantive amendments of the Code of Conduct will be disclosed on our website at https://investors.bostonscientific.com/environmental-social-governance/governance-overview.
Corporate Responsibility
We endeavor to conduct our operations in a responsible and ethical manner, develop innovative products that improve health care worldwide and advance the growth and capabilities of our employees, while also engaging with and supporting the communities where we operate and reducing our environmental footprint. By proactively addressing energy consumption, carbon output, waste management, and water use, we are making measurable progress toward shaping a better future for our planet, which directly impacts the well-being of our patients, customers, employees, communities, and investors. Using our Global Energy Management System, we implement our C3 strategy — Cut, Convert, Compensate — to cut energy use, convert to renewable sources instead of fossil fuels, and compensate with carbon offset projects for remaining unavoidable emissions. This strategy helps us make progress towards our sustainability goals. In recognition of our progress toward these goals and our other social and environmental policies, we were selected for inclusion in the Dow Jones Sustainability Index North America (DJSI) for the fifth consecutive year. The DJSI is composed of sustainability leaders identified by the S&P based on performance across long-term environmental, social and governance and economic criteria.
In furtherance of our commitment to corporate responsibility, our Annual Bonus Plan includes an Environmental, Social, and Governance (ESG) modifier that is based on Company-wide progress toward diversity, equity and inclusion, employee engagement, and environmental sustainability goals. For more information on our Annual Bonus Plan, please see the Compensation Discussion & Analysis section in this Proxy Statement.
For more information, please see our performance report available at https://www.bostonscientific.com/performancereport. This report and other information on our website are not incorporated by reference into and do not form any part of this Proxy Statement.

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Meetings and Board Committees
Board Meetings and Director Attendance
The Board met seven times in 2024. In 2024, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of our Board on which the director served (during the periods that he or she served). Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of the committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the Board will meet at least four times per year. In addition, directors are expected to use reasonable efforts to attend the Annual Meeting of Stockholders. At our 2024 Annual Meeting of Stockholders, all of our then-serving directors were in attendance.
Executive Sessions
Directors who qualify as independent directors within the meaning of the NYSE Corporate Governance Standards meet in executive session without management at every regularly scheduled Board meeting and at such other times as they deem appropriate. In 2024, our independent directors met in executive session without non-independent directors five times. The Chairman of the Board, if independent, or the Lead Independent Director, if the Chairman of the Board is not independent, will preside at executive sessions of independent directors. In his or her absence, the Chair of the Nominating and Governance Committee presides at these executive sessions, and, in his or her absence, the Chair of the Audit Committee presides.
Committees of the Board
Our Board currently has the following standing committees: Audit, Compensation Committee, Nominating and Governance, and Risk. All of the members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee meet the applicable independence requirements of the NYSE and the SEC. All members of the Risk Committee are also independent, non-employee directors. Our Board also establishes special committees from time to time to address specific issues or discrete matters as the need arises.
Each of our standing committees is governed by a written charter that is subject to annual review by each respective committee and approval by the Board. Committee charters are available on our website at https://investors.bostonscientific.com/environmental-social-governance/governance-overview.

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Board Committee Membership
As of March 7, 2025, our Board Committee membership was as follows:

	Audit	Executive Compensation and Human Resources	Nominating and Governance	Risk
Charles J. Dockendorff(1)
Yoshiaki Fujimori
David C. Habiger
Edward J. Ludwig(1)
Michael F. Mahoney
Jessica L. Mega
Susan E. Morano
Cheryl Pegus
John E. Sununu
David S. Wichmann
Ellen M. Zane

Chair	Member

(1)Mr. Dockendorff will remain in his role as a director of the Company until his retirement becomes effective on the date of the Annual Meeting. Effective as of the date of the Annual Meeting, Mr. Ludwig will join the Audit Committee and will no longer serve on the Compensation Committee.

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Meetings and Board Committees

Audit Committee Members: David S. Wichmann (Chair) Charles J. Dockendorff David C. Habiger Susan E. Morano John E. Sununu Number of Meetings in Fiscal 2024: 9
Each member of the committee meets the independence requirements of the NYSE and the SEC. The Board has also determined that each of Ms. Morano and Messrs. Wichmann, Dockendorff, Habiger and Sununu, is an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.
Functions:
As outlined in its written charter, the primary purpose of the Audit Committee is to provide oversight of our accounting and financial reporting processes and audits of our financial statements, as well as of our global compliance program, including matters related to compliance with financial, legal and regulatory requirements. The Audit Committee has responsibility to, among other things:
•provide assistance to our Board in the areas of corporate accounting, internal control, independent audit and reporting practices;
•maintain, by way of regularly scheduled meetings, a direct line of communication among our directors, management, our internal auditors and our independent registered public accounting firm;
•appoint our independent registered public accounting firm, evaluate its qualifications, independence and performance, and review its reports and other services, and has the right to terminate our independent registered public accounting firm;
•pre-approve audit, audit-related and non-audit services performed for us by our independent registered public accounting firm; and
•assist the Board in its oversight of financial, legal and regulatory compliance, including financial reporting, internal controls and financial risk exposure to the Company resulting from legal and regulatory compliance matters, and all other areas of compliance.
The Audit Committee Report can be found on page 107 of this Proxy Statement.

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Executive Compensation and Human Resources Committee Members: Ellen M. Zane (Chair) David C. Habiger Edward J. Ludwig Jessica L. Mega Cheryl Pegus Number of Meetings in Fiscal 2024: 5
Each member of the committee is an “independent director,” as defined by the NYSE, including under the heightened independence standards applicable to compensation committee members and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
Functions:
As outlined in its written charter, the Compensation Committee has the responsibility to, among other things:
•review recommendations and determine the corporate goals and objectives relative to the Chief Executive Officer’s compensation and evaluate the Chief Executive Officer’s performance against those goals and objectives;
•determine and approve our Chief Executive Officer’s compensation;
•review, oversee and determine (or make recommendations to the Board regarding) the total compensation package for our other executive officers;
•review and approve all new employment, consulting, retirement, severance and change in control agreements, indemnification agreements and other arrangements proposed for our executive officers, except for employment agreements with the Chief Executive Officer or Chief Financial Officer, with respect to which it shall review and make recommendations to the Board, and periodically review and evaluate these arrangements for continuing appropriateness;
•review and make recommendations to the Board regarding the compensation of our non-employee directors;
•adopt and periodically review a comprehensive statement of executive compensation philosophy, strategy and principles;
•develop and monitor compliance with one or more policies for the recovery or clawback of erroneously paid compensation, including determining the extent, if any, to which incentive-based compensation of any current or former executives should be recouped or forfeited;
•review and discuss with management how the Company’s compensation policies and programs for all of its employees may create incentives that can affect risk and the management of that risk, as well as whether the Company’s compensation programs are appropriately aligned with the Company’s risk management; and
•exercise oversight responsibility for human capital management matters, such as compensation, engagement, diversity and inclusion, talent recruitment and development, pay equity and company culture.
The Compensation Committee may delegate its authority and duties to subcommittees or individual members of the Compensation Committee, as it deems appropriate and in accordance with applicable laws and regulations. The Compensation Committee has delegated authority to our Chief Executive Officer to make equity grants to new hires and retention awards to existing employees who are not executive officers within predetermined guidelines. These grants are reported to the Compensation Committee at its next regularly scheduled meeting.

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Meetings and Board Committees

Pursuant to its charter, the Compensation Committee has sole authority to retain or obtain advice from any compensation consultant, legal counsel or other advisor, as the Compensation Committee deems appropriate to assist the Compensation Committee in the performance of its duties, including the sole authority to approve the compensation and other terms and conditions of retention. Prior to any such retention, and on an annual basis, the Compensation Committee considers any factors relevant to such consultant’s, legal counsel’s or advisor’s independence from management, including the factors specified in the NYSE Corporate Governance Standards or other listing rules, to evaluate whether the services to be performed will raise any conflict of interest or compromise the independence of such consultant, legal counsel or advisor. Semler Brossy Consulting Group, LLC (Semler Brossy) served as the Compensation Committee’s independent compensation consultant in 2024. During 2024, the Compensation Committee instructed Semler Brossy to provide the following compensation services:
•review and recommend the peer group of companies used in evaluating executive and director compensation;
•provide information and commentary on executive and director compensation market trends;
•collect and analyze market pay data on director and executive compensation;
•review and provide commentary and recommendations on our executive and director compensation arrangements in comparison to market; and
•review and provide commentary on our proxy disclosures and management proposals concerning executive pay.
For additional information regarding the services provided by Semler Brossy, please see the Compensation Discussion & Analysis section.
In 2024, Semler Brossy and its affiliates did not provide additional services to the Company other than at the request of the Compensation Committee. After review and consultation with Semler Brossy, the Compensation Committee determined that Semler Brossy is independent, and there is no conflict of interest resulting from retaining Semler Brossy currently or during 2024. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and the NYSE listing standards.
In accordance with its annual review of its compensation consultant engagement, the Compensation Committee will evaluate the engagement of Semler Brossy in May 2025.
The Compensation Committee Report can be found on page 70 of this Proxy Statement.

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Nominating and Governance Committee Members: John E. Sununu (Chair) Edward J. Ludwig Susan E. Morano Ellen M. Zane Number of Meetings in Fiscal 2024: 4
Each member of the committee is a non-employee director and meets the independence requirements of the NYSE.
Functions:
As outlined in its written charter, the Nominating and Governance Committee has responsibility to, among other things:
•recommend nominees for election and re-election to the Board;
•ensure Board nominees are qualified and consistent with our needs;
•monitor significant developments in the law and practice of corporate governance for directors of public companies;
•recommend Board committee assignments;
•review and recommend Board policies and procedures;
•review political contributions made by the Company;
•monitor compliance with our stock ownership guidelines and with our related party transactions and board service policies;
•oversee the Board and each committee of the Board in their annual performance self-evaluations;
•recommend to the Board candidates for Chair and Chief Executive Officer;
•review and assess a succession plan for the Chief Executive Officer; and
•monitor developments and oversee the Company’s practices and policies related to sustainability, environmental and social issues, and other matters impacting the Company’s standing as a responsible corporate citizen.
The Nominating and Governance Committee is also responsible for reviewing with the Board, on an annual basis, the current size, structure and composition of the Board as a whole, and whether the Company is being well served by the current directors taking into account the following: the directors’ degree of independence; business background, including any areas of particular expertise, such as accounting or related financial management expertise, marketing or technology; record of service (for incumbent directors), including attendance record and meeting preparation; overall contribution to the Board; employment status; years of experience; availability for service to us; and our anticipated needs based on our strategy and goals and the current business environment.
For information on the nomination process conducted by the Nominating and Governance Committee and our policies regarding stockholder nominations of directors, please see Director Nomination Process on page 22.

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Meetings and Board Committees

Risk Committee Members: Yoshiaki Fujimori (Chair) Charles J. Dockendorff Jessica L. Mega Cheryl Pegus David S. Wichmann Number of Meetings in Fiscal 2024: 4
Each member of the committee is a non-employee director.
Functions:
As outlined in its written charter, the Risk Committee is charged with providing Board oversight of matters relating to, among other things, the enterprise-wide approach to risk management, regulatory compliance, the quality and safety of our products and our insurance program.
The Risk Committee has responsibility to, among other things:
•review our guidelines, processes and policies to monitor, assess, evaluate and manage risk;
•review regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments, which are each integrated with enterprise-risk exposures;
•review, at least annually, the significant non-financial compliance matters, including significant legal or regulatory compliance risks;
•review the adequacy and effectiveness of our strategies and practices with respect to (i) compliance with laws and regulations administered by applicable state, local and foreign agencies, (ii) the safety and quality of our products, and (iii) other material aspects of our quality and compliance functions, including our Code of Conduct;
•conduct periodic review of reports regarding significant compliance matters from the senior executives in charge of our internal quality program and compliance functions, including the results of quality and quality system assessments and reports regarding the Company’s global compliance program;
•stay informed of major regulatory changes both domestically and internationally to ensure we are poised to meet new standards;
•periodically review our cybersecurity and data privacy programs and make recommendations to the Board and management, as necessary;
•periodically review our business continuity and resiliency plans and make recommendations to the Board and management, as necessary; and
•annually review our insurance programs and make recommendations to the Board when appropriate.

34	2025 Proxy Statement

Director Compensation
Elements and Level of Director Compensation
The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board when appropriate. Non-employee directors receive a combination of cash and equity compensation for their service on our Board. To determine the level of compensation for 2024, the Compensation Committee relied on the consulting services of Semler Brossy, as well as publicly available data describing director compensation in our peer group companies, to establish an appropriate and competitive level of compensation. The Compensation Committee generally aims to provide a level of compensation that is competitive with the median of peer and other similar companies. The Compensation Committee also took into consideration the significant amount of time and dedication required by our directors to fulfill their duties on our Board and Board committees as well as the need to continue to attract highly qualified candidates to serve on our Board. Our non-employee director compensation is set forth below.
Non-Employee Directors
2024 Compensation
For their service for the annual term beginning on the date of the 2024 Annual Meeting of Stockholders, the non-employee director compensation program is described below and in the following sections:
•an annual cash retainer of $125,000;
•an annual grant of equity with a value of $215,000;
•an annual cash fee of $20,000 for the Chair of each of our Board Committees, other than the Chair of our Audit Committee;
•an annual cash fee of $25,000 for the Chair of our Audit Committee; and
•an annual cash fee of $40,000 to our Lead Independent Director.
The annual equity grants are made on the date of each annual meeting of stockholders. If a non-employee director is appointed to the Board on a date other than the annual meeting of stockholders, an equity grant in an amount equal to the then-current non-employee director annual award, prorated for the period from the effective date of the appointment to the next annual meeting of stockholders, is made on the first trading day of the month following the month in which the new director was appointed to the Board. Such awards made to new non-employee directors become free from restriction upon the expiration of the new director’s current term of office on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director’s continuation of service during such term. Additionally, if a non-employee director is appointed to the Board on a date other than the annual meeting of stockholders, the annual cash retainer for such director will be prorated for the time period from the effective date of the appointment to the next annual meeting of stockholders.
Cash Compensation
Each non-employee director receives the annual cash retainer and fees on a quarterly basis. For 2024, each non-employee director could elect to receive all or a portion of his or her cash compensation as one or both of two equity alternatives, each to vest on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director’s continuation of service during such term: (i) restricted stock valued based on the closing price of our common stock on the date of grant; and (ii) deferral of restricted stock units, valued based on the closing price of our common stock on the date of grant (with shares of our common stock to be issued only after a director’s separation from Board service in accordance with the Non-Employee Director Deferred Compensation Plan of the Company, effective January 1, 2014, as amended and restated effective January 1, 2023 (Non-Employee Director Deferred Compensation Plan)). Each non-employee director could also choose to defer receipt of all or a portion of his or her annual cash compensation under the Non-Employee Director Deferred Compensation Plan, as described further below.

2025 Proxy Statement	35

Director Compensation
Equity Compensation
The annual equity grants are made on the date of each annual meeting of stockholders and are subject to the terms and conditions of our Amended and Restated 2011 Long-Term Incentive Plan (2011 LTIP). In 2024, each non-employee director could elect to receive his or her annual equity award as one or both of the following two equity compensation alternatives, each to vest on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director’s continuation of service during such term: (i) restricted stock valued based on the closing price of our common stock on the date of grant; and (ii) deferral of restricted stock units valued based on the closing price of our common stock on the date of grant (with shares of our common stock to be issued only after a director’s separation from Board service in accordance with the Non-Employee Director Deferred Compensation Plan). Under the 2011 LTIP, non-employee directors may not receive more than $600,000 in cash and equity compensation in the aggregate during a calendar year.
Employee Directors
Directors who are also employees of the Company receive no compensation for serving on the Board or Board committees. Accordingly, Mr. Mahoney did not receive any compensation related to his services as a director in 2024. For a description of compensation paid to Mr. Mahoney in 2024 in his role as President and Chief Executive Officer, please see the Compensation Discussion & Analysis and the Executive Compensation sections in this Proxy Statement.
Other Payments and Benefits
We pay for, or reimburse our directors for, transportation, hotel, meals and other incidental expenses incurred in connection with their performance of services for us, including attending Board and committee meetings and participating in director education programs. Our corporate aircraft is made available to our directors for certain travel to and from our Board meetings, as well as for certain other Company business travel. We also extend directors’ and officers’ indemnity insurance coverage to each of our directors.
Non-Employee Director Deferred Compensation Plan
Each non-employee director may, by written election, defer receipt of all or a portion of the annual cash retainer, annual cash committee chair fees and equity compensation under our Non-Employee Director Deferred Compensation Plan. Eligible directors may elect to defer payment of all or a portion of their cash and equity compensation, in increments of 25%, as deferred restricted stock units, to be released upon a director’s separation from Board service.
Director Stock Ownership Guidelines
We believe the stock ownership requirements for our non-employee directors align the interests of our directors with the long-term interests of our stockholders. Our director stock ownership guidelines provide that each non-employee director should own shares with a value equal to at least five times the current annual cash retainer amount within five years of joining the Board. For purposes of satisfying this obligation, restricted stock units (whether or not vested), common stock, or restricted stock unit deferrals under a Company deferred compensation plan may be included in the aggregate number of shares held by a director. All of our non-employee directors either currently meet our director stock ownership guidelines or we expect that they will meet the guidelines within five years of becoming a director. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis. For information regarding the stock ownership guidelines applicable to our Chairman and Chief Executive Officer, please see Executive Stock Ownership Guidelines beginning on page 68.

36	2025 Proxy Statement

Director Compensation
Director Compensation Table
The table below summarizes the compensation paid or earned by our non-employee directors for the year ended December 31, 2024.

Name(1)	Fees Earned or Paid in Cash ($)(2)(3)	Stock Awards ($)(2)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	Total ($)
Nelda J. Connors(6)	43,333	—	2,687	46,020
Charles J. Dockendorff	121,667	215,000	—	336,667
Yoshiaki Fujimori	136,667	215,000	—	351,667
David C. Habiger(7)	53,082	162,000	—	215,082
Edward J. Ludwig	161,667	215,000	—	376,667
Jessica L. Mega	121,352	215,000	—	336,352
Susan E. Morano	121,352	215,000	—	336,352
Cheryl Pegus(8)	81,507	211,000	—	292,507
David J. Roux(6)	38,333	—	—	38,333
John E. Sununu	141,667	215,000	—	356,667
David S. Wichmann	146,667	215,000	—	361,667
Ellen M. Zane	141,667	215,000	—	356,667
(1)Mr. Mahoney, the Chairman of our Board, President and Chief Executive Officer, is not included in this table because Mr. Mahoney did not receive any compensation for his services as a director in 2024. His compensation as an executive of the Company is discussed in the Compensation Discussion & Analysis and Executive Compensation sections of this Proxy Statement.
(2)The “Stock Awards” column and, to the extent a director received equity in lieu of cash compensation, the “Fees Earned or “Paid in Cash” column, present the grant date fair values of each director’s equity award computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation. For a description of the assumptions used for purposes of determining grant date fair value, please see Note K—Stock Incentive and Purchase Plans to our consolidated financial statements included in Item 8 — Financial Statements and Supplementary Data of our Annual Report on Form 10-K for the year ended December 31, 2024. The grant date fair value of the Stock Awards referred to herein and the equity received in lieu of cash compensation set forth in footnote (3) below, are each rounded to the nearest thousand.
(3)For the term beginning after the 2024 Annual Meeting of Stockholders, Ms. Morano elected to receive 50% of her cash compensation as equity, divided evenly between restricted stock, which will vest on the day of the Annual Meeting, and deferred restricted stock, which will vest on the day of the Annual meeting and be released upon separation from the Board. Ms. Pegus elected to receive 25% of her cash compensation as equity in the form of deferred restricted stock units prorated for the time period from her appointment to the Board in June 2024 to the date of the Annual Meeting when the deferred restricted stock units will vest and be released upon separation from the Board. Mr. Habiger elected to receive 100% of his cash compensation as equity in the form of restricted stock prorated for the time period from his appointment to the Board in July 2024 to the date of the Annual Meeting when the restricted stock will vest. Information about the equity grants described in this footnote are included in the following table.

Name	Equity Award Type	Grant Date	Number of Units (#)	Grant Date Fair Value ($)	Vesting Date
Susan E. Morano	Restricted Stock	May 9, 2024	421	31,000	May 1, 2025
	Deferred Restricted Stock Unit	May 9, 2024	421	31,000	May 1, 2025
Cheryl Pegus	Deferred Restricted Stock Unit	June 3, 2024	407	31,000	May 1, 2025
David C. Habiger	Restricted Stock	August 1, 2024	1,252	94,000	May 1, 2025
(4)Each non-employee director elected at our 2024 Annual Meeting of Stockholders was granted an equity award with a value of $215,000. For each director who elected to receive a restricted stock award, the restricted stock award vests on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director’s continued service during such term. For each director who elected to receive deferred restricted stock units, the deferred restricted stock units vest on the date of the annual meeting of stockholders immediately following the date of grant, subject to continued service during such term, and vested shares of stock will be issued to the director upon his or her separation from Board service in accordance with the Non-Employee Director Deferred Compensation Plan. The awards to Dr. Pegus and Mr. Habiger represent the annual equity

2025 Proxy Statement	37

Director Compensation
award for the 2024 term prorated for the period from the effective date of each of their appointments to the date of the Annual Meeting. The following table reports annual equity awards granted to our non-employee directors during 2024:

Name	Equity Award-Type	Grant Date	Number of Shares/Units (#)	Grant Date Fair Value ($)	Vesting Date
Charles J. Dockendorff	Restricted Stock	May 9, 2024	2,901	215,000	May 1, 2025
Yoshiaki Fujimori	Restricted Stock	May 9, 2024	2,901	215,000	May 1, 2025
David C. Habiger	Restricted Stock	August 1, 2024	2,155	162,000	May 1, 2025
Edward J. Ludwig	Restricted Stock	May 9, 2024	2,901	215,000	May 1, 2025
Jessica L. Mega	Restricted Stock	May 9, 2024	2,901	215,000	May 1, 2025
Susan E. Morano	Restricted Stock	May 9, 2024	1,450	107,000	May 1, 2025
	Deferred Restricted Stock Units	May 9, 2024	1,450	107,000	May 1, 2025
Cheryl Pegus	Deferred Restricted Stock Units	June 3, 2024	2,800	211,000	May 1, 2025
John E. Sununu	Restricted Stock	May 9, 2024	2,901	215,000	May 1, 2025
David S. Wichmann	Restricted Stock	May 9, 2024	2,901	215,000	May 1, 2025
Ellen M. Zane	Restricted Stock	May 9, 2024	2,901	215,000	May 1, 2025
The following table reports the outstanding Restricted Stock and Deferred Restricted Stock Units held by our non-employee directors on December 31, 2024:

Name	Outstanding Restricted Stock	Outstanding Deferred Restricted Stock Units
Charles J. Dockendorff	2,901	—
Yoshiaki Fujimori	2,901	36,697
Edward J. Ludwig	2,901	44,366
David C. Habiger	3,407	—
Jessica L. Mega	2,901	—
Susan E. Morano	1,871	3,953
Cheryl Pegus	—	3,207
John E. Sununu	2,901	81,757
David S. Wichmann	2,901	6,389
Ellen M. Zane	2,901	—
For more information on the beneficial ownership of our shares by our directors, please see Certain Beneficial Ownership Matters on page 42.
(5)The amounts in this column represent the “above-market” portion of 2024 earnings under the interest crediting investment option available under the Non-Employee Director Deferred Compensation Plan. The interest rate used under the plan each year is the Moody’s Composite Yield on Seasoned Corporate Bonds for the month of September of the preceding year. For 2024, the interest rate used under the plan was 5.73%, the Moody’s rate in September 2023. Under SEC rules, interest on non-qualified deferred compensation is considered “above-market” if the interest rate exceeds 120% of the federal long-term interest rate, with compounding at the rate that corresponds most closely to the rate under the plan, at the time the interest rate or formula is set. For 2024, 120% of the applicable federal long-term interest rate was 5.04%.
(6)Ms. Connors and Mr. Roux did not stand for reelection to our Board at our May 2, 2024 Annual Meeting of Stockholders when their term ended.
(7)Mr. Habiger joined our Board in July 2024, and compensation for his service during the term reflects proration from the effective date of his appointment until the date of the next annual meeting.
(8)Dr. Pegus joined our Board in May 2024, and compensation for her service during the term reflects proration from the effective date of her appointment until the date of the next annual meeting.

38	2025 Proxy Statement

Our Executive Officers
Below we provide biographical information for each of our Executive Officers other than Mr. Mahoney, whose biographical information is presented in Proposal 1: Election of Directors on page 15.

Daniel J. Brennan Executive Vice President and Chief Financial Officer
Mr. Brennan, age 59, is our Executive Vice President and Chief Financial Officer, a position he has held since January 2014. In this role, he leads several Company functions, including Global Controllership, Global Internal Audit, Corporate Finance, Treasury, Corporate Tax, Investor Relations, and Corporate Business Development. Since joining the Company in 1996, he has held roles of increasing responsibility, including Senior Vice President and Corporate Controller (2010 to 2014); VP Assistant Corporate Controller (2009); VP of Finance for Worldwide Financial and Strategic Planning (2008), Investor Relations (2006 to 2007), International Finance (2005 to 2006) and Cardiology (2001 to 2005); Group Controller of the Non-Vascular Business (1999 to 2020); and Controller of the Meditech Vascular business (1996 to 1999). He is the Co-Chair of our Global Council for Inclusion and currently is a director of Waters Corporation (since 2022), a publicly-traded analytical laboratory instrument and software company, and a former board member of Nuance Communications and Overseers of Babson College (2018-2022). Mr. Brennan received an MBA and BS degree in finance and investments from Babson College and is also a certified public accountant.

Vance R. Brown Senior Vice President, General Counsel, Corporate Secretary
Mr. Brown, age 55, is our Senior Vice President, General Counsel and Corporate Secretary, a position he has held since June 2021. In this role, he provides global legal leadership across all of our businesses, regions and functions and oversees the Company’s global compliance function. Since joining the Company in 2001, Mr. Brown has served in a variety of legal and compliance roles of increasing responsibility, including VP, Chief Corporate Counsel and Assistant Secretary from 2010 to 2021, leading and overseeing our international legal teams and various corporate legal functions, including mergers and acquisitions, venture capital, corporate governance and securities. Mr. Brown is a member of our Global Council for Inclusion. Before joining the Company, he was an attorney with Skadden, Arps, Slate, Meagher and Flom. He received a JD from Harvard Law School and a BA from University of Western Ontario.

Arthur C. Butcher Executive Vice President and Group President, MedSurg and Asia Pacific
Mr. Butcher, age 54, is our Executive Vice President and Group President, MedSurg and Asia Pacific, a position he has held since May 2022. In this role, he oversees Asia Pacific, as well as our Urology, Endoscopy and Neuromodulation businesses. Since joining the Company in 1997, Mr. Butcher has held management roles of increasing responsibility and has deep experience across the Company’s divisions, including Executive Vice President and President, Asia Pacific (2020 to 2022), responsible for commercialization of our full product portfolio across all divisions in the Asia Pacific region; Senior Vice President and President, Endoscopy (2016 to 2020), responsible for developing and bringing to market less invasive devices for treating gastrointestinal and pulmonary conditions; VP & General Manager, Japan Endoscopy (2014 to 2016); VP of Global Marketing, Endoscopy Division (2011 to 2014); and VP of Marketing and New Business Development, Urology & Women’s Health (2008 to 2009) and VP of Business Development and Strategic Planning, Urology & Women’s Health (2006 to 2008), responsible for leading marketing, strategic planning, and management initiatives within the Endoscopy and Urology businesses. Mr. Butcher is a member of the board of directors of STAAR Surgical Company (since 2024), a public medical device company specializing in implantable lenses, Acotec Scientific Holdings Limited (since 2022), a publicly traded Chinese medical device company, and a member of our Global Council for Inclusion. He received an MBA from Columbia University and a BA in international relations from the University of Pennsylvania.

2025 Proxy Statement	39

Our Executive Officers

Joseph M. Fitzgerald Executive Vice President and Group President, Cardiology
Mr. Fitzgerald, age 61, is our Executive Vice President and Group President, Cardiology, a position he has held since May 2022. In this role, he oversees development and commercialization of rhythm management technologies and innovative solutions that diagnose and treat coronary artery disease and structural heart disorders. Since joining the Company in 1990 as a sales representative, Mr. Fitzgerald has held a variety of management positions in our Neurovascular and Peripheral Interventions businesses, which included numerous regional and divisional sales management assignments up to and including his roles as VP, Global Marketing for the Neurovascular business and VP of U.S. sales for the Neurovascular business. During this time he served as Executive Vice President and President, Cardiology (January 2022 to April 2022), Executive Vice President and President, Interventional Cardiology (June 2020 to January 2022), Executive Vice President and President, Rhythm Management Group (2014 to 2020), Senior Vice President and President, Cardiac Rhythm Management (2011 to 2014), Senior Vice President and President, Endovascular (2008 to 2011) and President and General Manager of Peripheral Interventions and President of Electrophysiology (2005-2008) and Vice President, Marketing & Sales - Neurovascular Division (1998-2005). Mr. Fitzgerald is a member of our Global Council for Inclusion and is executive sponsor of our EmpowHER employee resource group. He received an MBA from Southern Illinois University with a concentration in marketing and finance and a BS in business from Indiana University.

Jeffrey B. Mirviss Executive Vice President and President, Peripheral Interventions
Mr. Mirviss, age 59, is our Executive Vice President and President, Peripheral Interventions, a position he has held since February 2020. In this role, he oversees development and commercialization of innovative solutions for treating patients with arterial and venous system blockages and cancer, as well as our Latin America, Canada, and Government Affairs teams. Since joining the Company in 1997 and with years of experience in medical device and pharmaceutical general management, marketing and sales, Mr. Mirviss has served as our Senior Vice President and President, Peripheral Interventions (2013 to 2020) President, Peripheral Interventions (2011 to 2013) VP, Group Global Marketing, Cardiology, Rhythm and Vascular (2010 to 2011) and VP, Global Cardiology Marketing (2008 to 2010). Mr. Mirviss is a member of our Global Council for Inclusion and is the executive sponsor of our BRIDGE employee resource group. He received an MBA from the University of St. Thomas and a BA from the University of Minnesota.

40	2025 Proxy Statement

Our Executive Officers

Miriam O’Sullivan Senior Vice President, Chief Human Resources Officer
Ms. O’Sullivan, age 44, is our Senior Vice President, Chief Human Resources Officer, a position she has held since January 1, 2025. In this role, she oversees the Company’s human resources activities globally, including Human Resources Operations and Services, Total Rewards, Talent Management, and Global Inclusion and Engagement.  Since joining the Company in 2012 as director of Human Resources for our manufacturing site in Cork, Ireland, she has held a variety of human resource roles of increasing responsibility, including Group Vice President of Human Resources, Cardiology (2021 to 2025), leading our Cardiology businesses, which include Interventional Cardiology Therapies, Cardiac Rhythm Management and Diagnostics, WATCHMAN, and Electrophysiology, and VP of Human Resources, Interventional Cardiology (2019 to 2021), and after moving to Massachusetts to support our Global Supply Chain organization, VP of Human Resources, Global Operations (2017 to 2018). Ms. O’Sullivan started her career as an employer representative for Irish businesses with an Irish-based company, IBEC, after which she moved to UCB Pharma, a Belgian pharmaceutical company as director, Human Resources, supporting their Irish & UK business. Ms. O’Sullivan serves as co-chair of our Global Council for Inclusion. She received a bachelor of business studies (BBS) with French from the University of Limerick, Ireland, and a Certificate in Employment Law from the National College of Ireland.

John Bradley Sorenson Executive Vice President, Global Operations
Mr. Sorenson, age 57, is our Executive Vice President, Global Operations, a position he has held since May 2022. In this role, he oversees Global Supply Chain, Quality and Regulatory Affairs, Global Enterprise Excellence, Information Technology, Security, Corporate Research and Development, Aviation, Global Facilities, Real Estate and Environmental Health and Safety. Since joining the Company in 1996, Mr. Sorenson has supported the Cardiac Rhythm Management, Neuromodulation, Interventional Cardiology, Peripheral Interventions and Structural Heart businesses in a variety of operations positions, and, most recently, served as Senior Vice President, Manufacturing and Supply, later changed to Senior Vice President, Global Supply Chain (2014 to 2022), responsible for global manufacturing and distribution of our products. He is a member of our Global Council for Inclusion and serves as the executive sponsor for our Young Professionals Network employee resource group. Mr. Sorenson received an MBA from the University of Minnesota and a BA in Economics from Gustavus Adolphus College.

2025 Proxy Statement	41

Certain Beneficial Ownership Matters
Security Ownership of Principal Stockholders
Set forth below are stockholders known by us to be the beneficial owner of more than 5% of our common stock, $0.01 par value, as of March 7, 2025. As of March 7, 2025, there were 1,479,070,196 shares of our common stock outstanding.

Name and Address	Number of Shares Beneficially Owned		Percent of Shares Outstanding
FMR LLC/Abigail P. Johnson 245 Summer Street, Boston, MA 02210	139,602,739	(1)	9.44%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	127,036,665	(2)	8.59%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	125,449,595	(3)	8.48%
(1)Based solely on an amendment to Schedule 13G filed with the SEC on February 9, 2024. As of December 29, 2023, FMR LLC reported sole voting power with respect to 131,472,153 shares and each of FMR LLC and Abigail P. Johnson reported sole dispositive power with respect to 139,602,739 shares. FMR and Ms. Johnson each reported that they did not possess shared voting or dispositive power over any shares.
(2)Based solely on an amendment to Schedule 13G filed with the SEC on January 25, 2024. As of December 29, 2023, BlackRock reported sole voting power with respect to 113,711,842 shares and sole dispositive power with respect to 127,036,665 shares. BlackRock reported that it did not possess shared voting or dispositive power over any shares.
(3)Based solely on an amendment to Schedule 13G filed with the SEC on February 13, 2024. As of December 29, 2023, The Vanguard Group reported shared voting power with respect to 1,826,242 shares, sole dispositive power with respect to 119,279,981 shares and shared dispositive power with respect to 6,169,614 shares.

42	2025 Proxy Statement

Certain Beneficial Ownership Matters
Security Ownership of Directors and Executive Officers
The following table shows, as of March 7, 2025, the amount of our common stock beneficially owned by:
•our directors and director nominees;
•our executive officers named in the Summary Compensation Table on page 72 of this Proxy Statement; and
•all of our directors and executive officers as a group.
“Beneficial ownership” includes those shares of our common stock the reporting person has the power to vote or transfer, stock options that are currently exercisable or exercisable within 60 days, and restricted stock units and deferred restricted stock units that may vest within 60 days. Unless otherwise indicated, the persons named below have sole voting and investment power over the shares listed.

Name	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Charles J. Dockendorff(1)	62,903	*
Yoshiaki Fujimori(2)	39,598	*
David G. Habiger(3)	3,547	*
Edward J. Ludwig(4)	68,764	*
Jessica L. Mega(5)	6,154	*
Susan E. Morano(6)	7,906	*
Cheryl Pegus(7)	3,207	*
John E. Sununu(8)	134,399	*
David S. Wichmann(9)	45,890	*
Ellen M. Zane(10)	34,944	*
Michael F. Mahoney(11)	3,628,432	*
Daniel J. Brennan(12)	515,097	*
Arthur Butcher(13)	245,829	*
Joseph M. Fitzgerald(14)	901,581	*
Jeffrey B. Mirviss(15)	285,142	*
All directors and executive officers as a group (18 persons)(16)	6,291,334	*
*    Reflects beneficial ownership of less than one percent (1%) of our outstanding common stock.
(1)Mr. Dockendorff’s beneficial ownership includes (i) 2,901 shares of restricted stock as to which he has sole voting but not investment power as the shares are unvested until the Annual Meeting; (ii) 17,380 shares of common stock held in the Charles J. Dockendorff 2020 Trust, of which he is a joint trustee; and (iii) 42,622 shares of common stock held in his spouse’s revocable trust, of which he is a joint trustee but not a beneficiary.
(2)Mr. Fujimori’s beneficial ownership includes (i) 2,901 shares of restricted stock as to which he has sole voting but not investment power as the shares are unvested until the Annual Meeting; and (ii) 36,697 shares of deferred restricted stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan, the underlying shares of which he has neither voting nor investment power until such shares are distributed in accordance with the plan.
(3)Mr. Habiger’s beneficial ownership includes 3,407 shares of restricted stock as to which he has sole voting but not investment power as the shares are unvested until the Annual Meeting.
(4)Mr. Ludwig’s beneficial ownership includes (i) 2,901 shares of restricted stock as to which he has sole voting but not investment power as the shares are unvested until the Annual Meeting; and (ii) 44,366 deferred restricted stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan as to the underlying shares of which he has neither voting nor investment power until such shares are distributed in accordance with the plan.
(5)Dr. Mega’s beneficial ownership includes 2,901 shares of restricted stock as to which she has sole voting but not investment power as the shares are unvested until the Annual Meeting.

2025 Proxy Statement	43

Certain Beneficial Ownership Matters
(6)Ms. Morano’s beneficial ownership includes (i) 1,871 shares of restricted stock as to which she has sole voting but not investment power as the shares are unvested until the Annual Meeting; and (ii) 3,953 shares of deferred restricted stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan, the underlying shares of which she has neither voting nor investment power until such shares are distributed in accordance with the plan, and of which 1,871 are unvested until the Annual Meeting.
(7)Dr. Pegus’s beneficial ownership includes 3,207 shares of deferred restricted stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan, the underlying shares of which she has neither voting nor investment power until such shares are distributed in accordance with the plan, and which are unvested until the Annual Meeting.
(8)Mr. Sununu’s beneficial ownership includes (i) 2,901 shares of restricted stock as to which he has sole voting but not investment power as the shares are unvested until the Annual Meeting; and (ii) 81,757 deferred restricted stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan, the underlying shares of which he has neither voting nor investment power until such shares are distributed in accordance with the plan.
(9)Mr. Wichmann’s beneficial ownership includes (i) 2,901 shares of restricted stock as to which he has sole voting but not investment power as the shares are unvested until the Annual Meeting; and (ii) 6,389 deferred restricted stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan, the underlying shares of which he has neither voting nor investment power until such shares are distributed in accordance with the plan.
(10)Ms. Zane’s beneficial ownership includes 2,901 shares of restricted stock as to which she has sole voting but not investment power as the shares are unvested until the Annual Meeting.
(11)Mr. Mahoney’s beneficial ownership includes 1,701,933 shares of common stock subject to stock options exercisable within 60 days of March 7, 2025. Mr. Mahoney’s total also includes: (i) 71,667 shares of common stock held by a charitable foundation, over which Mr. Mahoney shares investment and voting power; and (ii) 201,478 shares of common stock indirectly held in a revocable trust, of which he is a joint trustee with his spouse.
(12)Mr. Brennan’s beneficial ownership includes 289,289 shares of common stock subject to stock options exercisable within 60 days of March 7, 2025.
(13)Mr. Butcher’s beneficial ownership includes 208,128 shares of commons stock subject to stock options exercisable within 60 days of March 7, 2025 and 13,364 shares held in his 401(k) Plan account.
(14)Mr. Fitzgerald’s beneficial ownership includes 718,005 shares of common stock subject to stock options exercisable within 60 days of March 7, 2025 and 5,234 shares of common stock held by his children, as to which Mr. Fitzgerald disclaims beneficial ownership.
(15)Mr. Mirviss’ beneficial ownership includes 259,376 shares of common stock subject to stock options exercisable within 60 days of March 7, 2025.
(16)This amount includes 3,397,124 shares of common stock subject to stock options exercisable within 60 days of March 7, 2025 and 13,364 shares held in the 401(k) Plan accounts of our executive officers. Please refer to footnotes 1 through 15 above for additional details regarding the holdings of our directors, our director nominees and our NEOs.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons beneficially holding more than 10% of our common stock to file with the SEC reports of their ownership of our common stock and any changes in that ownership. To our knowledge, all of these filing requirements were timely satisfied in 2024, except for two transactions that were not reported on a timely basis for Mr. Fitzgerald, involving 50 shares and 20 shares, respectively, that were inadvertently effected by a broker through a broker managed account without any instruction from or knowledge of Mr. Fitzgerald. In making this statement, we have relied upon the written representations of our directors and executive officers and copies of reports that have been filed with the SEC.

44	2025 Proxy Statement

Compensation Discussion & Analysis
This Compensation Discussion & Analysis section describes material elements of our 2024 compensation program for our named executive officers (NEOs), which includes our Chief Executive Officer (CEO), our Chief Financial Officer (CFO), and our three other most highly-compensated executive officers. NEOs for the year ended December 31, 2024 were as follows:

Michael F. Mahoney	Chairman of the Board, President and Chief Executive Officer
Daniel J. Brennan	Executive Vice President and Chief Financial Officer
Arthur C. Butcher	Executive Vice President and Group President, MedSurg and Asia Pacific
Joseph M. Fitzgerald	Executive Vice President and Group President, Cardiology
Jeffrey B. Mirviss	Executive Vice President and President, Peripheral Interventions
Executive Summary
Strategic Imperatives Linked to 2024 Executive Compensation
During 2024, our management team continued to execute on our category leadership strategy, focusing on innovation and diversification, and enhancing our capabilities for the future. To keep with our commitment to pay for performance, the Compensation Committee set ambitious but achievable targets based on our internal plan, reflecting relevant internal and external factors, with a goal of motivating employees to drive stockholder value. In 2024, we achieved outstanding financial performance, surpassing our financial goals set for the year, while positioning the Company well for the year ahead and for the future. We are proud of our global team, their focus on our core mission and values, and their unwavering commitment to supporting our customers and their patients.
In setting our compensation program goals for the year, the Compensation Committee continued to focus on empowering employees to execute on our strategic imperatives, help drive innovation, improve the quality of healthcare of all patients across the globe, accelerate profitable revenue growth, and increase stockholder value in 2024. These strategic imperatives are to:
•execute on our category leadership strategy;
•expand into high growth adjacencies that complement our core businesses;
•drive global expansion;
•fund the journey to fuel growth through optimization and cost reduction initiatives and a reallocation of spending to support growth initiatives; and
•develop and expand key capabilities, including attracting and retaining key talent, and accelerating digital capabilities.
We believe that continued focus on these strategic imperatives will benefit patients and customers and lead to strong performance across key financial metrics, including those incorporated into our short- and long-term incentive compensation programs, described in further detail immediately below in this Proxy Statement.
Pay for Performance
Our short- and long-term incentive plans incorporate metrics designed to align with the objectives of driving profitable growth and rewarding Company and individual progress related to our strategic imperatives. Significant portions of pay pursuant to our executive compensation programs are tied to Company performance across a variety of key metrics, and ultimately, value delivered under these programs is closely aligned with stockholder value. Specifically, the metrics are linked to our strategic imperatives as set forth on the following page.

2025 Proxy Statement	45

Compensation Discussion & Analysis
2024 Annual Bonus Plan:
Pursuant to our 2024 Annual Bonus Plan (ABP), a single company-wide Applicable Distribution Percentage, which is determined by the Company’s performance measured against Company financial metrics of Adjusted Net Sales, Adjusted Earnings Per Share (Adjusted EPS) and Adjusted Operating Income Margin (Adjusted OIM)(1), each as calculated in accordance with the 2024 ABP, is utilized to determine the final payout for each applicable employee, including our executive officers. The Applicable Distribution Percentage may be further modified based on the Company’s performance against Environmental, Social and Governance (ESG) and quality goals.

In the 2024 ABP, we included Adjusted OIM as a financial performance metric to help drive the Company’s continued focus on adjusted operating margin expansion, and shifted the ESG scorecard to a modifier, whereby the distribution percentage amount may be increased or decreased based on the Company’s performance towards ESG goals. Additionally, in February 2025, the 2024 ABP was amended to clarify the plan’s funding methodology and update certain terminology to reflect a single company-wide funding approach, including use of the Applicable Distribution Percentage to represent the portion of each annual bonus award that is funded based on the Company’s performance against defined metrics. No changes were made to the formula for determining individual bonus awards. Refer to Short-Term Incentives on page 57 for further information on our 2024 ABP.

Financial Metrics

Adjusted Net Sales(1) Adjusted EPS(1) Adjusted Operating Income Margin(1)	Links to the success of our category leadership strategy, expansion into high-growth adjacencies and driving profitable growth.
ESG (Modifier)
Promotes building value responsibly and sustainably by reducing our environmental impact, supporting the communities in which we live and work, and fostering an inclusive values-driven workplace that attracts, retains and inspires diverse talent.

Quality (Modifier)
Allows the Board to reduce annual bonus funding for failure to meet quality objectives, reinforcing accountability across the Company, while our robust quality system supports our category leadership strategy.

(1)Adjusted Net Sales, Adjusted EPS and Adjusted OIM, each as calculated in accordance with the 2024 ABP, are not prepared in accordance with generally accepted accounting principles in the United States (GAAP). For a reconciliation of the non-GAAP financial measures discussed herein to the most directly comparable GAAP financial measures and insight into how these non-GAAP financial measures are considered by management, please see Annex A to this Proxy Statement.
2024 Long-Term Incentives:
Fifty percent (50%) of our 2024 long-term incentive awards granted to our executive officers was in the form of performance-based RSUs pursuant to our 2024 Organic Net Sales Growth Performance Share Program (ONSG PSP) and 2024 relative Total Shareholder Return Performance Share Program (rTSR PSP). The structures of each of the 2024 ONSG PSP and rTSR PSP were unchanged from the 2023 programs, as further discussed below in Long-Term Incentives on page 62.

Performance Share Programs

2024 ONSG PSP
The ONSG PSP compares our organic net sales growth performance over a three-year period against our financial plan, providing incentives for the achievement of a key business performance objective critical to the Company’s success.

2024 rTSR PSP
The rTSR PSP is substantially similar to the 2023 rTSR PSP, and is a measure of the long-term success of our business and strategy relative to the S&P 500 Health Care Index and helps to further align executive compensation and stockholder value.

46	2025 Proxy Statement

Compensation Discussion & Analysis
Below is a summary of our 2024 results for the financial metrics in our short- and long-term incentive plans.

Company Financial Metrics	Reported Financial Metrics
	$16.747 billion GAAP Net Sales	$1.25 GAAP Net Income Per Share	15.5% GAAP Operating Income Margin	17.6% GAAP Net Sales Growth versus 2023

Adjusted Financial Metrics
	$16.741 billion Adjusted Net Sales(1)(2) for ABP	$2.51 Adjusted Net Income Per Share (Adjusted EPS)(1)(2) for ABP	27.0% Adjusted Operating Income Margin(1)(2) for ABP	16.4% Organic Net Sales Growth(1)(2) versus 2023, for 2024 ONSG PSP(3)
115.86% 3-year rTSR(4) For 2022 rTSR PSP
(1)Adjusted Net Sales, Adjusted EPS, Adjusted OIM and ONSG are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and insight into how these non-GAAP financial measures are considered by management, please see Annex A to this Proxy Statement.
(2)As used in the 2024 ABP, (i) Adjusted Net Sales excludes foreign currency fluctuations and the impact of net sales from acquisitions completed after the establishment of the internal financial plan, as applicable, (ii) Adjusted EPS excludes the impact of certain charges (credits) which may include amortization expense, goodwill and other intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio net losses (gains) and impairments, restructuring and restructuring-related net charges (credits), and certain litigation-related net charges (credits), European Union (EU) Medical Device Regulation (MDR) implementation costs, debt extinguishment net charges, deferred tax expenses (benefits) and discrete tax items and (iii) Adjusted OIM reflects the Company’s adjusted operating income (GAAP revenue less cost of goods sold less operating expenses, adjusted for certain items consistent with those excluded to determine Adjusted EPS) as a percentage of net sales. ONSG excludes the impact of foreign currency fluctuations and acquisitions and divestitures for which there is less than a full period of comparable net sales.
(3)2024 ONSG PSP has a three-year performance period, comparing actual ONSG performance against our financial plan for the period from January 1, 2024 to December 31, 2026.
(4)Three-year TSR for the period from January 1, 2022 to December 31, 2024. Please see 2024 relative Total Shareholder Return Performance Share Program on page 77 for how we calculate TSR.
We maintain a disciplined approach to management of our incentive compensation programs. We set ambitious but achievable program targets, taking into consideration relevant, foreseeable company-specific and macroeconomic circumstances, to appropriately motivate employees. In general, we strive to set targets consistent with corporate goals, including our operating plan and external guidance, which typically increase year-over-year.

2025 Proxy Statement	47

Compensation Discussion & Analysis
Below is a historical view of our approach to setting targets and actual achieved results for the Adjusted Net Sales and Adjusted EPS metrics under our ABP. The Adjusted OIM metric was added to the ABP in 2024, and the 2024 target and actual achieved results for this metric are further discussed below.
(1)Adjusted Net Sales (actual and targets; amounts shown in millions) and Adjusted EPS (actual and targets) are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and insight into how these non-GAAP financial measures are considered by management, please see Annex A to this Proxy Statement.
When performance is below target, we have not had a practice of resetting targets, funding schedules or vesting schedules to generate higher payouts. In addition, where below target performance necessitates a lower payout, we do not supplement executive compensation with off-cycle grants to offset this impact.
We also made structural adjustments to our programs over time to reinforce our pay-for-performance philosophy, including in 2023 replacing our Free Cash Flow PSP with the ONSG PSP, which has a three-year rather than a one-year performance period. In the 2024 ABP, we included Adjusted OIM as a financial metric and changed the ESG scorecard to a modifier that can increase or decrease the company-wide Applicable Distribution Percentage based on the Company’s performance towards ESG goals, while retaining the quality modifier. These financial metrics and modifiers reflect our commitment to our performance on such operational, sustainability and quality goals as part of our strategic initiatives.
CEO’s Total Direct Compensation Aligns with Company Performance
Our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes tied to achievement of Company and individual performance targets in support of our business strategy and creation of long-term stockholder value.
Each year, the Compensation Committee assesses our CEO’s actual compensation relative to the Company’s performance. The graph on the following page shows the relationship of our CEO’s total direct compensation (TDC) (as disclosed in the Summary Compensation Table of this Proxy Statement) compared against our cumulative TSR performance in each of the last three years. The TDC in this chart consists of base salary and annual short- and long-term incentives. As illustrated, CEO compensation was generally aligned with Company performance.

48	2025 Proxy Statement

Compensation Discussion & Analysis
Summary Compensation Table CEO Total Direct Compensation versus 3-Year TSR(1)(2)
(1)Amounts in the 2022, 2023 and 2024 columns were calculated as follows:
•the values of the annual equity awards granted on February 16, 2022, February 14, 2023 and February 12, 2024 were determined in accordance with FASB ASC Topic 718, as described in the footnotes to the Summary Compensation Table beginning on page 72;
•the actual ABP award for 2022, 2023 and 2024; and
•the annual base salary earned in 2022, 2023 and 2024.
(2)TSR represents cumulative TSR on a fixed investment of $100 in our common stock for the period beginning on the last trading day of 2021 through the end of the applicable year and is calculated assuming the reinvestment of dividends.
The following chart shows the value of the primary elements of TDC, consisting of base salary and annual short- and long- term incentives, for our CEO in 2024 (i) at “target” opportunity as considered by our Compensation Committee; (ii) as disclosed in our Summary Compensation Table on page 72; and (iii) as “realizable” at December 31, 2024. These values were calculated using the 2024 base salary, annual equity incentives and ABP award amounts for our CEO as set forth in the table following this chart.
2024 CEO Compensation Target vs. Summary Compensation Table vs. Realizable ($ in 000s)

2025 Proxy Statement	49

Compensation Discussion & Analysis

Valuation of Compensation Component
	Base Salary	Annual Bonus Plan Award	Long-Term Incentives

Target	Annual base salary approved in February 2024	Target 2024 ABP Award
Annual equity awards granted on February 12, 2024, with (a) stock options valued in accordance with FASB ASC Topic 718 and (b) service-based restricted stock units (RSUs) and performance-based RSUs valued at target (the number of units and target units awarded multiplied by the closing price of our common stock on the date of grant).

Summary Compensation Table	Annual base salary earned in 2024	Actual 2024 ABP Award	Annual equity awards granted on February 12, 2024, with the value of each award determined in accordance with FASB ASC Topic 718.

Realizable	Annual base salary earned in 2024	Actual 2024 ABP Award
Annual equity awards granted on February 12, 2024, with:
(a) stock options valued at their intrinsic value (number of options awarded multiplied by the closing price of our common stock on the last trading day of 2024 less the exercise price of such options);
(b) service-based RSUs valued using the number of units awarded multiplied by the closing price of our common stock on the last trading day of 2024;
(c) rTSR performance-based RSUs valued using 200% of the target rTSR performance-based RSUs due to the Company’s rTSR rank being 98th percentile (200% of the target number of units multiplied by the closing price of our common stock on the last trading day of 2024); and
(d) ONSG performance-based RSUs valued using 200% due to 2024 performance being between target and maximum (200% of the target number of units multiplied by the closing price of our common stock on the last trading day of 2024).

The difference in value of the long-term incentive compensation portion of our CEO’s TDC reflected in the “Realizable,” “Target,” and “Summary Compensation Table” columns is primarily due to three factors:
•the increase in our common stock’s closing price on the last trading day of fiscal 2024 ($89.32) compared to its closing price on February 12, 2024 ($64.99), the grant date for the 2024 annual equity awards;
•the rTSR performance-based RSUs granted in 2024 tracking at 200% of target as of December 31, 2024 due to the Company’s 98th percentile rTSR rank; and
•the ONSG performance-based RSUs granted in 2024 tracking at 200% of target as of December 31, 2024 due to 2024 performance being between target and maximum.
This demonstrates the relationship between CEO pay and the achievement of performance criteria, and, therefore, the linkage between our executive compensation program and the long-term interests of our stockholders. The long-term incentive portion of the CEO’s compensation will remain “at-risk” and the value will vary until the completion of the vesting periods or until the exercise date for each of the equity awards.
The chart on the following page demonstrates the relationship between the CEO pay and the Company’s performance, and provides a longer-term view of our CEO’s realizable pay, which is a measure of the value that might be earned by Mr. Mahoney based on performance as of a given date. Realizable pay is calculated in accordance with the methodology described in the Valuation of Compensation Component table above, for each of the years in question, except that equity awards are valued at December 31 of each respective year, rather than December 31, 2024. TSR is calculated in accordance with the methodology described in the 2024 Relative Total Shareholder Return Performance Share Program section of this Proxy Statement and is based on $100 invested on December 31, 2020.

50	2025 Proxy Statement

Compensation Discussion & Analysis
2021 - 2024 CEO Realizable Pay and 4-Year Indexed TSR(1)
(1)TSR represents cumulative TSR on a fixed investment of $100 in our common stock for the period beginning on the last trading day of 2020 through the end of the applicable year, and is calculated assuming the reinvestment of dividends.
A Significant Portion of Our NEOs’ 2024 Target TDC is At-Risk,
Performance-Based Compensation
A significant portion of our executives’ target TDC is tied to at-risk, performance-based incentive opportunities. For 2024, approximately 92.2% of the target value of the primary elements of TDC for our CEO, and approximately 83.1% of our other NEOs as a group, consisted of at-risk, performance-based incentive compensation, including both short-term (ABP award) and long-term incentives (performance- and service-based equity awards and stock options). The percentages below were calculated using the 2024 base salary, target equity values and target ABP award amounts for our NEOs as set forth in the Valuation of Compensation Component table on page 50.

Base Salary	Target Annual Bonus	Target Long-Term Incentives
We believe our emphasis on at-risk, performance-based incentive compensation aligns our executives’ financial interests with our business strategy and the short- and long-term interests of our stockholders. This approach ensures that a significant portion of executive pay is linked to achieving defined performance targets, thereby fostering a pay-for-performance culture. For more details and a breakdown of the elements of TDC, please see Elements of 2024 Executive Compensation, Primary Elements of Total Direct Compensation on page 56.

2025 Proxy Statement	51

Compensation Discussion & Analysis
Executive Compensation Program Best Practices
Our Compensation Committee believes a strong foundation in our compensation program is essential for effectively implementing our executive compensation philosophy. The following best practices serve as the foundation for our executive compensation program:

What We Do

  Use mix of short- and long-term incentive compensation and emphasize long-term.
  Use mix of fixed and variable compensation, and emphasize variable, at-risk performance-based compensation.
  Employ a “double-trigger” (both a change in control and termination without cause or resignation for good reason) for cash payments and accelerated vesting of equity awards where the surviving or acquiring entity substitutes or assumes outstanding equity awards.
  Maintain stock ownership guidelines for executives and directors.

  Have policies for the recovery (“clawback”) of all or a portion of certain incentive compensation awards under certain circumstances.
  Analyze internal pay equity and performance in formulating compensation decisions.
  Compare practices, levels and mix of compensation against peer group companies.
  Engage an independent compensation consultant reporting directly to the Compensation Committee.
  Assess risk of incentive compensation policies and programs.

What We Don’t Do

Do not provide income tax gross-ups (except on relocation benefits). Do not provide any excise tax gross-ups on severance or other payments in the event of a change in control.	Do not permit pledging or hedging of the economic value of our common stock by our executives or directors. Do not permit repricing of underwater stock options without stockholder approval.

Say on Pay
At our 2024 Annual Meeting of Stockholders, we asked our stockholders to approve, on an advisory basis, the 2023 executive compensation of our then-NEOs as disclosed in our 2024 Proxy Statement, commonly referred to as a “say-on-pay” advisory vote. Our stockholders approved the compensation of our then-NEOs with almost 93% of the votes cast in favor of the proposal, evidencing strong stockholder support of our executive compensation program in 2024, which has continued to align our executives’ financial interest with our business strategy and the long-term interests of our stockholders.
Say on Pay Results

2024 92.7%
2023 92.6%
2022 89.7%

52	2025 Proxy Statement

Compensation Discussion & Analysis
How We Determine Executive Compensation
Executive Compensation Philosophy and Objectives
Our philosophy is to provide appropriate competitive compensation opportunities to our executives such that actual pay outcomes are heavily influenced by achievement of Company, business and individual performance targets and objectives, which are designed to support our business strategy and create long‐term stockholder value. The core objectives of our compensation program are to:

Attract, retain and engage top talent.

Incentivize achievement of key Company, business and individual targets/objectives to support our business strategy.		Reinforce our culture of quality.
Effectively align compensation risk with our business strategy to ensure balanced and sustainable outcomes.		Align management’s interest with the long-term interests of our stockholders.

2025 Proxy Statement	53

Compensation Discussion & Analysis
Participants in the Compensation Process
Our Compensation Committee bears principal responsibility for, among other things, structuring our executive compensation program and making individual executive compensation determinations. To help facilitate informed decision-making, our Compensation Committee engages an independent compensation consultant, Semler Brossy Consulting Group, LLC (Semler Brossy), which serves under its direction and supervision. For further information about our Compensation Committee and the services provided by Semler Brossy, see Executive Compensation and Human Resources Committee on page 31. Semler Brossy and certain members of management support our Compensation Committee with respect to the following, among other things:

Independent Advisor

Semler Brossy Advisor to the Compensation Committee
•Expert advice, research analytics, including peer group composition, trends and comparative practices, including an annual competitive assessment in executive compensation program design and non-employee director compensation.
•Commentary and/or recommendations as to the foregoing.
•Participation in Compensation Committee meetings.

Management

Senior Vice President, Chief Human Resources Officer and Total Rewards Management Team
•Proposals for executive employment arrangements, including with respect to compensation and benefits design and pay levels.
•Reporting and advising on incentive risk assessments and talent diversity and inclusion topics, including pay equity.
•Expert advice, research analytics, commentary and/or recommendations as to the foregoing.
•Participation in Compensation Committee meetings.

Chief Executive Officer and other Executives
•Overview of individual performance of direct reports.
•Recommendations as to compensation of direct reports.
•With respect to the CEO and General Counsel, participation in Compensation Committee meetings, as needed, except for determinations of their own compensation.

Compensation Peer Group
Our Compensation Committee uses competitive market analysis as a decision-making reference. The Compensation Committee primarily considers executive compensation comparative data for our peer group companies to better understand trends and comparative practices, program design in the market within which we compete for top talent and competitive levels and mix of target compensation opportunities provided to our executives. Our peer group includes companies (i) operating in a comparable industry with respect to customer base and/or product offerings, such as healthcare equipment and services companies, pharmaceuticals and biotechnology and life sciences; and (ii) that, in the aggregate, approximate our size as measured by revenue and market capitalization.
Each year, with the support of its independent compensation consultant, our Compensation Committee reviews the composition and appropriateness of our peer group, taking into account the size, performance and business focus of these companies relative to ours. The peer companies used to determine 2024 compensation levels are listed below. In May 2024, our Compensation Committee determined to add GE HealthCare Technologies Inc. to our peer group, which will be included in the peer group for determining fiscal year 2025 compensation levels.

54	2025 Proxy Statement

Compensation Discussion & Analysis
2024 Peer Companies

Abbott Laboratories	Edwards Lifesciences Corporation	Quest Diagnostics Incorporated
Agilent Technologies, Inc.	Hologic, Inc.	Stryker Corporation
Baxter International Inc.	Intuitive Surgical, Inc.	Thermo Fisher Scientific Inc.
Becton, Dickinson and Company	Medtronic plc	Zimmer Biomet Holdings Inc.
Danaher Corporation

For the 2024 peer group, median revenue was approximately $16.75 billion for the trailing four quarters ended December 31, 2024 (or the latest reported trailing four quarters for peers with a non-year end fiscal year), and median market capitalization was approximately $65.8 billion as of December 31, 2024. The Company’s revenue was $16.747 billion for the year ended December 31, 2024, placing the Company at the 50th percentile of the peer group. The Company’s market capitalization was approximately $132 billion as of December 31, 2024, placing the Company at the 64th percentile of the peer group.
In establishing 2024 pay levels for our NEOs, the Compensation Committee reviewed comparative pay information for the peer group through proxy research and survey data as reported in the Equilar, Radford and Willis Towers Watson surveys. Where peer group information was unavailable, the Compensation Committee reviewed industry-specific survey data which was calibrated to include companies comparable to our size and scope of each individual’s responsibilities. The Company considers market data without regard for any particular percentile positioning. This allows us to retain flexibility to make individual decisions that reflect both market and internal considerations, including those described below in Internal Pay Equity and Other Considerations.
Internal Pay Equity and Other Considerations
In addition to the competitive market analysis, the Compensation Committee considers multiple factors in formulating compensation decisions. These factors include:
•individual performance and contributions;
•the CEO’s recommendations for other executive officer compensation;
•internal pay equity;
•the primary elements of each executive officer’s TDC opportunity compared to the other executive officers;
•the economic and retentive value of prior equity awards; and
•current and prior work experience and future potential.
In considering internal pay equity, and the elements of an executive officer’s TDC opportunity compared to other executive officers, the Compensation Committee also considers CEO compensation relative to the other executive officers. The Compensation Committee strives to maintain the appropriate balance in order to motivate the Company’s executive team, retain key personnel in a highly competitive labor market and support a robust succession planning process. The differences between CEO and other NEO pay reflect the foregoing factors, as well as the Company’s organizational structure.
Performance Considerations
We utilize a continuous performance management (CPM) process to help guide individual development and performance discussions and to assess ongoing performance. Our CEO undertakes regular CPM reviews for all direct reports, assesses the performance results of those direct reports and makes recommendations to our Compensation Committee for its consideration. Our Compensation Committee reviews and evaluates our CEO’s performance objectives and oversees the full Board’s evaluation of his performance in relation to those objectives. For 2024, the overall performance of our executives, including our NEOs, supported a culture of high performance, integrity and accountability with clear expectations. These performance evaluations, among the other considerations described in this section, influence the Compensation Committee’s decisions regarding our executives’ base salaries, the individual component of their ABP awards and, as an indication of future performance potential, their long-term equity incentive awards.

2025 Proxy Statement	55

Compensation Discussion & Analysis
Chief Executive Officer and Compensation Committee Judgment
We do not employ a purely formulaic approach to our executive compensation program. Target market guidelines and individual target TDC, financial and operational targets and individual performance objectives and funding formulae are established in advance; however, other Company and individual performance and other considerations may also be taken into account. Therefore, the application of CEO and Compensation Committee judgment is an important factor in setting and determining executive pay. For example, under the 2024 ABP, while the funding formula for the Applicable Distribution Percentage that is tied to Company-level financial metrics and an ESG modifier are set in advance, our Compensation Committee is able to reduce the Applicable Distribution Percentage based on its assessment of the Company’s progress toward achievement of our quality goals, which is critical to our commitment to providing high quality products to our customers and patients.
Elements of 2024 Executive Compensation
Primary Elements of Total Direct Compensation
We compensate our executives primarily through TDC, namely in the form of base salary and short- and long-term incentives (the primary elements of TDC). The primary elements of TDC are heavily weighted towards variable, at-risk performance-based elements, which are reflected below and in the charts in the A Significant Portion of our NEOs’ 2024 Target TDC is At-Risk, Performance-Based Compensation section above.
The key features and objectives of the primary elements of our NEOs’ 2024 TDC are summarized in the table below.

TDC Elements	Key Features	Objectives

Base Salary	Fixed annual cash amount, paid at regular intervals	Attract and retain talented executives and provide stable source of income

Short-Term Incentives —Annual Bonus Plan Awards
At risk, performance-based annual cash incentive opportunity
•Funding of single company Applicable Distribution Percentage based on Company performance against three key financial metrics and ESG and Quality Modifiers
•Actual payout based on individual performance

Align executive compensation with our business strategy, quality, and profitability objectives
Focus and reward based on the achievement of important financial, operational, environmental, human capital and individual performance objectives

Long-Term Incentives —Equity Awards
At risk, performance-based equity incentive opportunity
Mix of opportunity composed of:
•25% target ONSG performance-based RSUs
•25% target rTSR performance-based RSUs
•25% stock options
•25% service-based RSUs

Focus talent/organization on important financial measures and long-term stockholder value
Reward based on:
•our ONSG measured against our financial plan performance for organic net sales
•our TSR relative to that of other S&P 500 Health Care Index companies
•our stock price and any subsequent increase

Base Salary
In determining the 2024 base salaries of our NEOs (other than our CEO), our Compensation Committee also considered the recommendations of our CEO in light of the general factors discussed above, including each of their overall performance ratings for the prior year. The salary increases in 2024 were in recognition of individual performance and to bring in line with compensation levels for similarly situated executives within the Company’s peer group.

56	2025 Proxy Statement

Compensation Discussion & Analysis
The 2024 base salaries (rounded to the nearest thousand) for our NEOs, as well as the percentage increase from their 2023 base salaries, are set forth below:

Name	2023 Base Salary	2024 Base Salary	% Increase
Michael F. Mahoney	$1,400,000	$1,400,000	—%
Daniel J. Brennan	$805,000	$850,000	5.59%
Arthur C. Butcher	$675,000	$715,000	5.93%
Joseph M. Fitzgerald	$800,000	$850,000	6.25%
Jeffrey B. Mirviss	$655,000	$685,000	4.58%
Short-Term Incentives
Our Compensation Committee annually reviews the design of our ABP to help ensure that the program continues to support our executive compensation philosophy and core compensation program objectives. In finalizing the design for 2024, our Compensation Committee retained many of the provisions of our 2023 ABP, which was designed to reinforce the concept of “pay for performance,” align our short-term incentives with important financial and operational measures and the long-term interests of our stockholders, and incentivize and reward individual performance.
In the 2024 ABP, we included Adjusted OIM as a financial metric to help drive the Company’s continued focus on adjusted operating margin expansion, and changed the ESG scorecard to a modifier that can increase or decrease the company-wide Applicable Distribution Percentage, based on the Company’s performance towards ESG goals. The 2024 ABP further maintained a quality modifier, whereby the Compensation Committee retained discretion to reduce the Applicable Distribution Percentage based on its assessment of the Company’s performance towards quality goals.
In February 2025, the Board, upon approval and recommendation by the Compensation Committee, approved an amendment to our 2024 ABP to clarify the aggregate bonus pool funding methodology. As amended, the 2024 ABP refers to an Applicable Distribution Percentage that reflects a single company-wide funding approach and represents the portion of each annual bonus award that is funded based on the Company’s performance against defined financial metrics. The Applicable Distribution Percentage funds the aggregate bonus pool by multiplying the total target annual bonuses for all plan participants by 0-150%, depending on the Company’s performance. In addition, the aggregate bonus pool also includes a dynamic bonus pool, which shall be equal to 10% or less of the total target annual bonuses for all plan participants, and helps managers better reward top performers through an Individual Performance Modifier. The amendments clarify and reinforce the Company’s commitment to pay-for-performance, ensuring all contributors are rewarded proportionally to their impact, while also maintaining a maximum ABP award of 225% of target for all employees. In 2024, due to innovation and effective execution across our global business units, the Company’s financial results exceeded the maximum financial metrics for the 2024 ABP and, as a result, achieved the maximum Applicable Distribution Percentage of 150%.

2025 Proxy Statement	57

Compensation Discussion & Analysis
Calculation of Awards Under the 2024 Annual Bonus Plan
The actual amount of an executive’s ABP award is ultimately determined as follows:

Annual Base Salary (as of December 31)	Target Annual Bonus (70% - 155% of Base Salary)	Applicable Distribution Percentage (0% - 150%)	Individual Performance Modifier (0% - 150%)	ABP Award (0% - 225% of Target Award Opportunity)
Applicable Distribution Percentage Based on Company Performance Against Financial Metrics and Modifiers
As contemplated under the 2024 ABP, a single company-wide Applicable Distribution Percentage is determined by the Company’s performance measured against key financial metrics, thereby reinforcing the importance of the Company’s performance as a whole, which reflects the performance of each of our regions, businesses and functions. The Applicable Distribution Percentage may be further adjusted pursuant to ESG and quality modifiers, based on the Company’s performance towards ESG and quality goals. In the case of the ESG modifier, the distribution percentage may be increased or decreased based on performance towards ESG goals, and in the case of the quality modifier, the distribution percentage may be reduced based on the Compensation Committee’s assessment of the Company’s performance against quality goals.
The Compensation Committee selected Adjusted Net Sales, Adjusted EPS and Adjusted OIM as our Company financial metrics and set the performance targets as follows:
Company Financial Metrics

Adjusted Net Sales(1)	Adjusted EPS(1)	Adjusted Operating Income Margin(1)
$15.61 billion	$2.25	26.7%
(1)Adjusted Net Sales, Adjusted EPS and Adjusted OIM are non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures and insight into how non-GAAP financial measures are considered by management, please see Narrative Disclosures to Summary Compensation Table and Grants of Plan-Based Awards Table on page 76 and Annex A to this Proxy Statement.
Our Compensation Committee approved the funding scale for each of our Adjusted EPS, Adjusted Net Sales and Adjusted OIM financial metrics set forth in the table below.

Financial Metrics: 100% Total Weight
Adjusted EPS / Adjusted Net Sales (As a Percent of Target)	Adjusted Operating Income Margin (As a Percent of Target)	Applicable Distribution Percentage Range (Unweighted)
105%+	103%+	135% to 155%
102% to <105%	101% to < 103%	115% to 135%
98% to <102%	100% to < 101%	85% to 115%
95% to <98%	99% to <100%	55% to 85%
90% to <95%	97% to < 99%	25% to 55%
<90%	< 97%	0%
Linear Interpolation between points.

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Compensation Discussion & Analysis
Under our 2024 ABP, the financial metrics have the below weights in determining the Applicable Distribution Percentage. Our performance and the funding ranges based on performance against the target financial metrics, as well as the ESG and quality modifiers, were as follows:

Metric & Weighting	Target	Actual	Achievement	Funding Range (Unweighted)
Financial Metrics
Adjusted Net Sales ($ billions)	$15.610	$16.741 (107% of Plan)	Above Target	135% - 155%
Adjusted EPS	$2.25	$2.51 (112% of Plan)	Above Target	135% - 155%
Adjusted Operating Income Margin	26.7%	27% (101% of Plan)	Above Target	115% - 135%
Applicable Distribution Percentage				150%
ESG and Quality Modifiers(1) - Based on 2024 performance against goals, no modifications were applied
(1)The ESG Modifier consists of diversity, equity and inclusion, employee engagement and environmental sustainability goals. Based on the average performance across all of the goals, an applicable modifier, either increasing or decreasing the total amount, is applied to the Applicable Distribution Percentage. The Quality Modifier consists of operational goals consistent with our quality system. Based on the Company’s performance against the quality goals, the Compensation Committee has discretion to reduce the Applicable Distribution Percentage.
Based on Company performance against our financial and operational targets, the weighted range for 2024 ABP funding was 134.0 - 150.0%. In accordance with the terms of the plan and after taking into consideration the Company’s overall performance, including the Company’s outstanding financial results in 2024, our CEO recommended, and our Compensation Committee approved, funding the 2024 Applicable Distribution Percentage at 150% and the dynamic bonus at 7.0%, which will be budgeted and allocated to bonus-eligible employees at all levels of the Company whose Individual Performance Modifier was above 100% due to their 2024 performance.
Individual Target Award Opportunity
Each executive’s target award opportunity under the ABP is expressed as a percentage of his or her annual base salary and is determined based on the scope of the executive’s responsibilities. The following table shows target award opportunities in 2024 and 2023 for our NEOs. The target award opportunities for Messrs. Brennan, Butcher, Fitzgerald and Mirviss were based on the recommendations of our CEO, internal pay equity relative to our other executives, their impact, achievement and experience in their roles and external market data.

	Individual Target Award Opportunity (As a % of Annual Base Salary)
Name	2023	2024
Michael F. Mahoney	155%	155%
Daniel J. Brennan	110%	110%
Arthur C. Butcher	75%	85%
Joseph M. Fitzgerald	85%	90%
Jeffrey B. Mirviss	75%	75%
After year end, individual performance is considered pursuant to the CPM process described in the Performance Considerations section above. Based on the performance assessment rating under our annual CPM process, an Individual Performance Modifier from 0% to 150% is applied to an executive’s funded ABP award to determine the

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Compensation Discussion & Analysis
actual amount to be paid. Final payout for each executive may therefore range from 0% to 225% of target, as the product of the funded award under the company-wide Applicable Distribution Percentage, ranging from 0% to 150% of target, and the Individual Performance Modifier, ranging from 0% to 150%. Our NEOs had certain performance objectives intended to support our strategic imperatives, as applicable to their roles, including (i) with respect to our NEOs who support corporate functions, those aimed at driving Company-level financial performance and operational objectives; and (ii) with respect to Messrs. Butcher, Fitzgerald and Mirviss who each support a business or businesses, those aimed at supporting business-level financial and operational performance objectives. The individual performance objectives set forth below and on the following page represent factors that are considered by the Compensation Committee and our CEO in determining each NEO’s individual performance percentage. Further, no single factor is determinative or required to be considered.

Named Executive Officer	Individual Performance
	Objectives	Assessment
Michael F. Mahoney
•Driving differentiated regional, business, and functional performance
•Advancing category leadership, expanding into high-growth adjacencies, and enhancing our sales enabling digital capabilities
•Driving global expansion
•Driving profitability to fuel growth
•Advancing our culture, our people capabilities, and our leadership pipeline
•Progressing our ESG goals

Notable accomplishments include: achieving outstanding and differentiated financial and operational performance by the Company in 2024; realizing key product milestones and launches globally; completing significant business development and venture capital transactions in support of category leadership strategy; securing key leadership and continuing talent development; and leading the continued focus on Company culture and innovation, as well as the continued advancement of digital capabilities and progress towards ESG goals.

	Objectives	Assessment
Daniel J. Brennan
•Driving functional performance
•Maintaining best-in-class control environment
•Achieving financial goals and implementing cost-savings initiatives
•Overseeing business development initiatives and supporting strategic transactions
•Strengthening relationships with investors and analysts
•Maintaining excellent employee engagement and continuing to advance an inclusive culture within the global finance organization

Notable accomplishments include: achieving outstanding financial results that exceeded goals in 2024; successfully executing significant business development, capital market and venture capital transactions; delivering effective enterprise risk management strategy and maintained the Company’s strong relationships with investors and analysts; and promoting strong employee engagement, talent development and culture within the global finance organization and the Company as a whole.

	Objectives	Assessment
Arthur C. Butcher
•Driving business performance for MedSurg businesses and Asia Pacific region
•Achieving key product development milestones
•Effectively executing major product launches
•Delivering significant value through Sales Enablement and Marketing centers of excellence
•Enhancing organizational capabilities and developing key talent

Notable accomplishments include: achieving outstanding financial results; successfully executing significant business development transactions and strategic investments; achieving important product milestone and launch goals; supporting global expansion in key regions; providing continued effective leadership of our sales enablement, market access and corporate marketing organizations; and supporting organizational initiatives and maintaining excellent employee engagement and culture within his leadership remit.

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Compensation Discussion & Analysis

Named Executive Officer	Individual Performance
	Objectives	Assessment
Joseph M. Fitzgerald
•Driving business performance for Cardiology group
•Achieving key product development milestones
•Effectively executing major product launches
•Enhancing organizational capabilities and developing key talent

Notable accomplishments include: achieving outstanding financial results; meeting key regulatory, clinical, and commercial milestones and product launches, including the U.S. launch of Farapulse; supporting global expansion in key regions; successfully executing on significant business development transactions and strategic investments; and continuing to drive digital innovation, foster employee engagement and a strong Company culture, and build a robust, diverse leadership pipeline.

	Objectives	Assessment
Jeffrey B. Mirviss
•Driving business performance for Peripheral Interventions
•Achieving key product milestones
•Effectively executing product launches
•Leading Government Affairs and certain regional organizations
•Enhancing organizational capabilities and developing key talent

Notable accomplishments include: achieving outstanding financial results; meeting key regulatory, clinical, and commercial milestones and product launches; fostering excellent engagement and an inclusive environment within Peripheral Interventions; building a robust, diverse leadership pipeline; and providing continued effective oversight of our Latin America, Canada and Government Affairs teams.

2024 Annual Bonus Plan Awards Earned by Our NEOs

Name	Annual Base Salary (as of FY End)(1)	Target Annual Award As a % of Annual Base Salary	2024 Target Award(1)	Applicable Distribution Percentage	Individual Performance Modifier	2024 Actual ABP Award(1)	Actual Annual Award as % of Target
Michael F. Mahoney	$1,400,000	155%	$2,170,000	150%	115%	$3,743,000	173%
Daniel J. Brennan	$850,000	110%	$935,000	150%	105%	$1,473,000	158%
Arthur C. Butcher	$715,000	85%	$608,000	150%	105%	$957,000	158%
Joseph M. Fitzgerald	$850,000	90%	$765,000	150%	115%	$1,320,000	173%
Jeffrey B. Mirviss	$685,000	75%	$514,000	150%	100%	$771,000	150%
(1)The annual base salary and 2024 Target and ABP awards are rounded to the nearest thousand.

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Compensation Discussion & Analysis
Long-Term Incentives
Our Compensation Committee annually reviews the design of our Long-Term Incentive Program (LTI Program) to help ensure that the program continues to support our executive compensation philosophy and core compensation program objectives. In setting the design for 2024, our Compensation Committee retained the mix of equity award opportunities for our executives under our prior LTI Program that were designed to further reinforce “pay for performance” and align the interests of our executives and their compensation with important Company financial measures and the long-term interests of our stockholders. The key features and objectives of each of our 2024 equity vehicles are summarized in the table below.

25%
Performance-Based RSUs:
relative Total Shareholder Return
25%
Performance-Based RSUs:
Organic Net Sales Growth
Long-Term
Incentive
Compensation
Elements
25%
Service-Based:
Restricted Stock Units
25%
Service-Based:
Non-Qualified Stock Options

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Compensation Discussion & Analysis

Performance-Based RSUs (50% of total mix) 50% ONSG; 50% rTSR

Performance-based RSUs are intended to complement the performance orientation of our other equity vehicles — which are linked to the appreciation of our share price — and further align the interests of our stockholders and executives. This linkage is achieved by tying vesting opportunities to the attainment of goals that are leading indicators of our financial health and ability to create substantial value for our stockholders. Both the ONSG PSP and rTSR PSP have a three-year performance period and are designed to reinforce the concept of pay for performance by providing incentives for the achievement of key long-term business performance objectives critical to the Company’s success.
The Compensation Committee views ONSG and rTSR as appropriate measures of long-term success, as they promote innovation, strong capital discipline, prioritize sustainable value creation, align our executive compensation program with the interests of our stockholders and reinforce pay for performance.

ONSG RSUs(1)
ONSG performance-based RSUs align our executive compensation program with the interests of our stockholders by measuring a key financial objective against our internal financial plan. Performance is measured across three years, and shares vest between 0% and 200% of target based upon actual achievement of organic net sales growth rates as compared to plan organic net sales growth rates. The ONSG performance-based RSUs typically vest upon satisfaction of both performance and service criteria at the end of the three-year performance period.
For 2024 ONSG RSUs, the performance schedule was as follows:

•Participants earn 50% of the ONSG RSUs if our performance is at 61.8% of plan.
•All shares are forfeited for performance below 61.8% of plan, and a maximum of 200% of shares are earned for achievement at or above 138.2% of plan.
•Payouts are linearly interpolated between points on the payout grid.
Performance	Payout (% of Target)
>138.2% of plan	200%
100% of the plan	100%
61.8% of plan	50%
<61.8% of plan	0%

rTSR RSUs(1)
rTSR performance-based RSUs align our executive compensation program with the interests of our stockholders by measuring our total value creation against the S&P 500 Health Care Index, which includes the majority of our peer companies, and encourages our executives to think like owners and make long-term oriented decisions. Performance is measured across three years, and shares vest between 0% and 200% of target based upon actual achievement. The rTSR performance-based RSUs typically vest upon satisfaction of both performance and service criteria at the end of the three-year performance period.
For 2024 rTSR RSUs, the performance schedule was as follows:

•Participants earn 30% of the rTSR RSUs if our performance is at the 25th percentile of the index (our payout threshold value).
•Participants earn 100% (the target payout) of the rTSR RSUs if our performance is at the 55th percentile of the index.
•All shares are forfeited for performance below the 25th percentile, and a maximum of 200% of shares are earned for achievement at or above the 75th percentile.
•Payouts are linearly interpolated between points on the payout grid.

Performance	Payout (% of Target)
>75th percentile	200%
55th percentile	100%
25th percentile	30%
<25th percentile	0%

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Compensation Discussion & Analysis

Service-Vesting Equity Vehicles (50% of total mix)(1) 50% Service-Based RSUs; 50% Non-Qualified Stock Options

Service-Based RSUs
Service-based RSUs reinforce pay for performance by linking the ultimate value of the award to performance of our stock. The vesting period acts as a retention tool and promotes executives having a long-term share owner perspective.
•Vest in four equal annual installments subject to continued service
•Promote executive ownership and linkage to our share price

Non-Qualified Stock Options
Non-qualified stock options represent the right to purchase our common stock at an exercise price equal to the closing price of our common stock on the date of grant. As such, executives only receive value to the extent that our share price increases through the exercise period.
•Vest in four equal annual installments subject to continued service
•Provide value only to the extent that our share price increases
•Are exercisable from the vesting date through the tenth anniversary of the grant date

(1)We do not pay dividends on stock options, unvested Company performance-based RSUs or unvested Company service-based RSUs.
For further discussion of the performance share programs for our Company performance-based RSUs and the equity awards granted pursuant to our long-term incentive plans, please see Narrative Disclosures to Summary Compensation Table and Grants of Plan-Based Awards Table on page 76 and Annex A to this Proxy Statement.
2024 Long-Term Incentive Awards for Our NEOs
In February 2024, our Compensation Committee approved long-term equity incentive awards for our NEOs based on target dollar values as shown in the table below. In approving the following grants, the Compensation Committee considered external market data and internal factors such as equity, performance, and potential. In evaluating internal equity between the CEO and other NEOs, the Compensation Committee focused on competitive market data and the Company’s organizational structure.

Name	Target ONSG Performance- Based RSUs(1)	Target rTSR Performance- Based RSUs(1)	Stock Options(1)	Service-Based RSUs(1)	Total Long-Term Incentive Award Target Value(2)
Michael F. Mahoney	54,816	54,816	144,516	54,816	$14,250,000
Daniel J. Brennan	14,617	14,617	38,537	14,617	$3,800,000
Arthur C. Butcher	10,770	10,770	28,396	10,770	$2,800,000
Joseph M. Fitzgerald	13,848	13,848	36,509	13,848	$3,600,000
Jeffrey B. Mirviss	8,462	8,462	22,311	8,462	$2,200,000
(1)Our NEOs’ 2024 long-term incentive awards were granted on February 12, 2024. The stock options have an exercise price of $64.99 per share, the closing price of our common stock on the date of grant.
(2)Total Long-Term Incentive Award Target Value is rounded to the nearest thousand. Mr. Mahoney’s 2024 Total Long-Term Incentive Award Target Value was meaningfully increased in recognition of his performance and to bring his compensation in line with similarly situated executives in the Company’s peer group.
The number of ONSG and rTSR performance-based RSUs and service-based RSUs were calculated by dividing the target dollar value of those awards by the closing price of our common stock on the date of grant, and the numbers of stock options were determined by dividing the target dollar value of that award by the stock option value determined in accordance with FASB ASC Topic 718 Stock Compensation, as described in the footnotes to the Summary Compensation Table on page 72.

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Compensation Discussion & Analysis
Company Performance-Based RSUs — Results for Performance Period ended
December 31, 2024
In February 2025, our Compensation Committee determined the number of RSUs earned pursuant to our performance-based RSUs under the 2022 rTSR PSP presented in the table below. In commitment to our pay-for-performance philosophy, 200% of shares were awarded under our 2022 rTSR PSP based on performance for the three-year period ended December 31, 2024.

Grant Year	Performance Metric	Achievement	NEO	RSUs Earned based on Achievement of Performance (#)

2022	rTSR Percentile Performance Rank for the three-year period ended December 31, 2024	93rd percentile rank relative to other companies in the S&P 500 Health Care Index 200% of target rTSR performance-based RSUs earned	Michael J. Mahoney	130,118
			Daniel J. Brennan	33,944
			Arthur C. Butcher	20,366
			Joseph M. Fitzgerald	31,680
			Jeffery B. Mirviss	23,760

Primary Elements of Indirect Executive Compensation
We also compensate our executives, including our NEOs, with indirect compensation, namely in the form of benefits and limited perquisites. Generally, our benefits and perquisites are targeted to be competitive relative to our peer group companies. The primary elements of and objectives for our NEOs’ 2024 indirect compensation are summarized below.
General Employee Benefits
We provide employee benefits to eligible employees, including our NEOs, to promote personal health and well-being and to provide certain financial security and protection upon retirement or in the event of death, disability or illness. We also have an Employee Stock Purchase Plan available to eligible employees, including our NEOs, pursuant to which employees may purchase shares of our common stock at a 15% discount to the market price. As U.S.-based employees, our NEOs are eligible to receive employee benefits under our U.S. employee benefits program, which consists of the following key elements that are generally the same as those provided to our other U.S. salaried employees:
•health and welfare benefits, with a choice between a preferred provider model or a high-deductible plan with a Health Savings Account (executives share costs within a range of approximately 18% to 35% depending upon the plan and coverage selected);
•Company-paid term life insurance policies that provide a benefit equal to base salary, with a minimum benefit of $50,000 and a maximum benefit of up to $1.5 million, payable upon death; and
•a qualified 401(k) retirement plan, which includes an option to invest in a Company Stock Fund, with a Company match of up to 6% of eligible salary up to $345,000 in 2024 resulting in a maximum possible match of $20,700.
In addition, our executive officers may participate in an annual executive level physical examination program that is designed to encourage the proactive management of executive health. In approving the program, the Compensation Committee considered the overall cost of the program (estimated to be less than $10,000 per participant) and the importance of good health to an executive’s ability to focus on the short and long-term needs and goals of the Company.
We also offer a financial planning perquisite for our executive officers, including our NEOs. The program provides financial counseling and planning, investment and retirement management, insurance planning and income tax planning and preparation services through a single service provider for US-based executive officers. Executive officers located outside of the United States will be eligible for reimbursement for financial planning. In approving the program, the Compensation Committee considered the overall cost of the benefit, prevalence of the benefit in the market and benefit to the Company of reducing potential distraction to executive officers of complex personal financial situations.

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Compensation Discussion & Analysis
Company-paid financial planning fees, Company-paid term life insurance premium amounts (and related imputed income), Company matches of 401(k) Plan contributions for our NEOs, Company-paid executive level annual physical examination costs, and certain other reimbursements in 2024 are reported in the footnotes to the Summary Compensation Table on page 72.
Deferred Compensation Programs
We maintain a Deferred Bonus Plan for certain of our management, including our NEOs, in order to provide them with the opportunity to defer up to 75% of their annual award under our ABP until the earlier of termination of employment or an elected distribution date. For additional discussion of the Deferred Bonus Plan, please see the narrative in the Nonqualified Deferred Compensation section on page 84.
Relocation Program
We provide tiered relocation benefits under our relocation program to eligible employees, including our NEOs, whom we request to move in connection with their current position or a promotion and for eligible new hires we require to move in connection with accepting a position with us. Our objectives in providing relocation benefits are to attract and redeploy top talent. We provide “tax gross-ups” on applicable relocation benefits provided under our relocation program as we believe that this benefit is integral to the Company’s ability to attract and retain employees whose skill or knowledge enhance the Company’s competitive position. Participants are generally required to sign a reimbursement agreement that requires them to pay back expenses incurred by the Company for their relocation in the event that they voluntarily terminate their employment or are terminated for “cause” at a rate of 100% for termination within one year of the date on which payments were first made and 50% for termination following the first year but within two years of the date on which payments were first made. Relocation expenses and related tax gross-ups for any of our NEOs in 2024 are included in the footnotes to the Summary Compensation Table on page 72.
Personal Use of Corporate Aircraft
In 2024, Mr. Mahoney was permitted reasonable personal use of our corporate aircraft up to $150,000 per year in aggregate incremental cost to the Company. The Board reviews this allocation regularly to determine whether it remains an appropriate amount for the CEO’s personal use of corporate aircraft. Our other executives are permitted limited personal use of our corporate aircraft with prior approval. These executives are personally taxed on their personal use of our corporate aircraft, and we do not provide them with income tax gross-up payments. The aggregate incremental cost to the Company (and disallowed tax deductions of the Company) for our NEOs’ personal use of our corporate aircraft in 2024 is included in the footnotes to the Summary Compensation Table on page 72.
Our Post-Employment and Change in Control Arrangements
None of our NEOs has an employment agreement with the Company. However, we provide post-employment and change in control payments and benefits to our executives under certain circumstances. We believe that offering our executives these payments and benefits facilitates the operation of our business, allows them to better focus their time, attention and capabilities on our business and assists the Company in recruiting and retaining key executives. The primary elements of and objectives for our NEOs’ 2024 post-employment and change in control agreements are summarized below.
Executive Retirement Plan
Our executives are eligible to participate in our defined benefit Executive Retirement Plan. For further discussion of our defined benefit Executive Retirement Plan, please see Defined Benefit Retirement Plan on page 83.

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Compensation Discussion & Analysis
Severance Plans
We maintain severance plans for eligible employees, including our NEOs, under which participants are entitled to receive certain severance payments, subsidized COBRA health benefits and dental benefits for specified periods of time following certain qualifying terminations of employment. For further discussion of our severance plans applicable to our NEOs, please see Potential Payments Upon Termination or Change in Control — Severance Plans on page 86.
Change in Control Agreements
We have entered into change in control agreements with our executives, including our NEOs, and other key employees (Change in Control Agreements). The possibility of a change in control and the uncertainty it may raise for our executives as to their continued employment after or in connection with a change in control may result in their departure or distraction. Our objective in providing Change in Control Agreements is to retain and encourage the continued attention and dedication of our executives during a potentially critical time, even if they are concerned their position will be eliminated after or in connection with the change in control. Our Change in Control Agreements require both a change in control and termination without cause or resignation for good reason within two years after the change in control event, commonly referred to as a “double-trigger,” for cash payments to be made under the agreement and vesting to be accelerated under the agreements for equity awards where the surviving or acquiring entity substitutes or assumes outstanding equity awards.
For further discussion of our Change in Control Agreements, and other plans and arrangements under which a change in control and/or termination of employment triggers payments or benefits and potential payments to our NEOs under the foregoing, please see the narrative and tables in Potential Payments Upon Termination or Change in Control — Change in Control Agreements beginning on page 86.
Clawback Policies
Our Compensation Committee adopted, effective as of November 17, 2023, the Boston Scientific Dodd-Frank Clawback Policy (the "Dodd-Frank Clawback Policy") to comply with final rules required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC, and the applicable NYSE listing standards. The Dodd-Frank Clawback Policy provides for the mandatory recoupment of erroneously awarded incentive-based compensation in the event of an accounting restatement. In such an event, the Company would seek to recover the amount of erroneously awarded incentive-based compensation paid to applicable executives that was in excess of the amount that would have been awarded based on the restated financial results, subject to and in accordance with the terms of the policy and applicable law.
Our Compensation Committee has also adopted policies, separate from and in addition to the Dodd-Frank Clawback Policy, regarding the recovery of short-and long-term incentive compensation awards paid or granted to an executive in the event of executive misconduct or gross dereliction of duty that resulted in a material violation of Company policy and caused significant harm to the Company. In such an event, and to the extent permitted by applicable law, the Company may seek reimbursement of all or a portion of cash incentive compensation awards paid within a certain time period and/or recovery of all or a portion of equity incentive awards granted to such executive over which the Company retains control, whether subject to time or performance-based vesting conditions, subject to and in accordance with the terms of the policy.
For a discussion of other recovery and forfeiture provisions relating to incentive compensation awards and other benefits provided to our executives, please see Relocation Program above, Narrative Disclosures to the Summary Compensation Table and Grants of Plan-Based Awards Table and Defined Benefit Retirement Plan on pages 66, 76 and 83. respectively.

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Compensation Discussion & Analysis
Executive Stock Ownership Guidelines
Our executives are required to have a significant personal investment in the Company through their ownership of shares of our common stock. Our Board has set stock ownership guidelines for executives, including our NEOs, as a number of shares of Company stock equal in value to at least the following amounts:
•CEO: six times annual base salary; and
•All other executives: three times annual base salary.
Executives are required to comply with the guidelines at all times. However, if at any time an executive’s ownership does not meet or exceed the guideline, he or she is expected to retain ownership of at least fifty percent of net shares with respect to each vesting of an equity award or stock option exercise until the guideline is met or exceeded. For purposes of satisfying the guidelines, shares owned outright and shares held in company benefit plans are included in the aggregate number of shares held by an executive. Unvested equity award shares (including service-based RSUs and performance-based RSUs), unvested stock options and the intrinsic value of vested “in the money” stock options are not included in the aggregate number of shares held by an executive. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis. As of the date of this Proxy Statement, our CEO and other NEOs were in compliance with these guidelines.
Tax Considerations
The Company does not provide tax gross-ups for our executives, except for relocation benefits because the benefit generally applies to all employees eligible to receive relocation benefits, including our executives, and the Compensation Committee believes it is integral to the Company’s ability to attract and redeploy employees whose skill or knowledge enhance the Company’s competitive position.
Accounting Considerations
The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, Stock Compensation, which requires the Company to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). FASB ASC Topic 718 is taken into account by the Compensation Committee in determining to use a portfolio approach to equity grants, awarding both stock options and restricted stock awards.
Equity Award Grant Policy and Practices
Under our Equity Award Grant Policy, grants of equity awards to our executives are approved and effective as follows:
•Annual equity awards (if any) for our employees, including our executives, are generally approved by our Compensation Committee at a regularly scheduled meeting, which occurs after the public release of year-end earnings. Such awards are effective on the date of approval or, for administrative reasons, shortly thereafter;
•New hire, promotion, retention and other special or ad hoc awards for our executive officers are generally approved by our Compensation Committee. New hire or promotion awards for executive officers are effective on the first trading day of the month following both the date of hire or promotion and the date of approval. Retention and other special or ad hoc awards for our executive officers are effective on the first trading day of the month following approval;
•Stock options are granted with an exercise price equal to the closing price of our common stock on the date of grant; and
•Prior to approving any equity awards, including stock options, our Compensation Committee may consider the possible impact of any material nonpublic information on the value of such equity awards; our Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information, and the Company does not time the release of material nonpublic information based on equity award grant dates.

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Compensation Discussion & Analysis
Insider Trading Policy
The Company has an insider trading policy (“Stock Trading Policy”), which governs the purchase, sale and other dispositions of Company securities by our directors, officers, employees and contractors. The Stock Trading Policy is designed to facilitate compliance with insider trading laws, rules and regulations and applicable listing standards. Our policy designates certain regular periods, dictated by release of financial results, in which trading is restricted for individuals in information-sensitive positions, including directors and executive officers. In addition, additional periods of trading restriction may be imposed in light of material pending developments. Further, during permitted windows, certain individuals in information-sensitive positions are required to seek pre-clearance for trades from our General Counsel, who assesses whether there are any important pending developments which need to be made public before the individual may participate in the market. The full text of the Stock Trading Policy is filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. In addition, with regard to the Company transacting in its own securities, it is the Company’s policy to comply with the federal securities laws and applicable exchange listing requirements.
Prohibition on Pledging and Hedging the Economic Value of Our Common Stock
Our executives, including our NEOs, and directors are prohibited from speculating in the Company’s securities, engaging in transactions designed to “hedge” the value of our common stock, or pledging their common stock as collateral for a loan. Examples of hedging and pledging transactions specifically covered by the policy include zero-cost collars and forward sale contracts, and use of stock as margin to secure borrowings, respectively. None of our executives or directors is engaged in hedging or pledging arrangements related to the Company’s securities.

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Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis section contained in this Proxy Statement with management and based on such review and discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion & Analysis section be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company with the SEC, except to the extent that the Company specifically incorporates this Report by reference into another filing of the Company.
THE COMPENSATION COMMITTEE
Ellen M. Zane, Chair
David C. Habiger
Edward J. Ludwig
Jessica L. Mega
Cheryl Pegus

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Risk Assessment of Our
Compensation Programs
With the assistance of the senior members of our Global Compensation and Benefits organization, certain senior executive officers and the Compensation Committee’s independent compensation consultant, Semler Brossy, in February 2025 the Compensation Committee reviewed a risk assessment of our compensation programs and policies to determine if the provisions and operations of our programs create undesired or unintentional risk of a material nature.
Our risk assessment included two work streams — one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. Our enterprise risk analysis examined the types and magnitudes of risks our business areas present to the Company so that the Compensation Committee could assess the extent to which our compensation programs may mitigate or exacerbate these risks. Our compensation design risk analysis, which was conducted by management and reviewed by Semler Brossy, examined the potential risks in the design of our performance-based incentive compensation arrangements. As part of this assessment, we analyzed the mix of fixed and variable compensation; the mix of short- and long-term compensation; the mix of long-term equity incentives; performance metric mix; weighting, measurement and payout timing; discretion and caps on short-term incentives; award size, vesting schedules and performance and other terms of long-term equity incentives; and other incentive opportunities and their features. We also analyzed our recovery of incentive awards policies, including under our Dodd-Frank Clawback Policy and discretionary clawback policies, executive stock ownership guidelines, including amendments to the guidelines adopted in 2023, and hedging and pledging prohibitions. Finally, we evaluated on a combined basis the results of the enterprise and compensation risk assessments, on a business area-by-business area basis.
The Compensation Committee reviewed and discussed the findings of this analysis with management and concluded that it continues to believe that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Summary Compensation Table
The table below summarizes the total compensation for each of our NEOs for the years ended December 31, 2024, 2023 and 2022. For a narrative description of material factors helpful to understand the information disclosed in the table below for 2024, please see the Compensation Discussion & Analysis section of this Proxy Statement and the narrative to this table.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)(7)
Michael F. Mahoney	2024	1,400,000	12,229,998	3,562,493	3,743,250	291,666	193,394	21,420,801
Chairman of the Board, President and Chief Executive Officer	2023	1,400,000	10,472,753	3,124,984	3,244,150	291,667	190,181	18,723,735
	2022	1,395,178	9,924,100	2,874,985	2,278,500	376,667	92,530	16,941,961

Daniel J. Brennan	2024	843,146	3,261,199	949,983	1,472,667	134,862	25,148	6,687,005
Executive Vice President and Chief Financial Officer	2023	801,528	2,764,794	825,000	1,323,938	90,210	23,677	5,829,147
	2022	765,959	2,588,909	749,991	900,240	225,001	22,106	5,252,206

Arthur C. Butcher	2024	708,884	2,402,895	699,995	957,206	205,431	39,036	5,013,447
Executive Vice President and Group President, MedSurg and Asia Pacific	2023	672,077	2,010,731	599,998	756,872	171,680	44,806(6f)	4,256,164
	2022	634,329	1,903,298	799,984	471,120	69,302	2,078,934(6f)	5,956,967

Joseph M. Fitzgerald	2024	842,360	3,089,627	899,991	1,319,632	149,877	34,317	6,335,804
Executive Vice President and Group President, Cardiology	2023	793,560	2,764,794	825,000	1,016,657	165,136	27,372	5,592,519
	2022	740,178	2,416,234	699,996	764,649	120,000	23,529	4,764,586

Jeffrey B. Mirviss	2024	680,411	1,887,957	549,993	770,627	89,996	48,092	4,027,076
Executive Vice President and President, Peripheral Interventions	2023	652,646	1,759,429	524,992	734,422	60,008	51,498	3,782,995
	2022	631,986	1,812,175	524,989	482,251	75,000	35,843	3,562,244

(1)The amounts in this column for 2024 reflect an amount calculated by prorating the 2023 base salary in February when the salaries changed. These figures differ from those in the Compensation Discussion & Analysis for the applicable year, which lists amounts approved by the Compensation Committee for 2024.
(2)The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of all service-based and performance-based RSUs granted in 2022, 2023 and 2024 under our 2011 LTIP, as effective on the respective dates of grant. These values have been determined in accordance with FASB ASC Topic 718.
The attainment of the performance metric for performance-based RSUs awarded to our NEOs in 2024 is based on either (i) the TSR of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Health Care Index over a three-year performance and service period or (ii) our ONSG over a three-year performance and service period, comparing actual ONSG performance against the financial plan for the period beginning on January 1, 2024 and ending on December 31, 2026. For additional information with respect to these performance-based RSUs, including the vesting schedule thereof, please see 2024 relative Total Shareholder Return Performance Share Program and 2024 Organic Net Sales Growth Performance Share Program on pages 77 and 78, respectively.

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The grant date fair value of the 2024 rTSR performance-based RSUs was determined using a Monte Carlo simulation methodology, utilizing the following key assumptions:

Stock price on date of grant	$64.99
Risk-free rate	4.23%
Measurement period (in years)	2.88
The rTSR performance metric for the 2024 rTSR performance-based RSUs is a market condition as defined under FASB ASC Topic 718. Because these awards do not have performance conditions as defined under FASB ASC Topic 718, such awards have no maximum grant date fair values that differ from the fair values presented in this Summary Compensation Table.
The grant date fair value of the 2024 ONSG performance-based RSUs was determined based on management’s evaluation of the Company’s financial plan for ONSG, assuming target achievement of the ONSG performance criteria and utilizing the closing price of our common stock on the date of grant. The fair value of the 2024 target ONSG performance-based RSUs at the grant date assuming achievement of the highest level of performance (as required to be disclosed by the SEC), which assumes ONSG for the period January 1, 2024 through December 31, 2024 (instead of through the end of the 2024 ONSG PSP performance period of December 31, 2026) at or above 138.2% of the financial plan, are as follows: $7,124,984 for Mr. Mahoney, $1,899,918 for Mr. Brennan, $1,399,885 for Mr. Butcher, $1,799,963 for Mr. Fitzgerald and $1,099,891 for Mr. Mirviss.
We value service-based RSUs based on the closing price of shares of our common stock on the date of grant.
For more information regarding the stock awards we granted in 2024, please see Grants of Plan-Based Awards Table on page 75. For a more detailed description of the assumptions used in determining grant date fair values of RSUs granted in 2024, please see Note K— Stock Incentive and Purchase Plans to our 2024 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024.
(3)The amounts included in the “Option Awards” column represent the aggregate grant date fair value of all stock options granted during each of 2022, 2023 and 2024 under our 2011 LTIP, on the date of grant. These values have been determined in accordance with FASB ASC Topic 718. For a more detailed description of the assumptions used in determining grant date fair values of stock options granted in 2024, please see Note K — Stock Incentive and Purchase Plans to our 2024 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024. For more information regarding the stock option awards we granted in 2024, please see Grants of Plan-Based Awards Table on page 75.
(4)Amounts in the “Non-Equity Incentive Plan Compensation” column represent cash awards made under our Annual Bonus Plan to our NEOs paid in the following year. Such amounts may be deferred under the Deferred Bonus Plan.
For further information regarding the 2024 ABP Awards, please see Short-Term Incentives and Nonqualified Deferred Compensation on pages 57 and 84, respectively.
(5)The amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the change in the actuarial present value of the accumulated benefit under our Executive Retirement Plan for each retirement plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements as compared to the prior retirement plan measurement date.
Please see the narrative and related footnotes to the Defined Benefit Retirement Plan table on page 83 for more information regarding the accrued benefits for each NEO under this plan. No amount is included with respect to nonqualified deferred compensation earnings because there were no above-market or preferential earnings on nonqualified deferred compensation.
(6)The amounts shown for 2024 in the “All Other Compensation” column are composed of the following components:

Name	Match (401(k) Plan) ($)(a)	Aircraft ($)(b)	Term Life Insurance ($)(c)	Financial Planning ($)(d)	Other ($)(e)	Total All Other Compensation ($)
Michael F. Mahoney	20,700	150,000	4,902	13,650	4,142	193,394
Daniel J. Brennan	20,700	—	4,088	—	360	25,148
Arthur C. Butcher	20,700	—	1,815	10,915	5,606	39,036
Joseph M. Fitzgerald	20,700	—	6,268	6,489	860	34,317
Jeffrey B. Mirviss	20,700	—	3,252	13,650	10,490	48,092
(a)The amounts shown in this column represent matching contributions made by the Company for each NEO under our 401(k) Retirement Savings Plan. All individual and matching contributions to the 401(k) Retirement Savings Plan are fully vested upon contribution.
(b)Mr. Mahoney is permitted reasonable personal use of our corporate aircraft up to $150,000 per year in aggregate incremental cost to us, but he is not entitled to reimbursement by us for any taxes resulting from imputed income attributable to his personal use of the corporate aircraft. Spouse and/or other guests may accompany Mr. Mahoney on some flights, and any incremental costs associated with such guests are in included in Mr. Mahoney’s aggregate personal use amount.

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The amount reflected in the “Aircraft” column represents the aggregate incremental costs to us for personal use by Mr. Mahoney of our corporate aircraft, as well as any incremental costs associated with persons accompanying such officer on business travel. We calculate the incremental cost to us by dividing the total annual variable operating costs for the corporate aircraft by the number of in-flight hours during the year. The resulting dollar per hour amount is then multiplied by the number of hours flown for personal use by the executive officer during the year, including the “dead head” costs of flying the aircraft to and from locations for personal use. Our corporate aircrafts are used predominantly for business travel. We do not include the fixed operating costs, such as pilot salary, general taxes and insurance, in the incremental cost calculation. The incremental cost does not include amounts attributable to the NEO for increased income taxes we incurred in 2024 as a result of disallowed deductions related to personal use under Internal Revenue Service rules. For 2024, the reflected amounts exclude $994,719 of disallowed corporate income tax deductions attributable to the personal use of the corporate aircraft during the year by Mr. Mahoney. Mr. Mahoney was taxed on the imputed income attributable to his respective personal use of the corporate aircraft and did not receive tax assistance from the Company with respect to this amount.
(c)Amounts in the “Term Life Insurance” column consist of imputed income for Company-paid term life insurance attributable to our NEOs.
(d)Amounts in the “Financial Planning” column reflect fees paid to a service provider for financial planning services which are available for our executive officers, including our NEOs. The program provides financial counseling and planning, investment and retirement management, insurance planning, and income tax planning and preparation services through a single service provider for US-based executive officers. Executive officers located outside of the United States are eligible for reimbursement.
(e)Amounts in the “Other” column consist of the costs of miscellaneous gifts/prizes and annual physical examinations, where applicable.
(f)In connection with Mr. Butcher’s repatriation to the United States in 2022, the Company made Singapore tax payments on Mr. Butcher’s behalf equal to $325,005, which amount was reported as income in Mr. Butcher’s 2022 taxes, and a $1,344,080 exit tax on unvested equity awards, which amount was reported as income in Mr. Butcher’s 2023 taxes. Mr. Butcher also received a tax gross-up of $7,821 and $106,627 from the Company in 2022 and 2023, respectively, in each case, related to benefits he received in 2022. Mr. Butcher made a tax equalization payment of $148,238 and $252,219 to the Company in 2023 and 2024, respectively, in each case for overseas benefits he received in 2022. Mr. Butcher did not receive tax gross-ups related to benefits he received in 2024 or 2023.
(7)The sum of the components reported may not equal the total amount reported due to rounding.

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Grants of Plan-Based Awards Table
The table below presents information regarding awards granted under the Company’s 2024 ABP and 2011 LTIP, including those pursuant to the Company’s 2024 Performance Share Programs, during the year ended December 31, 2024. For a description of material factors helpful for understanding the information in the table below, please see the Compensation Discussion & Analysis section of this Proxy Statement and the narrative to this table.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date(3)	Date Approved	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael F. Mahoney			—	2,170,000	4,882,500
2/12/2024(6)		2/6/2024				16,444	54,816	109,632				5,105,014
2/12/2024(7)		2/6/2024				27,408	54,816	109,632				3,562,492
2/12/2024(8)		2/6/2024							54,816			3,562,492
2/12/2024(8)		2/6/2024								144,516	64.99	3,562,493
Daniel J. Brennan			—	935,027	2,103,811
2/12/2024(6)		2/6/2024				4,385	14,617	29,234				1,361,281
2/12/2024(7)		2/6/2024				7,308	14,617	29,234				949,959
2/12/2024(8)		2/6/2024							14,617			949,959
2/12/2024(8)		2/6/2024								38,537	64.99	949,983
Arthur C. Butcher			—	607,750	1,367,438
2/12/2024(6)		2/6/2024				3,231	10,770	21,540				1,003,010
2/12/2024(7)		2/6/2024				5,385	10,770	21,540				699,942
2/12/2024(8)		2/6/2024							10,770			699,942
2/12/2024(8)		2/6/2024								28,396	64.99	699,995
Joseph M. Fitzgerald			—	765,004	1,721,258
2/12/2024(6)		2/6/2024				4,154	13,848	27,696				1,289,664
2/12/2024(7)		2/6/2024				6,924	13,848	27,696				899,982
2/12/2024(8)		2/6/2024							13,848			899,982
2/12/2024(8)		2/6/2024								36,509	64.99	899,991
Jeffrey B. Mirviss			—	513,751	1,155,939
2/12/2024(6)		2/6/2024				2,538	8,462	16,924				788,066
2/12/2024(7)		2/6/2024				4,231	8,462	16,924				549,945
2/12/2024(8)		2/6/2024							8,462			549,945
2/12/2024(8)		2/6/2024								22,311	64.99	549,993
(1)The amounts in these columns reflect target and maximum payouts under the 2024 ABP. There is no threshold-level payout under the 2024 ABP. The maximum possible payout under the 2024 ABP is 225% of the target payout, representing the product of (i) a maximum of 150% of the target payout based on Company financial metrics and (ii) a maximum of 150% of the target payout based on individual performance objectives. The actual amount earned by each NEO under the 2024 ABP is reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 72. For additional information about our 2024 ABP and a discussion of how these amounts are determined, please see Short-Term Incentives and  2024 Annual Bonus Plan on pages 57 and 88, respectively.
(2)The amounts in these columns reflect threshold, target and maximum share issuance under our 2024 rTSR PSP and 2024 ONSG PSP. The target performance-based RSUs awarded under these programs were granted to our NEOs in February 2024 as part of our annual review process and were awarded under our 2011 LTIP, as effective on the date of grant. For additional details regarding the awards to our NEOs pursuant to our 2024 rTSR PSP and 2024 ONSG PSP, please see footnotes 6 and 7 to this table on the following page.

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(3)The Compensation Committee approved the awards in this table on February 6, 2024, with a grant date of February 12, 2024.
(4)The amounts in these columns reflect the number of service-based RSUs and stock options granted to our NEOs under our 2011 LTIP as effective on the date of grant during 2024.
(5)The amounts in this column have been determined in accordance with FASB ASC Topic 718. See footnotes 2 and 3 to the Summary Compensation Table for a description of the assumptions used in determining the grant date fair value of these awards beginning on page 72.
(6)These awards were granted pursuant to our 2024 rTSR PSP. The threshold award level represents the minimum share issuance for each award that a participant may receive based on performance, which is 30% of the target rTSR performance-based RSUs awarded under the program. The maximum share issuance for each award is 200% of the target rTSR performance-based RSUs awarded under the 2024 rTSR PSP. For additional information about our 2024 rTSR PSP and a discussion of how these amounts are determined, please see 2024 relative Total Shareholder Return Performance Share Program on page 77.
(7)These awards were granted pursuant to our 2024 ONSG PSP. The threshold award level represents the minimum share issuance for each award that a participant may receive based on performance, which is 50% of the target ONSG performance-based RSUs awarded under the program. The maximum share issuance for each award is 200% of the target ONSG performance-based RSUs awarded under the 2024 ONSG PSP. For additional information about our 2024 ONSG PSP and a discussion of how these amounts are determined, please see 2024 Organic Net Sales Growth Performance Share Program on page 78.
(8)These awards were granted as part of our annual review process and awarded under our 2011 LTIP, as effective on the respective date of grant.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
The following provides information about the terms of our 2024 ABP, 2024 Performance Share Programs and our 2011 LTIP, pursuant to which our NEOs were awarded short- and long-term incentive compensation, as applicable and detailed in the tables above. For additional information regarding the awards granted pursuant to these plans and programs to our NEOs in 2024, please see the Compensation Discussion & Analysis section in this Proxy Statement beginning on page 45.
2024 Annual Bonus Plan
The 2024 ABP is administered by our Compensation Committee. The plan year for the 2024 ABP ran from January 1, 2024 to December 31, 2024. Generally, all U.S. salaried employees not eligible for commissions under sales compensation plans and certain international employees selected for participation were eligible to participate in our 2024 ABP, provided they had completed at least two full months of service during the plan year. Participants generally must be employed with us on the date that payments are made in order to receive awards under the plan. However, in the event of death or retirement or certain involuntary terminations without cause, in each case, as described in the 2024 ABP, participants may receive their annual bonus for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate. Participants who have at least two months of eligibility, but less than a full year, similarly may receive awards under the 2024 ABP on a prorated basis.
In February 2025, the 2024 ABP was amended to clarify the plan’s funding methodology and update certain terminology to reflect a single company-wide funding approach, including use of the Applicable Distribution Percentage to represent the portion of each annual bonus award that is funded based on the Company’s performance against defined financial metrics. No changes were made to the formula for determining individual bonus awards. For additional information on these amendments, refer to Short-Term Incentives in the Compensation Discussion & Analysis section on page 57.
Target Award Opportunity
Eligible participants are provided with a target award opportunity under the 2024 ABP expressed as a percentage of his or her base salary. For a discussion of the 2024 target award opportunities for our NEOs, please see Individual Target Award Opportunity and 2024 Annual Bonus Plan Awards Earned By Our NEOs on pages 59 and 61, respectively.

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Company Performance Determines Applicable Funding Percentage
Company Financial Metrics and Weighting. Under the 2024 ABP, after year-end, a single Company-wide Applicable Distribution Percentage is determined by the Company’s performance against defined financial metrics. The Applicable Distribution Percentage represents the portion of each participant’s annual bonus award that is funded based on the Company’s performance against such metrics. For 2024, our Compensation Committee selected Adjusted Net Sales, Adjusted EPS and Adjusted OIM as our Company-level financial metrics, weighted at 50%, 40% and 10%, respectively. The 2024 ABP also included an ESG modifier (consisting of diversity, equity and inclusion, employee engagement and environmental sustainability goals), and a quality modifier (consisting of operational goals), that depending on the Company’s performance against such goals, could increase or decrease the Applicable Distribution Percentage (in the case of the ESG modifier) or reduce the Applicable Distribution Percentage (in the case of the quality modifier).
Company Metrics Defined. For purposes of our 2024 ABP: (i) Adjusted Net Sales is calculated on a constant currency basis that excludes the impact of foreign currency fluctuations, which are highly variable and difficult to predict, and net sales from acquisitions completed after the establishment of the internal financial plan, as applicable; (ii) Adjusted EPS equals adjusted net income (loss) divided by weighted average shares outstanding for the performance year (adjusted net income (loss) equals GAAP net income (loss) excluding certain charges (credits) from GAAP net income, including, but not limited to, amortization expense, goodwill and other intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio net losses (gains) and impairments, restructuring and restructuring-related net charges (credits), and certain litigation-related net charges (credits), European Union Medical Device Regulation (EU MDR) implementation costs, debt extinguishment net charges, deferred tax expenses (benefits) and discrete tax items); and (iii) Adjusted OIM reflects the Company’s adjusted operating income (GAAP revenue less cost of goods sold less operating expenses, adjusted for certain items consistent with those excluded to determine Adjusted EPS) as a percentage of net sales.
For a discussion of the Company level targets under the 2024 ABP, funding of the aggregate bonus pool and the individual performance component of the 2024 ABP, please see Short-Term Incentives on page 57.
2024 Relative Total Shareholder Return Performance Share Program
Our 2024 rTSR PSP is administered under our 2011 LTIP, as effective at the time of grant of performance-based RSUs under the program. The rTSR performance-based RSUs awarded under the rTSR PSP vest upon the satisfaction of both the Company performance criteria and service criteria under the 2024 rTSR PSP, subject to acceleration in the event of certain qualifying terminations discussed below. Our executives, including our NEOs, were eligible to participate in the 2024 rTSR PSP, which is administered by our Compensation Committee. For a discussion of the rTSR performance-based RSUs awarded to our NEOs in 2024, please see 2024 Long-Term Incentive Awards for Our NEOs on page 64.
Company Performance Criteria
For a discussion of the Company performance criteria under the 2024 rTSR PSP, please see 2024 Long-Term Incentive Awards for Our NEOs on page 64.
Calculation of TSR and Percentile Performance. The TSR for the Company and each other company in the S&P 500 Health Care Index for the three-year performance period is determined based on the following formula:
(Change in Stock Price + Dividends Paid) / Beginning Stock Price
The change in stock price is determined by subtracting the beginning stock price (the daily average closing price of one share of common stock for the two calendar months prior to the beginning of the performance period) from the ending stock price (the daily average closing price of one share of common stock for the last two calendar months of the performance period). The dividends paid are the total of all cash dividends paid on one share of common stock during the performance period.
Following the calculation of the TSR for the three-year performance period for our Company and each of the other companies in the S&P 500 Health Care Index, the companies will be ranked in order of maximum to minimum TSRs for the full three-year performance period. Our percentile performance will be determined by (i) dividing (a) our

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ranking versus that of the other companies in the S&P 500 Health Care Index minus one, by (b) the total number of companies in the S&P 500 Health Care Index minus one, and (ii) subtracting the result from one.
Service Criteria
Generally under the 2024 rTSR PSP, except with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described in the 2024 rTSR PSP and the 2011 LTIP, a participant must be employed with us on December 31, 2026 to be eligible to receive shares of our common stock in respect of his or her rTSR performance-based RSUs as to which the performance criteria under the program have been satisfied.
For information regarding potential payments upon certain terminations of employment or in connection with a change in control, please see Potential Payments Upon Termination or Change in Control on page 86.
2024 Organic Net Sales Growth Performance Share Program
Our 2024 ONSG PSP is administered under our 2011 LTIP, as effective at the time of grant of performance-based RSUs under the program. The 2024 grants of ONSG performance-based RSUs vest upon the satisfaction of both the Company performance criteria and service criteria under the 2024 ONSG PSP, subject to acceleration in the event of certain qualifying terminations discussed in Potential Payments Under Termination or Change in Control on page 86. Our executives, including our NEOs, were eligible to participate under the 2024 ONSG PSP, which is administered by our Compensation Committee. For a discussion of the 2024 ONSG performance-based RSUs awarded to our NEOs in 2024, please see 2024 Long-Term Incentive Awards for Our NEOs on page 64.
Company Performance Criteria
For a discussion of the Company performance criteria under the 2024 ONSG PSP, please see Long-Term Incentives and 2024 Long-Term Incentive Awards for Our NEOs on pages 62 and 64, respectively.
Service Criteria
Generally under the 2024 ONSG PSP, except with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described in the 2024 ONSG PSP and the 2011 LTIP, a participant must be employed with us on December 31, 2026 to be eligible to receive shares of our common stock in respect of his or her 2024 ONSG performance-based RSUs as to which the performance criteria under the program have been satisfied.
For information regarding potential payments upon certain terminations of employment or in connection with a change in control, please see Potential Payments Upon Termination or Change in Control on page 86.
Amended and Restated 2011 Long-Term Incentive Plan
Employees, directors and other individuals who provide services to us and our affiliates who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our success or that of our affiliates are eligible for awards under our 2011 LTIP.
The purpose of the broad-based equity incentive award opportunities available for grant under our 2011 LTIP is to attract, retain, engage and focus key employees and other eligible participants on achieving long-term stockholder value by rewarding them for the increased performance of our common stock underlying such awards. Our 2011 LTIP is administered by our Compensation Committee and provides for the grant of restricted or unrestricted common stock, restricted stock units, options to acquire our common stock, and stock appreciation rights (SARs), including types of awards subject to attainment of performance conditions. Our 2011 LTIP prohibits repricing or replacement of options or SARs and the issuance of in-the-money options or SARs and includes limitations on the amounts of grants and payments to any individual within a given year as well as certain other customary limitations.
Generally, the RSUs granted to our executives, including our NEOs, vest in four equal annual installments from the first anniversary of the date of grant, subject to continued service on each applicable vesting date. Generally, stock options vest in four equal annual installments, subject to continued service on each applicable vesting date, and expire on the tenth anniversary of the date of grant.

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Certain Separations From Service
Generally, except with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described in the applicable award agreement, all equity awards terminate to the extent not vested immediately prior to the cessation of employment, and to the extent vested but not exercised at such time, remain exercisable for the lesser of one year or until the expiration of the stated term of the award. Further, in the event of a termination for “cause” (defined as conviction of, or a failure to contest prosecution for, a felony, or misconduct or dishonesty that is harmful to the Company’s business or reputation), or as a result of reasons that cast such discredit on the individual as to justify immediate termination of the award, in each case, as determined in the Compensation Committee’s sole discretion, all outstanding equity awards (including unexercised stock options, whether vested or unvested) terminate immediately upon notice of such termination.
For a discussion of our plans and arrangements under which a change in control and/or termination of employment triggers payments or benefits, including our 2011 LTIP, please see Potential Payments Upon Termination or Change in Control on page 86. Potential payments to our NEOs in 2024 under such plans or arrangements are included in the tables beginning on page 90.
2024 Equity Awards
With respect to our executives, including our NEOs, our Compensation Committee set the mix of equity award opportunities under our 2024 LTI Program at 25% target rTSR performance-based RSUs, 25% target ONSG performance-based RSUs, 25% stock options and 25% service-based RSUs. The stock options and the service-based RSUs granted in 2024 vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to continued service on each applicable vesting date and except as set forth in Certain Separations From Service above. rTSR and ONSG performance-based RSUs typically vest upon satisfaction of both performance and service criteria at the end of the three-year performance period. For a discussion of the 2024 equity awards made to our NEOs, please see Long-Term Incentives on page 62.

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Outstanding Equity Awards at Fiscal Year End Table
The following table provides information with respect to outstanding unexercised non-qualified stock options and unvested restricted stock units for each NEO as of December 31, 2024.

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Michael F. Mahoney	2/22/2016	168,635	—	17.26	2/22/2026
	2/28/2017	296,442	—	24.55	2/28/2027
	2/15/2018	278,086	—	27.09	2/15/2028
	2/21/2019	217,917	—	40.12	2/21/2029
	2/18/2020	243,362	—	42.16	2/18/2030
	2/17/2021	176,886	58,963	37.50	2/17/2031
	2/16/2022	93,014	93,015	44.19	2/16/2032
	2/14/2023	42,996	128,988	47.28	2/14/2033
	2/12/2024	—	144,516	64.99	2/12/2034
	2/17/2021					18,334		1,637,593
	2/16/2022					32,530		2,905,580
	2/14/2023					49,572		4,427,771
	2/12/2024					54,816		4,896,165
	2/16/2022					57,121	(4)	5,102,048
	2/16/2022					130,118	(5)	11,622,140
	2/14/2023								132,190	(6)	11,807,211
	2/12/2024								109,632	(7)	9,792,330
	2/14/2023								132,190	(8)	11,807,211
	2/12/2024								109,632	(9)	9,792,330
Daniel J. Brennan	2/23/2015	15,087	—	16.31	2/23/2025
	2/22/2016	16,865	—	17.26	2/22/2026
	2/28/2017	55,600	—	24.55	2/28/2027
	2/15/2018	46,927	—	27.09	2/15/2028
	2/21/2019	47,417	—	40.12	2/21/2029
	2/18/2020	55,309	—	42.16	2/18/2030
	2/17/2021	44,221	14,741	37.50	2/17/2031
	2/16/2022	24,264	24,265	44.19	2/16/2032
	2/14/2023	11,351	34,053	47.28	2/14/2033
	2/12/2024	—	38,537	64.99	2/12/2034
	2/17/2021					4,584		409,443
	2/16/2022					8,486		757,970
	2/14/2023					13,087		1,168,931
	2/12/2024					14,617		1,305,590
	2/16/2022					14,901	(4)	1,330,957
	2/26/2022					33,944	(5)	3,031,878
	2/14/2023								34,898	(6)	3,117,089
	2/12/2024								29,234	(7)	2,611,181
	2/14/2023								34,898	(8)	3,117,089
	2/12/2024								29,234	(9)	2,611,181

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Name	Option Awards							Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Arthur C. Butcher	2/22/2016	4,036		—		17.26	2/22/2026
	6/1/2016	12,706		—		22.71	6/1/2026
	2/28/2017	24,703		—		24.55	2/28/2027
	2/15/2018	27,808		—		27.09	2/15/2028
	2/21/2019	22,195		—		40.12	2/21/2029
	2/18/2020	35,398		—		42.16	2/18/2030
	2/17/2021	27,336		9,113		37.50	2/17/2031
	2/16/2022	14,558		14,559		44.19	2/16/2032
	5/2/2022	11,133		11,134	(10)	41.63	5/2/2032
	2/14/2023	8,255		24,766		47.28	2/14/2033
	2/12/2024	—		28,396		64.99	2/12/2034
	2/17/2021							2,834		253,133
	2/16/2022							5,092		454,817
	2/14/2023							9,518		850,148
	2/12/2024							10,770		961,976
	5/2/2022							4,204	(10)	375,501
	2/16/2022							8,940	(4)	798,521
	2/16/2022							20,366	(5)	1,819,091
	2/14/2023										25,380	(6)	2,266,942
	2/12/2024										21,540	(7)	1,923,953
	2/14/2023										25,380	(8)	2,266,942
	2/12/2024										21,540	(9)	1,923,953
Joseph M. Fitzgerald	12/1/2017	306,372		—		26.15	12/1/2027
	2/15/2018	69,521		—		27.09	2/15/2028
	2/21/2019	50,443		—		40.12	2/21/2029
	2/18/2020	55,309		—		42.16	2/18/2030
	7/1/2020	116,959	(11)	—		35.28	7/1/2030
	2/17/2021	40,201		13,401		37.50	2/17/2031
	2/16/2022	22,646		22,648		44.19	2/16/2032
	2/14/2023	11,351		34,053		47.28	2/14/2033
	2/12/2024	—		36,509		64.99	2/12/2034
	2/17/2021							4,167		372,196
	2/16/2022							7,920		707,414
	2/14/2023							13,087		1,168,931
	2/12/2024							13,848		1,236,903
	2/16/2022							13,907	(4)	1,242,173
	2/16/2022							31,680	(5)	2,829,658
	2/14/2023										34,898	(6)	3,117,089
	2/12/2024										27,696	(7)	2,473,807
	2/14/2023										34,898	(8)	3,117,089
	2/12/2024										27,696	(9)	2,473,807

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Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Jeffrey B. Mirviss	2/28/2017	32,938	—	24.55	2/28/2027
	2/15/2018	30,589	—	27.09	2/15/2028
	12/3/2018	29,114	—	38.51	12/03/2028
	2/21/2019	36,319	—	40.12	2/21/2029
	2/18/2020	42,035	—	42.16	2/18/2030
	2/17/2021	32,160	10,721	37.50	2/17/2031
	2/16/2022	16,984	16,986	44.19	2/16/2032
	2/14/2023	7,223	21,670	47.28	2/14/2033
	2/12/2024	—	22,311	64.99	2/12/2034
	2/17/2021					3,334		297,793
	2/16/2022					5,940		530,561
	2/14/2023					8,328		743,857
	2/12/2024					8,462		755,826
	2/16/2022					10,430	(4)	931,608
	2/16/2022					23,760	(5)	2,122,243
	2/14/2023								22,208	(6)	1,983,619
	2/12/2024								16,924	(7)	1,511,652
	2/14/2023								22,208	(8)	1,983,619
	2/12/2024								16,924	(9)	1,511,652
(1)All stock options are non-qualified stock options and vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to continued service on each applicable vesting date.
(2)Unless otherwise noted, all service-based RSUs vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to continued service on each applicable vesting date.
(3)Unless otherwise noted, the amounts reflected in this column are based on the closing price of our common stock on the last trading day of 2024, which was $89.32.
(4)In February 2022, each of our NEOs was awarded Free Cash Flow (FCF) performance-based RSUs under our 2022 FCF PSP. Our Adjusted FCF performance over the one-year performance period that ended December 31, 2022 was 93.9% relative to target performance for the same period. Accordingly, in February 2023, the Compensation Committee determined that pursuant to the terms of the 2022 FCF PSP, 87.8% of the target number of FCF performance-based RSUs had satisfied the performance criteria under the program. These awards were settled in January 2025. The FCF PSP was replaced in 2023 with the ONSG PSP. Accordingly, all awards issued under the FCF PSP have fully vested and been settled.
(5)In February 2022, each of our NEOs was awarded rTSR performance-based RSUs under our 2022 rTSR PSP. Our rTSR performance was at the 93rd percentile relative to all companies in the S&P 500 Health Care Index over the performance cycle comprising the three-year period that ended December 31, 2024. Accordingly in February 2025, the Compensation Committee determined that pursuant to the terms of the 2022 rTSR PSP, 200% of the target number of rTSR performance-based RSUs had been earned based on the performance criteria under the program. These awards were settled in February 2025.
(6)In February 2023, each of our NEOs was awarded ONSG performance-based RSUs under our 2023 ONSG PSP. In accordance with the SEC rules, the number of performance-based RSUs shown represents the number of units that may be earned as of December 31, 2024 based on the maximum performance. The SEC rules require that the maximum number of units be disclosed because the number of units that would have been earned based on actual results under the performance conditions for the two-year period from January 1, 2023 through December 31, 2024 (instead of through the end of the performance period on December 31, 2025) was between the target and maximum level of performance under the program.
(7)In February 2024, each of our NEOs was awarded ONSG performance-based RSUs under our 2024 ONSG PSP. In accordance with the SEC rules, the number of performance-based RSUs shown represents the number of units that may be earned as of

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December 31, 2024 based on the maximum performance. The SEC rules require that the maximum number of units be disclosed because the number of units that would have been earned based on actual results under the performance conditions for the one-year period from January 1, 2024 through December 31, 2024 (instead of through the end of the performance period on December 31, 2026) was between the target and maximum level of performance under the program.
(8)In February 2023, each of our NEOs was awarded rTSR performance-based RSUs under our 2023 rTSR PSP. In accordance with SEC rules, the number of performance-based RSUs shown represents the number of units that may be earned as of December 31, 2024 based on the maximum performance. The SEC rules require that the maximum number of units be disclosed because the number of units that would have been earned based on actual results under the performance conditions for the two-year period from January 1, 2023 through December 31, 2024 (instead of through the end of the performance period on December 31, 2025) was between the target and maximum level of performance under the program.
(9)In February 2024, each of our NEOs was awarded rTSR performance-based RSUs under our 2024 rTSR PSP. In accordance with SEC rules, the number of performance-based RSUs shown represents the number of units that may be earned as of December 31, 2024 based on the maximum performance. The SEC rules require that the maximum number of units be disclosed because the number of units that would have been earned based on actual results under the performance conditions for the one-year period from January 1, 2024 through December 31, 2024 (instead of through the end of the performance period on December 31, 2026) was between the target and maximum level of performance under the program.
(10)On May 2, 2022, Mr. Butcher was granted stock awards in connection with his promotion to Executive Vice President, Group President, MedSurg and Asia Pacific. The RSU and non-qualified stock option awards for Mr. Butcher each vest in four equal annual installments, beginning on the first anniversary of the date of each grant.
(11)Mr. Fitzgerald was granted an equity incentive award in the form of a non-qualified stock option, which vested in one single installment on January 1, 2023, in connection with his offer of employment as the Executive Vice President and President, Interventional Cardiology.
Options Exercised and Stock Vested
The following table sets forth information regarding stock options that were exercised and RSUs that vested for our NEOs during the year ended December 31, 2024:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael F. Mahoney	335,659	22,397,856	310,013	19,487,826
Daniel J. Brennan	78,116	4,239,062	77,539	4,874,346
Arthur C. Butcher	16,742	943,181	50,514	3,196,219
Joseph M. Fitzgerald	116,639	7,456,315	71,326	4,486,302
Jeffrey B. Mirviss	63,898	3,233,503	56,001	3,519,194
(1)The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the option exercise price and the average sale price of the shares sold on the date of sale.
(2)The amounts shown in this column represent the number of shares vested or earned multiplied by the closing price of our common stock on the vesting date.
Defined Benefit Retirement Plan
All of our executive officers, including our NEOs, are eligible to participate in our defined benefit Executive Retirement Plan, as amended and restated, effective March 1, 2025 (Executive Retirement Plan). The Executive Retirement Plan is a defined benefit plan that is intended to provide a clear and consistent approach to managing retirement-eligible executive departures with a standard, mutually understood separation and post-employment relationship. The Executive Retirement Plan provides retiring executives with a lump sum benefit of 2.5 months of salary for each year of service, up to a maximum of 36 months’ pay. The lump sum payments are made in the first payroll period after the last day of the six-month period following retirement. Receipt of payment is conditioned upon the retiring employee entering into a separation agreement with us that includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the

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Company. The Executive Retirement Plan provides that in the event the executive breaches the non-competition or non-solicitation provision of his or her separation agreement, the executive must, in addition to any other court-ordered relief, repay to the Company all amounts paid under the Executive Retirement Plan.
To receive benefits under the Executive Retirement Plan, upon his or her retirement an executive’s age plus his or her years of service with us must exceed 65 years (provided that the executive is at least 55 years old and has been employed by us for at least five years). For purposes of the Executive Retirement Plan, “retirement” means any separation from service (as defined therein) other than a termination for “cause” (defined as conviction of, or failure to contest prosecution for, a felony, or misconduct or dishonesty that is harmful to our business or reputation). In addition, if an executive dies and is otherwise eligible for benefits under the Executive Retirement Plan on the date of his or her death, benefits under the Executive Retirement Plan will be paid within 60 days of the executive’s death.
For retirement-eligible NEOs as of December 31, 2024 (Messrs. Mahoney, Brennan, Fitzgerald and Mirviss), the present value of accrued benefits is calculated as the value of their lump sum benefit under the Executive Retirement Plan based on the NEO’s base salary, age and number of years of credited service as of December 31, 2024. For our NEO who was not eligible for retirement as of December 31, 2024 (Mr. Butcher, who will be retirement eligible in 2025), the present value of accrued benefits is calculated based on the respective NEO’s base salary, age and number of years of credited service as of December 31, 2024, discounted to December 31, 2024 from the earliest retirement eligibility date, using a discount rate of 5.17% per year. This valuation methodology is consistent with the methodology we use for financial statement accounting purposes, except that NEOs are assumed to remain employed by us until their earliest retirement age under the Executive Retirement Plan (or their age on December 31, if eligible for retirement on that date). For financial statement accounting purposes, the valuation considers the probability that the executives will achieve retirement age. For a more detailed description of the assumptions used in valuing accrued benefits under the Executive Retirement Plan, please see Note Q — Employee Retirement Plans to our 2024 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024.
The table below shows the present value of accumulated benefits payable to each of our NEOs, including the numbers of years of service credited to each NEO, under our Executive Retirement Plan as of December 31, 2024.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Michael F. Mahoney	BSC Executive Retirement Plan	13.20	3,850,000	—
Daniel J. Brennan	BSC Executive Retirement Plan	28.06	2,550,073	—
Arthur C. Butcher	BSC Executive Retirement Plan	28.00	2,089,506	—
Joseph M. Fitzgerald	BSC Executive Retirement Plan	34.21	2,550,013	—
Jeffrey B. Mirviss	BSC Executive Retirement Plan	26.12	2,055,004	—
(1)The numbers of years of credited service reflect the NEO’s actual years of service as of December 31, 2024. We do not credit additional years of service under the Executive Retirement Plan. Rather, the plan provides that the number of years of credited service is calculated through the NEO’s last day worked. Partially completed years of service are prorated based on calendar days and calculated to the second decimal point.
(2)Amounts are computed as of December 31, 2024, the same retirement plan measurement date used for financial statement reporting purposes for our audited financial statements for the year ended December 31, 2024.
Nonqualified Deferred Compensation
The Company’s Deferred Bonus Plan provides certain of our management, including our NEOs, an opportunity to defer a portion of their annual award under our ABP. The Deferred Bonus Plan provides participants the opportunity to defer up to 75% of their annual award under our ABP until the earlier of (i) termination of employment or (ii) an elected distribution date, such election to be made by June 30th of each year. Investment choices under the Deferred Bonus Plan are generally the same as those under our 401(k) Retirement Savings Plan, except that, among other things, participants may not elect to invest in the BSC Stock Fund. Distributions under the Deferred Bonus Plan are in either lump sum payments or annual installments over a period of two to five years, as specified by the participant. Mr. Butcher elected to defer 30%, 60%, and 35%, respectively, of his 2022, 2023 and 2024 ABP awards payable in

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2023, 2024 and 2025. Messrs. Fitzgerald and Mahoney each elected to defer 75% of their 2022, 2023, and 2024 ABP awards payable in 2023, 2024 and 2025.
In September 2004, we committed to fund a special one-time contribution to our 401(k) Retirement Savings Plan for the benefit of our employees. In June 2005, we adopted an Excess Benefit Plan, a non-qualified deferred compensation plan designed to provide specific supplemental benefits to those employees who would have exceeded the 2004 Internal Revenue Code contribution limits if the special contribution had been made to their 401(k) Retirement Savings Plan accounts. Accordingly, the historic Excess Benefit Plan was established to accept the “overflow” contributions resulting from the special one-time contribution on behalf of participating employees, including certain of our NEOs. Investment choices under the historic Excess Benefit Plan are generally the same as those under our 401(k) Retirement Savings Plan, except that, among other things, executive officers may not elect to invest in the BSC Stock Fund. The investment elections are made by each participant and may be changed daily. Generally, a lump sum cash payment of their respective account balances under the Excess Benefit Plan is made to participants determined to be “specified employees,” including certain of our NEOs, commencing no earlier than six months and one day following their “separation from service.”
The table below shows the aggregate earnings and balances for each of our NEOs under our historic Excess Benefit Plan and Deferred Bonus Plan as of December 31, 2024.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)
Michael F. Mahoney(2)	Excess Benefit Plan	—	—	—	—	—
	Deferred Bonus Plan	—	2,433,113	705,333	—	6,099,272
Daniel J. Brennan	Excess Benefit Plan	—	—	19,027	—	108,101
	Deferred Bonus Plan	—	—	—	—	—
Arthur C. Butcher	Excess Benefit Plan	—	—	11,982	—	85,746
	Deferred Bonus Plan	—	454,123	378,431	—	2,664,083
Joseph M. Fitzgerald	Excess Benefit Plan	—	—	14,979	—	120,812
	Deferred Bonus Plan	—	762,493	816,492	—	7,121,587
Jeffrey B. Mirviss	Excess Benefit Plan	—	—	3,327	—	25,395
	Deferred Bonus Plan	—	—	546,124	—	3,796,812
(1)No portion of the amounts in this column is included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2022, 2023 and 2024 in the Summary Compensation Table on page 72 as the earnings were neither above-market nor preferential.
(2)Mr. Mahoney was not employed by the Company when the one-time 401(k) contribution was made to our historic Excess Benefit Plan.

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Potential Payments Upon Termination or Change in Control
Executive Retirement Plan
All of our executives, including our NEOs, are eligible to participate in our Executive Retirement Plan. The Executive Retirement Plan is intended to provide a clear and consistent approach to managing executive departures with a standard mutually-understood separation and post-employment relationship. The benefits payable to our executives upon “retirement” under the Executive Retirement Plan, as well as the present value of amounts accrued thereunder as of December 31, 2024, are reflected in the table and the related footnotes and narrative to Defined Benefit Retirement Plan on page 83. In addition, changes in the present value of the benefits under the Executive Retirement Plan from December 31, 2023 to December 31, 2024 are reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 72. For further discussion of our Executive Retirement Plan, please see the footnotes and narrative to the table in Defined Benefit Retirement Plan on page 83.
Change in Control Agreements
We have entered into Change in Control Agreements with our executives, including our NEOs, and other key employees. Our Change in Control Agreements for our executives are limited to a three-year term and provide that if both a change in control occurs during the term of the agreement and the executive’s employment is terminated either by us without “Cause” or by the executive for “Good Reason” (each as described below) during the two-year period following the change in control, then the executive would be entitled to certain compensation as set forth herein.
On the occurrence of the events set forth above, a non-CEO executive officer would be entitled to receive a lump sum payment of two times the sum of (i) the executive’s base salary and (ii) target incentive bonus (or prior year’s bonus, if higher). Our CEO would be entitled to receive a lump sum payment of three times this amount. Additionally, an executive would be entitled to receive a prorated target incentive bonus for the year in which his or her termination occurred, continuation of health, life insurance and other welfare benefits for up to three years, and reimbursement for up to $100,000 in legal fees and expenses incurred by an executive in disputing termination or enforcing rights under his or her Change in Control Agreement. Our Change in Control Agreements further provide that all equity awards granted to executives require both a change in control and a termination without Cause or resignation by the executive for Good Reason within two years after the change in control in order to accelerate vesting; provided, however, that if the surviving or acquiring entity in a change in control transaction does not provide for the substitution or assumption of outstanding equity awards, such outstanding awards will immediately become fully vested. Our Compensation Committee, with the assistance of its independent compensation consultant, regularly reviews our form of Change in Control Agreements to evaluate their effectiveness and competitiveness.
The Change in Control Agreements include a “best net” provision that requires a reduction in the amount of the severance paid to an executive if the reduction would result in a greater after-tax amount. In exchange for the benefits afforded under our Change in Control Agreements, our executives agree to certain non-disclosure restrictions, a two-year non-solicitation obligation and to execute and not revoke a release in favor of the Company. Executives, including our NEOs, who receive payments under our Change in Control Agreements cannot also receive payments and benefits under our Executive Retirement Plan or Severance Plan For Exempt Employees (the Severance Plan).
For purposes of our Change in Control Agreements, “Cause” generally means willfully engaging in criminal or fraudulent acts or gross misconduct that is demonstrably and materially injurious to the Company. “Good Reason” generally means, among other things, assignment of duties inconsistent with the executive’s status as an executive or an adverse alteration of the executive’s duties; a reduction in annual base salary or bonus or failure to increase salary at a rate commensurate with that of other key executives; an adverse change in long-term incentive opportunities; failure by the Company to continue to provide comparable benefits or continue in effect, or continue the executive’s participation in, any compensation plan in which the executive participates; the relocation of the executive’s principal place of work more than 50 miles; or failure by the Company to obtain a satisfactory agreement from any successor entity to agree to perform the Change in Control Agreement.

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Executive Compensation
Long-Term Incentive Plan
Equity awards granted to our executives under our 2011 LTIP, as previously in effect and as amended, require both a change in control and a subsequent termination without Cause or resignation for Good Reason pursuant to the terms of our Change in Control Agreements for accelerated vesting where the surviving or acquiring entity assumes outstanding awards.
The terms of all service-based RSUs and stock options granted in 2024 to our employees, including our NEOs, provide that in the event that the employee’s employment terminates:
(i)due to retirement (as defined in the 2011 LTIP) prior to the first anniversary of the equity award grant date, the unvested service-based RSUs and unvested stock options will immediately lapse and be forfeited;
(ii)due to death or disability (in each case as defined in the 2011 LTIP) prior to the first anniversary of the equity award grant date, the unvested service-based RSUs and stock options will vest in full and, as to the stock options, will become immediately exercisable; or
(iii)due to retirement, death or disability after the first anniversary of the equity award grant date, the unvested service-based RSUs and stock options will vest in full, and, as to the stock options, be immediately exercisable.
Our 2011 LTIP is more fully described on page 78 in the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Amended and Restated 2011 Long-Term Incentive Plan.
Relative Total Shareholder Return Performance Share Programs
Our rTSR PSPs cover our executives, including our NEOs, and are administered by the Compensation Committee. Under our 2022, 2023 and 2024 rTSR PSPs, if a participant’s employment terminates due to death or disability prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the rTSR performance-based RSUs as to which the performance criteria under the program have been satisfied at the end of the three-year performance period as if the participant had been employed until the end of the three-year performance period. Under our 2022, 2023 and 2024 rTSR PSPs, if a participant’s employment terminates due to retirement after December 31 in the year of grant and prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the rTSR performance-based RSUs as to which the performance criteria under the program have been satisfied at the end of the three-year performance period, on a prorated basis through the date of retirement; however, such awards will be forfeited in their entirety in the event that retirement occurs on or prior to December 31 in the year of grant.
Pursuant to the terms of our Change in Control Agreements, the rTSR performance-based RSUs awarded to our executives require both a change in control and a subsequent termination without Cause or resignation for Good Reason for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Under our rTSR PSPs and our Change in Control Agreements, if a change in control and a subsequent termination without Cause or resignation for Good Reason occurs after December 31 in the year of grant, but prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the rTSR performance-based RSUs as to which the performance criteria under the program have been satisfied on the last day of the month preceding the date on which the change in control is consummated, on a prorated basis. Such awards will be forfeited in their entirety in the event of a change in control that occurs prior to the end of the first year of the three-year performance period.
Our 2024 rTSR PSP is more fully described in the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table —2024 Relative Total Shareholder Return Performance Share Program on page 77.
Organic Net Sales Growth Performance Share Program
Our ONSG PSP covers our executives, including our NEOs, and is administered by our Compensation Committee. Under our 2024 ONSG PSP, if a participant’s employment terminates due to death or disability prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the ONSG performance-based RSUs as to which the performance criteria under the program have been satisfied at the end of the three-year performance period as if the participant had been employed until the end of the three-year performance period. Under our 2024 ONSG PSP, if a participant’s employment terminates due to retirement after December 31 in the year of grant and prior to the end of the three-year performance period, shares of our common

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stock will be issued in respect of the ONSG performance-based RSUs as to which the performance criteria under the program have been satisfied at the end of the three-year performance period, on a prorated basis through the date of retirement; however, such awards will be forfeited in their entirety in the event that retirement occurs on or prior to December 31 in the year of grant.
Pursuant to the terms of our Change in Control Agreements, the ONSG performance-based RSUs awarded to our executives require both a change in control and a subsequent termination without Cause or resignation for Good Reason for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Under our ONSG PSP and our Change in Control Agreements, if a change in control and a subsequent termination without Cause or resignation for Good Reason occurs after December 31 in the year of grant, but prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the ONSG performance-based RSUs as to which the performance criteria under the program have been satisfied on the last day of the month preceding the date on which the change in control is consummated, on a prorated basis. Such awards will be forfeited in their entirety in the event of a change in control that occurs prior to the end of the first year of the three-year performance period.
Our 2024 ONSG PSP is more fully described in the narrative disclosure to the Narrative Disclosures to the Summary Compensation Table and Grants of Plan-Based Awards Table on page 76.
2024 Annual Bonus Plan
Our 2024 ABP is generally available to all U.S. salaried personnel not eligible for commissions under sales compensation plans, including our NEOs, and certain international employees working in positions designated by the Company as eligible to participate in the 2024 ABP. To be eligible to receive their incentive award, participants generally must be employed by us on the date payments are made under the 2024 ABP. However, in the event of death, retirement or certain involuntary terminations without cause, in each case, as described in the 2024 ABP, participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate (subject to certain minimum months of service requirements). Grants of performance incentive awards to our NEOs under our 2024 ABP are reflected in the Summary Compensation Table on page 72 in the “Non-Equity Incentive Plan Compensation” column, and our 2024 ABP is more fully described in Short-Term Incentives and Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2024 Annual Bonus Plan on page 76.
Severance Plans
We maintain severance plans for eligible employees, including our NEOs, under which participants are entitled to receive certain payments and benefits for specified periods of time following a qualifying termination. Such benefits are only available in the event of involuntary terminations due to layoff, defined in the severance plan as termination of employment that the Company determines is either (i) due to an anticipated facility relocation or closing or a reduction of staffing levels where the employee has not refused a similar position (as such term is defined under the severance plan) with the Company, or (ii) resulting from an anticipated sale, merger or reorganization of our Company where the employee is not provided an opportunity to be employed in a similar position with the acquiring or resulting entity. Executives, including our NEOs, who are eligible to receive payments under our Executive Retirement Plan or who receive severance payments under a Change in Control Agreement are not also eligible to receive payments and benefits under our severance plans.
The Severance Plan provides that director level and above exempt employees, including certain of our NEOs, are eligible for:
(i)two weeks of payments for each completed year of service to the Company, based on the weekly rate of the employee’s salary in effect on the date of his or her termination, with a minimum benefit of 26 weeks and a maximum benefit of 52 weeks;
(ii)one month of subsidized health and dental coverage for each completed year of service to the Company with a minimum benefit of six months and a maximum benefit of 12 months; and
(iii)outplacement services (currently capped at $2,000), in each case, in the event of certain involuntary terminations described above.

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Additionally, the Severance Plan provides that, in the event of certain involuntary terminations, employees eligible to participate in our ABP may be entitled to a prorated bonus if such involuntary termination occurs on or after October 1 of a calendar year. The prorated bonus is calculated by multiplying the amount of the bonus an employee would have received for the calendar year, had he or she remained employed by the Company until the bonus payment date (or, if less, the target bonus) (Bonus), times a fraction, as follows:

Bonus	x	number of days in which employee was bonus eligible during calendar year number of days in the calendar year
Under the Severance Plan, the payment of severance benefits is subject to the Company’s receipt of a release of claims. In addition, the maximum severance payment available under the plan is limited to twice the Internal Revenue Code dollar limitation in effect for qualified plans for the calendar year immediately preceding the calendar year in which the termination occurs.
The following tables show potential payments to Messrs. Mahoney, Brennan, Butcher, Fitzgerald and Mirviss under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment, in each case assuming the termination was effective before the end of the day on December 31, 2024 and, where applicable, using the closing price of our common stock of $89.32 per share on the last trading day of 2024. In each case, amounts in these tables do not include amounts payable, if any, to our NEOs who were not retirement eligible on December 31, 2024 pursuant to our Executive Retirement Plan, which are described in the table and accompanying narrative and footnotes in Defined Benefit Retirement Plan on page 83.

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Michael F. Mahoney

Payments Due Upon Termination:	Termination for Cause ($)(1)	Voluntary Termination ($)(2)	Involuntary Termination Without Cause ($)(3)	Change in Control ($)(4)	Termination Following Change in Control ($)(4)	Disability ($)	Death ($)	Retirement ($)
Cash Severance
Base Salary	—	—	—	—	4,200,000	—	—	—
Bonus	—	—	—	—	9,732,450	—	—	—
Pro rata Target Bonus(5)	—	2,170,000	2,170,000	—	2,170,000	2,170,000	2,170,000	2,170,000
Total Cash Severance	—	2,170,000	2,170,000	—	16,102,450	2,170,000	2,170,000	2,170,000
Benefits
Health and Welfare Benefits(6)	—	—	—	—	59,786	—	—	—
Post-Termination Life Insurance	—	—	—	—	2,016	—	—	—
Executive Retirement Plan(7)	—	3,850,000	3,850,000	—	—	3,850,000	3,850,000	3,850,000
Other Benefits(8)	—	—	—	—	—	—	—	—
Total Benefits	—	3,850,000	3,850,000	—	61,802	3,850,000	3,850,000	3,850,000
280G or Other Tax Adjustment	—	—	—	—	—	—	—	—
Long Term Incentives
Value of Accelerated Stock Options(9)	—	12,675,885	12,675,885	—	16,191,959	16,191,959	16,191,959	12,675,885
Value of Accelerated Restricted Stock Units(10)	—	47,958,249	47,958,249	—	52,854,415	80,310,470	80,310,470	47,958,249
Total Value of Accelerated Equity Grants	—	60,634,134	60,634,134	—	69,046,374	96,502,429	96,502,429	60,634,134
Total Value: All Benefits	—	66,654,134	66,654,134	—	85,210,626	102,522,429	102,522,429	66,654,134

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Daniel J. Brennan

Payments Due Upon Termination:	Termination for Cause ($)(1)	Voluntary Termination ($)(2)	Involuntary Termination Without Cause ($)(3)	Change in Control ($)(4)	Termination Following Change in Control ($)(4)	Disability ($)	Death ($)	Retirement ($)
Cash Severance
Base Salary	—	—	—	—	1,700,048	—	—	—
Bonus	—	—	—	—	2,647,876	—	—	—
Pro rata Target Bonus(5)	—	935,027	935,027	—	935,027	935,027	935,027	935,027
Total Cash Severance	—	935,027	935,027	—	5,282,951	935,027	935,027	935,027
Benefits
Health and Welfare Benefits(6)	—	—	—	—	44,095	—	—	—
Post-Termination Life Insurance	—	—	—	—	1,698	—	—	—
Executive Retirement Plan(7)	—	2,550,073	2,550,073	—	—	2,550,073	2,550,073	2,550,073
Other Benefits(8)	—	—	—	—	—	—	—	—
Total Benefits	—	2,550,073	2,550,073	—	45,793	2,550,073	2,550,073	2,550,073
280G or Other Tax Adjustment	—	—	—	—	—	—	—	—
Long Term Incentives
Value of Accelerated Stock Options(9)	—	3,290,546	3,290,546	—	4,228,151	4,228,151	4,228,151	3,290,546
Value of Accelerated Restricted Stock Units(10)	—	12,556,239	12,556,239	—	13,861,830	21,162,230	21,162,230	12,556,239
Total Value of Accelerated Equity Grants	—	15,846,785	15,846,785	—	18,089,981	25,390,381	25,390,381	15,846,785
Total Value: All Benefits	—	19,331,885	19,331,885	—	23,418,725	28,875,481	28,875,481	19,331,885

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Arthur C. Butcher

Payments Due Upon Termination:	Termination for Cause ($)(1)	Voluntary Termination ($)(2)	Involuntary Termination Without Cause ($)(3)	Change in Control ($)(4)	Termination Following Change in Control ($)(4)	Disability ($)	Death ($)	Retirement ($)
Cash Severance
Base Salary	—	—	690,000	—	1,430,000	—	—	—
Bonus	—	—	—	—	1,513,744	—	—	—
Pro rata Target Bonus(5)	—	—	607,750	—	607,750	—	607,750	—
Total Cash Severance	—	—	1,297,750	—	3,551,494	—	607,750	—
Benefits
Health and Welfare Benefits(6)	—	—	20,988	—	70,589	—	—	—
Post-Termination Life Insurance	—	—	—	—	1,425	—	—	—
Executive Retirement Plan(7)	—	—	—	—	—	—	—	—
Other Benefits(8)	—	—	2,000	—	—	—	—	—
Total Benefits	—	—	22,988	—	72,014	—	—	—
280G or Other Tax Adjustment	—	—	—	—	—	—	—	—
Long Term Incentives
Value of Accelerated Stock Options(9)	—	—	—	—	3,392,301	3,392,301	3,392,301	—
Value of Accelerated Restricted Stock Units(10)	—	—	—	—	9,556,362	14,915,547	14,915,547	—
Total Value of Accelerated Equity Grants	—	—	—	—	12,948,663	18,307,848	18,307,848	—
Total Value: All Benefits	—	—	1,320,738	—	16,572,171	18,307,848	18,915,598	—

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Joseph M. Fitzgerald

Payments Due Upon Termination:	Termination for Cause ($)(1)	Voluntary Termination ($)(2)	Involuntary Termination Without Cause ($)(3)	Change in Control ($)(4)	Termination Following Change in Control ($)(4)	Disability ($)	Death ($)	Retirement ($)
Cash Severance
Base Salary	—	—	—	—	2,550,013	—	—	—
Bonus	—	—	—	—	3,049,971	—	—	—
Pro rata Target Bonus(5)	—	765,004	765,004	—	765,004	765,004	765,004	765,004
Total Cash Severance	—	765,004	765,004	—	6,364,988	765,004	765,004	765,004
Benefits
Health and Welfare Benefits(6)	—	—	—	—	59,717	—	—	—
Post-Termination Life Insurance	—	—	—	—	1,695	—	—	—
Executive Retirement Plan(7)	—	2,550,013	2,550,013	—	—	2,550,013	2,550,013	2,550,013
Other Benefits(8)	—	—	—	—	—	—	—	—
Total Benefits	—	2,550,013	2,550,013	—	61,412	2,550,013	2,550,013	2,550,013
280G or Other Tax Adjustment	—	—	—	—	—	—	—	—
Long Term Incentives
Value of Accelerated Stock Options(9)	—	3,148,132	3,148,132	—	4,036,396	4,036,396	4,036,396	3,148,132
Value of Accelerated Restricted Stock Units(10)	—	12,063,997	12,063,997	—	13,300,900	20,326,552	20,326,552	12,063,997
Total Value of Accelerated Equity Grants	—	15,212,129	15,212,129	—	17,337,296	24,362,948	24,362,948	15,212,129
Total Value: All Benefits	—	18,527,146	18,527,146	—	23,763,696	27,677,965	27,677,965	18,527,146

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Jeffrey B. Mirviss

Payments Due Upon Termination:	Termination for Cause ($)(1)	Voluntary Termination ($)(2)	Involuntary Termination Without Cause ($)(3)	Change in Control ($)(4)	Termination Following Change in Control ($)(4)	Disability ($)	Death ($)	Retirement ($)
Cash Severance
Base Salary	—	—	—	—	2,055,004	—	—	—
Bonus	—	—	—	—	2,203,266	—	—	—
Pro rata Target Bonus(5)	—	513,751	513,751	—	513,751	513,751	513,751	513,751
Total Cash Severance	—	513,751	513,751	—	4,772,021	513,751	513,751	513,751
Benefits
Health and Welfare Benefits(6)	—	—	—	—	59,648	—	—	—
Post-Termination Life Insurance	—	—	—	—	1,371	—	—	—
Executive Retirement Plan(7)	—	2,055,004	2,055,004	—	—	2,055,004	2,055,004	2,055,004
Other Benefits(8)	—	—	—	—	—	—	—	—
Total Benefits	—	2,055,004	2,055,004	—	61,019	2,055,004	2,055,004	2,055,004
280G or Other Tax Adjustment	—	—	—	—	—	—	—	—
Long Term Incentives
Value of Accelerated Stock Options(9)	—	2,233,147	2,233,147	—	2,775,974	2,775,974	2,775,974	2,233,147
Value of Accelerated Restricted Stock Units(10)	—	8,461,535	8,461,535	—	9,217,361	13,563,063	13,563,063	8,461,535
Total Value of Accelerated Equity Grants	—	10,694,682	10,694,682	—	11,993,335	16,339,037	16,339,037	10,694,682
Total Value: All Benefits	—	13,263,437	13,263,437	—	16,826,375	18,907,792	18,907,792	13,263,437
(1)Employees, including NEOs, are not entitled to any benefits upon termination for cause. All unvested equity awards, as well as all vested but unexercised stock options, are forfeited as of the date of termination for cause.
(2)No benefits were payable upon voluntary termination by our NEOs as of December 31, 2024, unless the NEO was retirement eligible. Messrs. Mahoney, Brennan, Fitzgerald, and Mirviss were retirement eligible as of December 31, 2024.
(3)Amounts in this column represent benefits payable upon involuntary termination by the Company on December 31, 2024 (other than termination for cause or in connection with a change in control). Amounts for Messrs. Mahoney, Brennan, Fitzgerald and Mirviss represent benefits payable pursuant to our 2024 ABP and Executive Retirement Plan, as applicable. Because Messrs. Mahoney, Brennan, Fitzgerald and Mirviss are eligible to receive benefits under the Executive Retirement Plan, they are not eligible for any payments of benefits under the Severance Plan. Amounts for Mr. Butcher represent benefits payable pursuant to our 2024 ABP and the Severance Plan only in the event of certain involuntary terminations under the plans where he is not otherwise offered similar employment within the Company.
(4)All equity awards granted to our executives require both a change in control and subsequent termination (without Cause or by the executive for Good Reason) in order to accelerate vesting; provided, however, that if the surviving or acquiring entity in a change in control transaction does not provide for the substitution or assumption of outstanding equity awards, such outstanding awards will immediately become fully vested. Amounts in the “Change in Control” column assume that the executive is not terminated subsequent to a change in control and that the surviving or acquiring entity in a change in control

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transaction provides for the substitution or assumption of outstanding equity awards. The Change in Control Agreements of Messrs. Fitzgerald and Mirviss are subject to severance payouts of three times their respective base salary and bonus upon a change in control, each of which will expire during the first quarter of 2025, at which time their severance multiplier will change from three to two. The Change in Control Agreements of Messrs. Brennan and Butcher incorporate the Company’s 2022 modification to the severance multiplier from three to two for executives below the CEO level. Mr. Mahoney’s severance multiplier in the event of a change in control is three times his base salary and bonus. Amounts in the “Termination Following Change in Control” column represent benefits payable under our Change in Control Agreements following termination without Cause or resignation by the executive for Good Reason on December 31, 2024 in connection with, and within two years of, a change in control of the Company. For a further description of our Change in Control Agreements, please see Change in Control Agreements on page 86.
(5)Amounts in the “Pro rata Target Bonus” row represent the assumed on-plan bonus under our 2024 ABP, which is equal to the incentive target amount under the plan, for each of our NEOs. For a further description of our 2024 ABP, please see Short-Term Incentives and Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2024 Annual Bonus Plan on pages 57 and 76, respectively.
(6)In determining the value of health and welfare benefits, we used the assumptions used for financial reporting purposes under GAAP.
(7)Amounts in the “Executive Retirement Plan” row represent amounts earned under our Executive Retirement Plan, provided the NEO is eligible for benefits under the plan. In order to be eligible for benefits under the plan, the sum of an executive officer’s age and years of service must equal 65, provided that the executive is at least 55 years old and has completed at least five years of service with us. Messrs. Mahoney, Brennan, Fitzgerald and Mirviss were eligible for benefits under the plan on December 31, 2024.
(8)Amounts in the “Other Benefits” row represent payment of outplacement services under the Severance Plan.
(9)Amounts in the “Value of Accelerated Stock Options” row represent the number of shares underlying in-the-money unvested stock options held by each NEO, multiplied by the difference between that option’s exercise price and $89.32 (the closing price of our common stock on the last trading day of 2024).
(10)Amounts in the “Value of Accelerated Restricted Stock Units” row represent the value of the number of each NEO’s performance and service-based RSUs, the vesting of which would have accelerated as of December 31, 2024, calculated by multiplying the number of accelerated RSUs by $89.32 (the closing price of our common stock on the last trading day of the 2024).
In February 2022, each of our NEOs was awarded rTSR performance-based RSUs under our 2022 rTSR PSP, the attainment of which was based on the TSR of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Health Care Index over a three-year performance period. Our rTSR performance was ranked 93rd percentile relative to that of the other companies in the S&P 500 Health Care Index over the performance cycle comprising the three-year period that ended December 31, 2024. Accordingly, in February 2025, the Compensation Committee determined that pursuant to the terms of the 2022 rTSR PSP, 200% of the target number of rTSR performance‐based RSUs had been earned based on the performance criteria under the program. As a result, 239,868 shares of common stock were delivered or otherwise made available to our NEOs under the 2022 rTSR PSP.
In February 2023 and 2024, each of our NEOs was awarded rTSR performance-based RSUs under our 2023 and 2024 rTSR PSPs, respectively, the attainment of which will be based on the TSR of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Health Care Index over a three-year performance and service period (Performance Period). For a further description of our 2024 rTSR performance-based RSUs under our 2023 and 2024 rTSR PSPs, please see Long-Term Incentives and Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2024 rTSR on pages 62 and 77, respectively.
In February 2024, each of our NEOs was also awarded ONSG performance-based RSUs under our 2024 ONSG PSP, the attainment of which will be based on the performance of our ONSG against our financial plan over a three-year Performance Period. For a further description of our 2024 ONSG performance-based RSUs under our 2024 ONSG PSPs, please see Long-Term Incentives and Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2024 ONSG on pages 62 and 78, respectively.

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If a NEO’s employment was terminated without Cause or if the NEO resigned for Good Reason following a change in control on December 31, 2024, (a) the awards under our 2023 rTSR PSP would accelerate, subject to proration as described in the foregoing paragraph, at 200% of target because the Company’s rTSR performance during the period beginning January 1, 2023 to December 31, 2024 ranked 95th compared to its 62 peers for that period, and (b) the awards under our 2024 rTSR PSP would be forfeited because the change in control did not occur after December 31 in the year of grant. Because we have not yet reached the end of the Performance Period for the awards under the 2023 and 2024 rTSR PSPs, we are unable to ascertain with certainty the value of the TSR performance-based RSUs that the NEOs would be entitled to in the event of retirement, death or disability on December 31, 2024. In such events, assuming that the Company’s performance at the end of the Performance Period is the same as for the one- and two-year periods ended December 31, 2024, (a) the awards under our 2023 rTSR PSP would accelerate, subject to proration as described in the foregoing paragraph, at 200% of target, and (b) the awards under our 2024 rTSR PSP would accelerate, subject to proration as described in the foregoing paragraph, at 200% of target because the Company’s rTSR performance during the period beginning January 1, 2024 and ended December 31, 2024 ranked 98th percentile relative to that of the other companies in the S&P 500 Health Care Index for that period.
For a discussion of the actual performance under our 2022, 2023 and 2024 rTSR PSPs, please see the footnotes to the Outstanding Equity Awards At Fiscal Year End Table beginning on page 82.
If a NEO’s employment was terminated without Cause or if the NEO resigned for Good Reason following a change in control on December 31, 2024, (a) the awards under our 2023 ONSG PSP would accelerate, subject to proration as described in the foregoing paragraph, at 200% of target based on the Company’s ONSG performance during the period beginning January 1, 2023 to December 31, 2024 and (b) the awards under our 2024 ONSG PSP would be forfeited because the change in control did not occur after December 31 in the year of grant. Because we have not yet reached the end of the Performance Period for the awards under the 2023 and 2024 ONSG PSPs, we are unable to ascertain with certainty the value of the ONSG performance-based RSUs that the NEOs would be entitled to in the event of retirement, death or disability on December 31, 2024. In such event, assuming that the Company’s performance at the end of the Performance Period is the same as for the one- and two year periods ended December 31, 2024, the awards under each of our 2023 ONSG PSP and 2024 ONSG PSP would accelerate, subject to proration as described in the foregoing paragraph, at 200% of target based on the Company’s ONSG performance during the one- and two year periods beginning January 1, 2023 and January 1, 2024 and ended December 31, 2024, respectively.
In February 2022, each of our NEOs was awarded FCF performance-based RSUs under our 2022 FCF PSP. Our Adjusted FCF performance in 2022 was 93.9% relative to our 2022 internal financial plan; accordingly, in February 2023, the Compensation Committee determined that pursuant to the terms of the 2022 FCF PSP, 87.8% of the target number of FCF performance-based RSUs had been earned under the program. All of such units were subject to the satisfaction of the service criteria over a three-year period (inclusive of the performance period) which ended on December 31, 2024. Under the 2022 FCF PSPs, if a participant’s employment terminates due to retirement after the performance period but prior to the end of the three-year service period, shares of our common stock will be issued in respect of the FCF performance-based RSUs as to which the performance criteria under the program have been satisfied on a prorated basis based on the number of months worked during the three-year service period, rounded to the nearest whole month, and if a participant’s employment terminates due to death or disability before the end of the three-year service period, shares of our common stock will be issued in respect of the FCF performance-based RSUs as to which the performance criteria under the program have been satisfied, as if the participant had been employed through the end of the three-year service period. Additionally, pursuant to the terms of our Change in Control Agreements, the vesting of FCF performance-based RSUs awarded to our executives will be accelerated on a pro rata basis based on the number of months worked during the three-year service period, rounded to the nearest whole month in the event of both a change in control and a subsequent termination without Cause or resignation for Good Reason. These awards were settled in February 2025.

96	2025 Proxy Statement

Executive Compensation
CEO Pay Ratio
We strive to pay our employees competitively compared to similar positions in the applicable labor market. We follow that approach worldwide, whether for an executive position or an hourly job at a local facility. We take into account location, job level and pay grade, time with us and time in current role, experience and skill set, and adjust compensation annually to match the applicable market. By doing so, we believe we maintain a high-quality, stable workforce. We determined the compensation we paid to the median employee in accordance with this philosophy.
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Michael F. Mahoney, our CEO. The following paragraphs describe our methodology and the resulting CEO Pay Ratio.
For 2024, our last completed fiscal year:
•the annual total compensation of the employee identified at median of our Company (other than our CEO), was $58,074; and
•the annual total compensation of our CEO was $21,420,801.
Based on this information, for 2024 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than our CEO) was estimated to be approximately 369 to 1.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
To identify the median of the annual total compensation of all our employees and the annual total compensation of the median employee, the methodology and the material assumptions, adjustments and estimates that we used were as follows:
•The median employee who was used for purposes of calculating the CEO Pay Ratio for 2024 is the same employee whom we identified for the CEO Pay Ratio disclosure for 2023. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would materially affect our pay ratio disclosure. With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $58,074. We calculated the median employee’s actual salary for the 12-month period ended December 31, 2024. In addition, the median employee’s total compensation for 2024 includes a bonus that was paid in early 2025, Company matching contributions to the employee’s 401(k) plan, and premiums and the imputed income for Company-paid term life insurance; and
•With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2024 in the Summary Compensation Table on page 72 of this Proxy Statement.

2025 Proxy Statement	97

Equity Compensation Plans
The following table summarizes information as of December 31, 2024 relating to our equity compensation plans pursuant to which grants of stock options, restricted stock awards or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	28,663,788	$40.80	(2)	52,384,437	(3)
Equity compensation plans not approved by security holders(4)	—	—		—
Total	28,663,788	$40.80		52,384,437
(1)Amounts in columns (a) and (b) include outstanding options under our 2011 LTIP. The amount in column (a) also includes 9,480,318 shares awarded under our 2011 LTIP in the form of service‐based RSUs, Company performance‐based RSUs and restricted stock. Of such amount, approximately 2,024,313 shares are issuable upon settlement of outstanding Company performance‐based RSUs. Shares underlying the 2022, 2023 and 2024 rTSR performance‐based RSUs are earned over a three‐year performance and service period. The 2022 rTSR performance‐based RSUs have been included based on actual performance. The 2023 rTSR and 2024 rTSR performance‐based RSUs have been included assuming maximum achievement of the Company performance criteria and achievement of the individual service criteria of the program (200% of the target units awarded). We have included the number of shares underlying the maximum number of units in column (a) for both the 2023 rTSR and 2024 rTSR because the Company’s rTSR performance during the two‐year period from January 1, 2023 through December 31, 2024 under the 2023 rTSR PSP and the one-year period from January 1, 2024 through December 31, 2024 under the 2024 rTSR PSP were between target and maximum level of performance under the program. Shares underlying the 2022 FCF performance‐based RSUs have been included at 87.8% of target, the actual number of units for which the performance criteria under the programs have been satisfied. Such units remained subject to the individual service criteria under the program, which were met on December 31, 2024 for the 2022 FCF performance-based RSUs. The 2023 ONSG and 2024 ONSG performance-based RSUs have been included assuming maximum achievement of the plan criteria and achievement of the individual service criteria of the program (200% of the target units awarded). We have included the number of shares underlying the maximum number of units in column (a) for both the 2023 ONSG and 2024 ONSG performance-based RSUs because the Company’s ONSG performance during the two-year period from January 1, 2023 through December 31, 2024 under the 2023 ONSG PSP and one-year period from January 1, 2024 through December 31, 2024 under the 2024 ONSG PSP were between target and maximum level of performance under the program.
(2)This number excludes 9,480,318 shares in the form of service‐based RSUs, Company performance‐based RSUs and restricted stock granted pursuant to our equity plans included in column (a). These awards allow for the distribution of shares to the grant recipient upon vesting and do not have an associated exercise price. Accordingly, these awards are not reflected in the weighted‐average exercise price.
(3)This number includes, as of December 31, 2024, the 46,413,352 shares available for issuance under our 2011 LTIP and 5,971,085 shares available for purchase by our employees under our Employee Stock Purchase Plan, which are not available for grant in any other form.
(4)We have acquired a number of companies over the past several years. From time to time, we have assumed the acquired company’s incentive plan(s), including the outstanding stock options and warrants, if any, granted under those plan(s). No further stock options are outstanding under assumed plans and no additional stock options may be granted under the assumed plans beyond those assumed in connection with the acquisitions. Assumed stock options that terminate prior to expiration are not available for re-grant.

98	2025 Proxy Statement

Pay Versus Performance
This section should be read in conjunction with the Compensation Discussion & Analysis section of this Proxy Statement, which includes additional discussion of the objectives of our executive compensation program and how they are aligned with the Company's financial and operational performance.
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) (CAP) and certain financial performance measures of the Company. For further information concerning our pay-for-performance philosophy and how we align executive compensation with the Company’s performance, refer to the Compensation Discussion & Analysis section beginning on page 45 of this Proxy Statement
Pay Versus Performance Table

Year(1)	Summary Compensation Table Total for CEO/PEO ($)	Compensation Actually Paid to CEO/PEO ($)(2)	Average Summary Compensation Table for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ millions)	Adjusted Net Sales ($ millions)(5)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)
2024	21,420,801	65,818,468	5,515,833	15,177,435	197.52	148.31	1,846	16,741
2023	18,723,735	38,596,387	4,865,206	9,121,400	127.84	143.18	1,592	14,257
2022	16,941,961	21,632,710	4,884,001	5,984,751	102.32	140.29	698	13,206
2021	16,064,039	20,440,299	3,905,481	4,972,710	93.94	143.09	1,041	11,646
2020	13,773,795	(5,088,265)	3,705,762	(443,641)	79.50	113.45	(82)	9,955
(1)The CEO/PEO and NEO/Non-PEO Named Executive Officers included in the above compensation columns reflect the following:

Year	CEO/PEO	Non-PEO NEOs
2024	Michael F. Mahoney	Daniel J. Brennan, Joseph M. Fitzgerald, Jeffrey B. Mirviss and Arthur C. Butcher
2023	Michael F. Mahoney	Daniel J. Brennan, Joseph M. Fitzgerald, Jeffrey B. Mirviss and Arthur C. Butcher
2022	Michael F. Mahoney	Daniel J. Brennan, Joseph M. Fitzgerald, Jeffrey B. Mirviss and Arthur C. Butcher
2021	Michael F. Mahoney	Daniel J. Brennan, Joseph M. Fitzgerald, Jeffrey B. Mirviss and David A. Pierce
2020	Michael F. Mahoney	Daniel J. Brennan, Joseph M. Fitzgerald, Jeffrey B. Mirviss and Edward F. Mackey

2025 Proxy Statement	99

Pay Versus Performance
(2)"Compensation Actually Paid" to the CEO/PEO reflect the following adjustments from the amount reported in the “Total” compensation column of the Summary Compensation Table on page 72 of this Proxy Statement.

Adjustments to Determine Compensation “Actually Paid” for CEO/PEO	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Total Reported in Summary Compensation Table	21,420,801	18,723,735	16,941,961	16,064,039	13,773,795
Less Change in Actuarial Present Value reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	291,666	291,667	376,667	360,000	399,686
Plus “Service Cost” for Pension Plans	—	—	—	—	375,972
Less Amounts Reported under the “Stock Awards” Column of the SCT	12,229,998	10,472,753	9,924,100	9,126,292	8,395,367
Less Amounts Reported under the “Option Awards” Column of the SCT	3,562,493	3,124,984	2,874,985	2,749,999	2,749,991
Plus the Fair Value of Awards Granted during covered year that Remain Unvested as of Year-end	30,707,960	22,483,365	13,748,034	14,273,008	7,458,564
Plus the Change in Fair Value from prior Year-end to current Year-end of Awards Granted prior to covered year that were Outstanding and Unvested as of Year-end	26,602,863	11,223,191	4,283,677	2,596,137	(13,208,804)
Plus the Change in Fair Value from prior Year-end to Vesting Date of Awards Granted prior to covered year that Vested during covered year	3,171,001	55,500	315,254	903,733	(1,942,748)
Less the Fair Value as of prior Year-End of Awards Granted prior to covered year that were Forfeited during covered year	—	—	480,464	1,160,327	—
Total Adjustments	44,397,667	19,872,652	4,690,749	4,376,260	(18,862,060)
Compensation Actually Paid	65,818,468	38,596,387	21,632,710	20,440,299	(5,088,265)

*Compensation Actually Paid” does not correlate to the total amount of cash or equity compensation realized during each fiscal year and is different from “realizable” or “realized” compensation as reported in the Compensation Discussion & Analysis section of this Proxy Statement. Instead, it is a nuanced calculation that includes the increase or decrease in value of certain elements of compensation over each fiscal year, including compensation granted in a prior year, in accordance with Item 402(v) of Regulation S-K. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns of the Pay Versus Performance Table.

100	2025 Proxy Statement

Pay Versus Performance
(3)The average "Compensation Actually Paid" to the Non-PEO NEOs reflect the following adjustments from the amount reported in the “Total” compensation column of the Summary Compensation Table on page 72.

Adjustments to Determine Average Compensation “Actually Paid” for Non-PEO NEOs	2024 Average ($)	2023 Average ($)	2022 Average ($)	2021 Average ($)	2020 Average ($)
Total Reported in Summary Compensation Table	5,515,833	4,865,206	4,884,001	3,905,481	3,705,762
Less Change in Actuarial Present Value reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	145,042	121,759	122,326	59,942	121,136
Plus “Service Cost” for Pension Plans	16,633	15,308	16,435	—	67,192
Less Amounts Reported under the “Stock Awards” Column of the SCT	2,660,420	2,324,937	2,180,154	1,918,553	1,852,695
Less Amounts Reported under the “Option Awards” Column of the SCT	774,991	693,748	693,740	578,120	774,993
Plus the Fair Value of Awards Granted during covered year that Remain Unvested as of Year-end	6,680,034	4,991,284	3,103,987	3,000,519	1,937,832
Plus the Change in Fair Value from prior Year-end to current Year-end of Awards Granted prior to covered year that were Outstanding and Unvested as of Year-end	5,867,592	2,367,857	1,004,348	636,900	(2,652,595)
Plus the Change in Fair Value from prior Year-end to Vesting Date of Awards Granted prior to covered year that Vested during covered year	677,794	22,189	65,014	208,010	(753,008)
Less the Fair Value as of prior Year-End of Awards Granted prior to covered year that were Forfeited during covered year	—	—	92,814	221,585	—
Total Adjustments	9,661,602	4,256,194	1,100,750	1,067,229	(4,149,403)
Compensation Actually Paid	15,177,435	9,121,400	5,984,751	4,972,710	(443,641)
“Compensation Actually Paid” does not correlate to the total amount of cash or equity compensation realized during each fiscal year and is different from “realizable” or “realized” compensation as reported in the Compensation Discussion & Analysis section of this Proxy Statement. Instead, it is a nuanced calculation that includes the increase or decrease in value of certain elements of compensation over each fiscal year, including compensation granted in a prior year, in accordance with Item 402(v) of Regulation S-K. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns of the Pay Versus Performance Table.
(4)We selected the Standard & Poor (S&P) 500 Health Care Index (referred to herein as the “Health Care Index”) as our peer group for purposes of this disclosure, which was comprised of 61-64 companies for the years 2020 through 2024 included in the S&P 500 that are classified as members of the GICS® Health Care sector primarily engaged in Health Care Equipment and Services, Pharmaceuticals, Biotechnology and Life Sciences, including the Company and other mid-cap and large-cap healthcare companies. The Health Care Index is the same performance peer group selected by the Compensation Committee for determining the achievement of targets of TSR performance-based RSUs granted to our NEOs, including our CEO, between 2020 and 2024. See Long Term Incentives on page 62 for additional information.
(5)Adjusted Net Sales represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to our NEOs, including our CEO, for the most recently completed fiscal year to the Company’s performance. Adjusted Net Sales is a non-GAAP financial measure. For a reconciliation of Adjusted Net Sales to the most directly comparable GAAP financial measure and insight into how Adjusted Net Sales is considered by management, please see Annex A to this Proxy Statement.

2025 Proxy Statement	101

Pay Versus Performance
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in the Compensation Discussion & Analysis section of this Proxy Statement, the Company’s executive compensation program reflects our commitment to pay-for-performance. We selected Adjusted Net Sales as our Company Selected Measure for purposes of evaluating Pay versus Performance because it is a key performance metric within our 2024 ABP and underlying factor in achieving the performance targets for our long-term incentive compensation programs. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay Versus Performance Table above. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic depictions of the relationships between information presented in the Pay Versus Performance Table.
CAP and TSR
The graph below shows the relationship between (i) the four-year total return to stockholders on our common stock and the return on the Health Care Index, in each case assuming $100 was invested in our common stock and in the Health Care Index on December 31, 2020 and that any dividends were reinvested, and (ii) the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of 2020 through 2024.
Relationship Between Compensation Actually Paid and Company/Peer Group Total Shareholder Return

102	2025 Proxy Statement

Pay Versus Performance
CAP and Net Income
The graph below shows the relationship between our net income and the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of 2020 through 2024.
Relationship Between Compensation Actually Paid and Net Income
CAP and Adjusted Net Sales
The graph below shows the relationship between our Adjusted Net Sales and the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of 2020 through 2024.
Relationship Between Compensation Actually Paid and Adjusted Net Sales

2025 Proxy Statement	103

Pay Versus Performance
Pay Versus Performance Tabular List of Most Important Financial Performance Measures for All NEOs for Fiscal Year 2024
As described in greater detail in the Compensation Discussion & Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for performance philosophy. We utilize metrics for our short- and long-term incentive compensation programs based on an objective of driving profitable growth and increasing shareholder value. Listed below are the financial and non-financial performance measures which in our assessment represent the most important performance measures we used to link CAP to our NEOs, including our CEO, for 2024, to Company performance.

Adjusted Net Sales*
Adjusted EPS*
Adjusted Operating Income Margin*
Organic Net Sales Growth*
Relative Total Shareholder Return
*    Adjusted Net Sales, Adjusted EPS, Adjusted Operating Income Margin and Organic Net Sales Growth are not prepared in accordance with GAAP. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and insight into how these non-GAAP financial measures are considered by management, please see Annex A to this Proxy Statement.

104	2025 Proxy Statement

Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.
Vote Required: Majority of votes cast

Summary
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the NEOs (the “say-on-pay” advisory vote) as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. At our 2023 Annual Meeting of Stockholders, a majority of our stockholders voted, on a non-binding, advisory basis, to hold the “say-on-pay” advisory vote every year, and our Board subsequently determined that the Company will do so until the next required vote on the frequency of such “say-on-pay” advisory vote occurs at the 2029 annual meeting of stockholders. We expect the next “say-on-pay” advisory vote to be held at our 2026 Annual Meeting of Stockholders.
As described in the Compensation Discussion & Analysis section of this Proxy Statement, our executive compensation philosophy is to provide appropriate, competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by the achievement of Company performance targets and individual performance objectives (in other words, “pay for performance”) in support of our business strategy and creation of long-term stockholder value.
Executive Compensation Program Best Practices
Our Compensation Committee believes a strong foundation for our compensation program is necessary to execute our executive compensation philosophy effectively. The following key aspects of executive compensation best practices serve as the foundation for our compensation program:

What We Do

  Use mix of short- and long-term incentive compensation, and emphasize long-term.
   Use mix of fixed and variable compensation, and emphasize variable, at-risk performance-based compensation.
   Employ a “double-trigger” (both a change in control and termination without cause or resignation for good reason) for cash payments and accelerated vesting of equity awards where the surviving or acquiring entity substitutes or assumes outstanding equity awards.
   Maintain stock ownership guidelines for executives and directors.

   Have policies for the recovery (“clawback”) of all or a portion of certain incentive compensation awards under certain circumstances.
   Analyze internal pay equity in formulating compensation decisions.
   Compare practices, levels, and mix of compensation against peer group companies.
   Engage an independent compensation consultant reporting directly to the Compensation Committee.
   Assess risk of incentive compensation policies and programs.

2025 Proxy Statement	105

Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers

What We Don’t Do

Do not provide income tax gross-ups (except on relocation benefits). Do not provide any excise tax gross-ups on severance or other payments in the event of a change in control.	Do not permit pledging or hedging of the economic value of our common stock by our executives or directors. Do not permit repricing of underwater stock options without stockholder approval.

Pay for Performance
We believe our emphasis on at-risk, performance-based incentive compensation — consisting of our ABP awards and long-term equity awards — aligns our executives with our business strategy and the short- and long-term interests of our stockholders, providing “pay for performance” and putting a significant portion of our executives’ pay “at risk.”
A Significant Portion of Our NEOs’ 2024 Target TDC is At-Risk, Performance-Based Compensation
Our Compensation Committee ties a significant portion of the primary elements of our executives’ target TDC to at-risk, performance-based incentive opportunities. For 2024, approximately 92.2% of the target value of the primary elements of TDC for our CEO and approximately 83.1% of the target value of the primary elements of TDC for our other NEOs, as a group, consisted of at-risk, performance-based incentive compensation. For additional details and a breakdown of at-risk, performance-based incentive compensation, please see pages 51 and 56 of the Compensation Discussion & Analysis section of this Proxy Statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion.”
While the vote is advisory in nature, which means that it is non-binding on us, our Board, and its Compensation Committee, values the opinions of our stockholders and will take into consideration the outcome of the vote when considering future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation and intend to hold the next advisory vote to approve the compensation of the NEOs at our 2026 Annual Meeting of Stockholders.

106	2025 Proxy Statement

Audit Committee Report
The Audit Committee oversees our Company’s financial reporting process on behalf of the Board and has other responsibilities as set forth in the Audit Committee charter, which is available on our website at https://investors.bostonscientific.com/environmental-social-governance/governance-overview.
Management has the primary responsibility for our Company’s financial statements and reporting process, including the systems of internal controls. Ernst & Young LLP (Ernst & Young), our independent registered public accounting firm for fiscal year 2024, is responsible for expressing an opinion on the conformity of our Company’s audited financial statements with generally accepted accounting principles and on our Company’s internal control over financial reporting.
In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and Ernst & Young the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including a discussion about the quality, not just the acceptability, of our Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and Ernst & Young’s evaluation of the Company’s internal control over financial reporting.
The Audit Committee also discussed with Ernst & Young the matters that are required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees. Ernst & Young has also provided the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young that firm’s independence. The Audit Committee has concluded that Ernst & Young’s provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young’s independence.
The Audit Committee further discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee meets at least quarterly with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024, which has been filed with the SEC. The Audit Committee has also approved the selection of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2025.
This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company with the SEC, except to the extent that the Company specifically incorporates this Report by reference into another Company filing.
THE AUDIT COMMITTEE
David S. Wichmann, Chair
Charles J. Dockendorff
David C. Habiger
Susan E. Morano
John E. Sununu

2025 Proxy Statement	107

Proposal 3: Ratification of Appointment of our Independent Registered Public Accounting Firm

Our Board unanimously recommends that you vote “FOR” the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the 2025 Fiscal Year.
Vote Required: Majority of votes cast

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year. The Audit Committee is directly responsible for approving the appointment, retention and compensation, and for the oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Ernst & Young LLP has been retained as the Company’s external auditor continuously since 1992.
The Audit Committee is responsible for audit fee negotiations associated with the Company’s retention of Ernst & Young LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. In conjunction with the mandated rotation of the Audit Firm’s lead engagement partner, the Audit Committee and its chair are directly involved in the selection of Ernst & Young LLP’s new lead engagement partner.
In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and our internal auditors, and will take into account the vote of our stockholders with respect to the ratification of the selection of our independent registered public accounting firm. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors.
Representatives of Ernst & Young LLP are expected to virtually attend the Annual Meeting and respond to questions and, if they desire, make a statement.
Principal Accountant Fees
The following table presents the aggregate fees billed for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2023 and December 31, 2024.

Type of Fees	2023	2024
Audit Fees(1)	$14,901,000	$16,524,000
Audit-Related Fees(2)	252,000	817,000
Tax Fees(3)	60,000	165,000
All Other Fees(4)	—	—
Total	$15,213,000	$17,506,000
(1)Audit fees are fees for professional services rendered in connection with the audit of our consolidated financial statements (including an assessment of our internal control over financial reporting) included in Item 8 of our Annual Reports on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory filings and registration statements.

108	2025 Proxy Statement

Proposal 3: Ratification of Appointment of our Independent Registered Public Accounting Firm
(2)Audit-related fees are fees for services related to employee benefit plan audits, accounting consultation, carve out audits, and compliance with regulatory requirements.
(3)Tax fees are for services related to tax compliance, tax planning and tax advice. These services included international corporate tax return compliance, annual domestic tax return compliance for employee benefit plans, foreign country tax planning with respect to global stock option and employee stock purchase programs and stock programs, assistance filing advanced pricing agreements with tax authorities, assistance related to foreign tax authority transfer pricing inquiries and domestic and international tax technical advice.
(4)Ernst & Young LLP did not provide any “other services” during the period.
Audit Committee’s Pre-Approval Policy
It is the Audit Committee’s policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent registered public accounting firm. In situations where it is not possible to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chair of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chair are required to be reviewed with the Audit Committee at its next scheduled meeting. The Audit Committee approved all of Ernst & Young LLP’s services for 2023 and 2024 and, in doing so, considered whether the provision of such services is compatible with maintaining independence.

2025 Proxy Statement	109

Proposal 4: Stockholder Proposal Titled “Support Simple Majority Vote”

Our Board makes no recommendation on the Stockholder Proposal titled “Support Simple Majority Vote.” Vote Required: Majority of votes cast

The following stockholder proposal has been submitted to the Company for action at the Annual Meeting by John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, beneficial owner of at least 100 shares of the Company’s common stock. In accordance with proxy regulations, the following is the complete text of the proposal, which is reproduced as submitted to the Company. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent.

Proposal 4 - Support Simple Majority Vote
.

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice.
This proposal topic, as a shareholder proposal, received 98%-support at the 2023 annual meetings of American Airlines and The Carlyle Group. This proposal topic also received 98% support each at Domino’s Pizza, FMC Corporation, ConocoPhillips, Masco Corporation and Power Integrations in 2024.
The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why Boston Scientific has not initiated this proposal topic on its own. It also raises the question that Boston Scientific may be overlooking other areas of corporate governess improvement that could easily be adopted at virtually no cost.
Please vote yes:
Support Simple Majority Vote - Proposal 4

110	2025 Proxy Statement

Proposal 4: Stockholder Proposal Titled “Support Simple Majority Vote”
Board Response and Recommendation
Our Board makes no recommendation on this proposal.
Although we disagree with some of the opinions in the proposal’s supporting statement, the Board is not recommending a vote for or against the proposal. Rather, the Board is interested in the viewpoints of the Company’s stockholders and will evaluate the voting results on the proposal, together with additional stockholder input received in the course of regular stockholder engagements, in determining what actions it will take. This proposal is advisory in nature only and approval of this proposal would not, by itself, implement a majority vote standard as described in the proposal.

2025 Proxy Statement	111

Stockholder Proposals and Company Information
Stockholder Proposals and Director Nominations
In accordance with Rule 14a-8 under the Exchange Act and the current advance notice provisions of our By-Laws, stockholder proposals and director nominations for the 2026 Annual Meeting of Stockholders must be received by our Corporate Secretary at our principal executive office no earlier than January 1, 2026 and no later than January 31, 2026, and under the proxy access provisions of our By-Laws, director nominations submitted for inclusion in our 2026 Annual Proxy Statement must be received no earlier than October 20, 2025 and no later than November 19, 2025. Director nominations by our stockholders must also satisfy the other procedures and requirements set forth in the advance notice and proxy access provisions of our By-Laws, as appropriate. Any proposals or nominees received after these dates, as applicable, will be considered untimely under Rule 14a-8 under the Exchange Act and the advance notice provisions of our By-Laws.
In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with any additional requirements of Rule 14a-19(b) under the Exchange Act.
Should you wish to submit a proposal or director nomination, have it addressed to our Corporate Secretary at Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752. In order to be considered for inclusion in next year’s Proxy Statement, proposals must also satisfy the other procedures set forth in Rule 14a-8 under the Exchange Act. Proposals that are submitted outside of Rule 14a-8, as well as director nominees, for presentation at our 2026 Annual Meeting of Stockholders, but that will not be included in next year’s Proxy Statement, must also satisfy the procedures set forth in the advance notice provision of our By-Laws.
Annual Report to Stockholders and Form 10-K
Our 2024 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2024, accompanies this Proxy Statement. The Annual Report is also available on our website at https://investors.bostonscientific.com/financials-and-filings/annual-results-and-proxy-statements and was filed with the SEC simultaneous with the filing of this Proxy Statement. Copies of our 2024 Annual Report on Form 10-K, which is on file with the SEC, are available to any stockholder free of charge who submits a request in writing to Investor Relations, Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752, or by calling (508) 683-5670. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.
Householding of Proxy Materials
Applicable rules permit us and brokerage firms to send one Notice or Proxy Statement and Annual Report to multiple stockholders who share the same address unless we have received instructions to the contrary from one or more of the stockholders. This practice is known as householding. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a householding consent you previously provided to a broker, you must contact that broker to revoke your consent. If you (i) are eligible for householding and you currently receive multiple copies of either our Notice or Proxy Statement and our Annual Report but you wish to receive only one copy of each of these documents for your household or (ii) you currently receive only one set of these documents due to householding and wish to revoke your consent for future mailings, please contact Broadridge Financial Solutions, Inc. by mail at Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717 or by telephone at (800) 542-1061.
If you are currently subject to householding and wish to receive a separate Proxy Statement or Annual Report, you may find these materials on our website at https://investors.bostonscientific.com/financials-and-filings/annual-results-and-proxy-statements. You may also request printed copies of our Notice, Proxy Statement and Annual Report free of charge by contacting Investor Relations, Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752, or by calling (508) 683-5670. We will deliver promptly, upon written or oral request, a separate copy of the Notice, Proxy Statement or Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered.

112	2025 Proxy Statement

Other Information
Other Matters That May Come Before the Annual Meeting
We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business is properly presented for consideration before the Annual Meeting, the persons named as proxies on the enclosed proxy card, or proxy voting instruction form, will vote as they deem in the best interests of the Company.
Solicitation of Proxies at the Annual Meeting
We will pay the costs of this solicitation. Our directors, officers or other employees may solicit proxies on behalf of the Board primarily by mail and via the Internet, but additional solicitations may be made in person, by electronic delivery, telephone, facsimile or other medium. No additional compensation will be paid to our directors, officers or other employees in connection with this solicitation. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. We will, upon request, reimburse brokerage firms and other third parties for their reasonable expenses incurred for forwarding solicitation material to beneficial holders of our common stock. We have also retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies, as need be, for a fee of $16,000, plus reimbursement of expenses. All solicitation expenses, including costs of preparing, assembling and mailing proxy materials, will be borne by us.
Websites
Information on or connected to our website (or the website of any third party) referenced in this Proxy Statement is in addition to and not a part of or incorporated by reference into this Proxy Statement. Such additional information speaks as of the date thereof and is not intended to be confirmed or updated by reference herein. The Company disclaims any liability or responsibility for or endorsement of the information on or connected to the website of a third party.

2025 Proxy Statement	113

Annex A
Reconciliations of Non-GAAP Financial Measures Used in Incentive Compensation Plans and Programs(1)
The following is a reconciliation of net sales growth prepared in accordance with generally accepted accounting principles in the United States (GAAP) to Organic Net Sales Growth as used in our 2024 Organic Net Sales Growth Performance Share Program (2024 ONSG PSP).

2024
As reported net sales growth vs. 2023	17.6%
Impact of foreign currency fluctuations Impact of recent acquisitions/divestitures	0.9% (2.1) %
Organic Net Sales Growth vs. 2023	16.4%
The following is a reconciliation of net sales prepared in accordance with GAAP to Adjusted Net Sales as used in our 2024, 2023, 2022, 2021 and 2020 Annual Bonus Plans:

(in millions)	2024	2023	2022	2021	2020
As reported net sales	$16,747	$14,240	$12,682	$11,888	$9,913
Non-GAAP adjustments:
Impact of foreign currency fluctuations	127	104	524	(54)	42
Other adjustments not included in performance target	(134)	(88)	—	(188)	—
Adjusted Net Sales	$16,741	$14,257	$13,206	$11,646	$9,955
The following is a reconciliation of Earnings Per Share (EPS) prepared in accordance with GAAP to Adjusted EPS as used in our 2024, 2023, 2022 and 2021 Annual Bonus Plans:

	Year Ended December 31, 2024
(in millions, except per share data)	Income (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss)	Preferred Stock Dividends		Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact Per Share
					Net Income (Loss) Attributable to Noncontrolling Interests
Reported	$2,282	$436	$1,846	$—	$(8)	$1,853	$1.25
Non-GAAP adjustments:
Amortization expense	856	113	743	—	9	734	0.49
Goodwill and other intangible asset impairment charges	386	48	339	—	—	339	0.23
Acquisition/divestiture-related net charges (credits)	403	28	375	—	—	375	0.25
Restructuring and restructuring-related net charges (credits)	229	30	199	—	—	199	0.13
Litigation-related net charges (credits)	—	0	(0)	—	—	(0)	(0.00)
Investment portfolio net losses (gains) and impairments	20	1	19	—	—	19	0.01
European Union (EU) Medical device regulation (MDR) implementation costs	52	7	45	—	—	45	0.03
Deferred tax expenses (benefits)	—	(165)	165	—	—	165	0.11
Discrete tax items	—	4	(4)	—	—	(4)	(0.00)
Adjusted Earnings Per Share	$4,229	$502	$3,726	$—	$1	$3,725	$2.51

2024 Proxy Statement	A-1

Annex A

	Year Ended December 31, 2023
(in millions, except per share data)	Income (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss)	Preferred Stock Dividends		Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact Per Share(2)
					Net Income (Loss) Attributable to Noncontrolling Interests
Reported	$1,985	$393	$1,592	$(23)	$(1)	$1,570	$1.07
Non-GAAP adjustments:
Amortization expense	828	115	713	—	4	709	0.48
Goodwill and other intangible asset impairment charges	58	4	54	—	—	54	0.04
Acquisition/divestiture-related net charges (credits)	373	21	352	—	—	352	0.24
Restructuring and restructuring-related net charges (credits)	185	29	156	—	—	156	0.11
Litigation-related net charges (credits)	(111)	(23)	(88)	—	—	(88)	(0.06)
Investment portfolio net losses (gains) and impairments	21	(3)	24	—	—	24	0.02
EU MDR implementation costs	69	10	59	—	—	59	0.04
Deferred tax expenses (benefits)	—	(155)	155	—	—	155	0.11
Discrete tax items	—	(8)	8	—	—	8	0.01
Adjusted Earnings Per Share	$3,407	$382	$3,025	$(23)	$4	$2,999	$2.05

	Year Ended December 31, 2022
(in millions, except per share data)	Income (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact Per Share(2)
Reported	$1,141	$443	$698	$(55)	$642	$0.45
Non-GAAP adjustments:
Amortization expense	803	109	694	—	694	0.48
Goodwill and other intangible asset impairment charges	132	29	102	—	102	0.07
Acquisition/divestiture-related net charges (credits)	285	(53)	338	—	338	0.24
Restructuring and restructuring-related net charges (credits)	110	14	96	—	96	0.07
Litigation-related net charges (credits)	173	40	133	—	133	0.09
Investment portfolio net losses (gains) and impairments	(30)	(2)	(28)	—	(28)	(0.02)
EU MDR implementation costs	71	10	62	—	62	0.04
Debt extinguishment charges	194	45	149	—	149	0.10
Deferred tax expenses (benefits)	—	(140)	140	—	140	0.10
Discrete tax items	—	(129)	129	—	129	0.09
Adjusted Earnings Per Share	$2,880	$366	$2,514	$(55)	$2,459	$1.71

A-2

Annex A

	Year Ended December 31, 2021
(in millions, except per share data)	Income (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact Per Share(2)
Reported	$1,076	$36	$1,041	$(55)	$985	$0.69
Non-GAAP adjustments:
Amortization expense	741	65	676	—	676	0.47
Intangible asset impairment charges	370	51	318	—	318	0.22
Acquisition/divestiture-related net charges (credits)	(450)	2	(453)	—	(453)	(0.32)
Restructuring and restructuring-related net charges (credits)	191	22	169	—	169	0.12
Litigation-related net charges (credits)	430	98	331	—	331	0.23
Investment portfolio net losses (gains) and impairments	181	43	137	—	137	0.10
EU MDR implementation costs	49	4	45	—	45	0.03
Deferred tax expenses (benefits)	—	(132)	132	—	132	0.09
Discrete tax items	—	5	(5)	—	(5)	(0.00)
Adjusted Earnings Per Share	$2,587	$196	$2,391	$(55)	$2,336	$1.63
(1)Amounts reported in millions in Annex A are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers.
(2)For 2023, 2022 and 2021, the effect of assuming the conversion of our prior 5.50% Mandatory Convertible Preferred Stock, Series A (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of Net income (loss) per common share — diluted. Accordingly, GAAP net income (loss) and adjusted net income were reduced by cumulative preferred stock dividends for purposes of calculating GAAP net income (loss) attributable to the Company’s common stockholders. On June 1, 2023, all outstanding shares of our MCPS automatically converted into shares of common stock.
The following is a reconciliation of operating income margin (OIM) prepared in accordance with GAAP to Adjusted OIM as used in our 2024 ABP:

Adjusted Operating Income Margin	2024
Operating Income Margin, as reported	15.5%
Non-GAAP adjustments	11.5%
Operating Income Margin, adjusted	27.0%
Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures. To describe the relationship between pay and performance, we disclose certain non-GAAP financial measures used as financial metrics under certain of our short- and long-term incentive compensation plans and programs, including Adjusted Net Sales, Adjusted EPS, Adjusted OIM and ONSG. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures.
Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments.

2024 Proxy Statement	A-3

Annex A
Adjusted EPS excludes certain charges (credits) included in EPS on a GAAP basis. Adjusted OIM reflects the Company’s adjusted operating income (GAAP revenue less cost of goods sold less operating expenses, adjusted for certain items consistent with those excluded to determine Adjusted EPS) as a percentage of net sales. Please refer to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K filed with the SEC, or any Quarterly Report on Form 10-Q that we file thereafter, for an explanation of each of these adjustments and the reasons for excluding each item. These amounts are excluded by management in assessing our performance, as well as from our operating segments’ measures of profit and loss used to make operating decisions and assess their performance. Accordingly, management excluded these items in calculating these non-GAAP financial measures under our 2024 ABP to facilitate an evaluation of our performance relative to our internal financial plan in accordance with the 2024 ABP. The GAAP financial measure most directly comparable to Adjusted EPS is EPS on a GAAP basis. The GAAP financial measure most directly comparable to Adjusted OIM is operating income margin on a GAAP basis.
Organic Net Sales as used in our 2024 ONSG PSP is a non-GAAP financial measure that excludes the impact of foreign currency fluctuations and the impact of acquisitions and divestitures for which there are less than a full period of comparable net sales. The GAAP financial measure most directly comparable to Organic Net Sales is net sales on a GAAP basis.
Adjusted Net Sales as used in our 2024 ABP excludes the impact of foreign currency fluctuations and net sales from acquisitions completed after the establishment of the internal financial plan, as applicable, to align with measures that are considered by management to evaluate performance relative to our operating plan. Management excluded the impact of foreign currency fluctuations, which are highly variable and difficult to predict, by converting actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to Adjusted Net Sales is net sales on a GAAP basis.
We believe presenting the non-GAAP financial measures that are used as financial metrics under certain of our short- and long-term incentive compensation plans and programs, in addition to the corresponding GAAP financial measures, provides investors greater transparency to information relevant to the relationship between pay and performance and allows investors to see our results “through the eyes” of management.

A-4

SCAN TO
VIEW MATERIALS & VOTE

EXERCISING YOUR VOTE:

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 30, 2025, for shares held directly and by 11:59 P.M. Eastern Time on April 28, 2025 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BSX2025**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 30, 2025, for shares held directly and by 11:59 P.M. Eastern Time on April 28, 2025 for shares held in a Plan. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted through the mail must be received prior to May 1, 2025.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64343-P23093 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOSTON SCIENTIFIC CORPORATION

The Board of Directors recommends a vote "For" all Director Nominees.

1. Proposal to elect ten Directors.	For	Against	Abstain
1a. Yoshiaki Fujimori	☐	☐	☐
1b. David C. Habiger	☐	☐	☐
1c. Edward J. Ludwig	☐	☐	☐
1d. Michael F. Mahoney	☐	☐	☐
1e. Jessica L. Mega	☐	☐	☐
1f. Susan E. Morano	☐	☐	☐
1g. Cheryl Pegus	☐	☐	☐
1h. John E. Sununu	☐	☐	☐
1i. David S. Wichmann	☐	☐	☐
1j. Ellen M. Zane	☐	☐	☐

The Board of Directors recommends a vote "For" Proposals 2 and 3.	For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year.	☐	☐	☐

The Board of Directors makes no recommendation on Proposal 4.	For	Against	Abstain
4. Stockholder proposal titled "Support Simple Majority Vote."	☐	☐	☐

Sign exactly as your name appears on the Proxy. If the shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers please add your full title(s).

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V64344-P23093

PROXY

BOSTON SCIENTIFIC CORPORATION

Proxy for Annual Meeting of Stockholders on May 1, 2025

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints VANCE R. BROWN, SUSAN THOMPSON, JONATHAN ROBERTSON and MARY WISEMAN, and each of them acting solely, as proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated hereon, all of the shares of common stock of Boston Scientific Corporation (the "Company"), par value $.01 per share, and if applicable, hereby directs the trustees and fiduciaries of the employee benefit plans in which the undersigned participates to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the virtual Annual Meeting of Stockholders of the Company to be held at www.virtualshareholdermeeting.com/BSX2025 on Thursday, May 1, 2025 at 8:00 A.M. (Eastern Time), and any adjournment or postponement of the meeting.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR, "FOR" PROPOSALS 2 AND 3, AND “ABSTAIN” FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Please sign and date on reverse side and return promptly in the enclosed envelope)